SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12
[ ]  Confidential for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))

                             Technology 80 Inc.
             ------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

        ------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement, if other than the
                                 Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3)
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11
     1)  Title of each class of securities to which transaction applies:
         Common Stock, $.01 par value
         ----------------------------
     2)  Aggregate number of securities to which transaction applies:
         1,810,858
         ---------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         $5.75 (estimated maximum consideration to be paid for each share)
         -----------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         $10,412,433.50
         --------------
     5)  Total fee paid:
         $2,082.49
         ---------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
     1)  Amount Previously Paid:  _________________________________________
     2)  Form, Schedule or Registration Statement No.:  ___________________
     3)  Filing Party:  ___________________________________________________
     4)  Date Filed:  _____________________________________________________





PRELIMINARY COPY
----------------

                        TECHNOLOGY 80 INC.
                   658 Mendelssohn Avenue North
                   Minneapolis, Minnesota  55427

             Notice of Special Meeting of Shareholders
                   To Be Held On _________, 1999


To the Shareholders of Technology 80 Inc.:

	NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Technology 80 Inc., a Minnesota corporation ("Tech 80"), will be held on __________, _________, 1999, at 10:00 a.m., local time, at the offices of Tech 80, 658 Mendelssohn Avenue North, Minneapolis, Minnesota for the following purposes:

          (1) To consider and vote upon a proposal to approve an Agreement and Plan of Merger and Reorganization, attached hereto as Appendix A, dated as of January 27, 1999 (the
"Merger Agreement"), among Tech 80, Duane Markus, Jack
Pagel, Tom Gould, ACS Electronics, Ltd. ("ACS") and Tech 80 Acquisition Corp. ("TAC"). Pursuant to the Merger Agreement,
(i) TAC will be merged with and into Tech 80, which will be the surviving corporation in the merger (the "Merger"); (ii) each issued and outstanding share of Common Stock, $.01 par value, of Tech 80 (the "Shares") (other than Shares held by any holder who properly exercises dissenters' rights under Minnesota law) will be converted into the right to receive in cash an amount (the per share "Consideration") determined by a formula that is based on a total purchase price to be paid by ACS with further adjustment as described in the accompanying Proxy Statement; and (iii) each issued and outstanding share of Common Stock, $.01 par value, of TAC will be converted into and exchanged for one newly issued share of Common Stock of Tech 80. The total purchase price to be paid by ACS is a base price as adjusted for the amount of certain assets and liabilities of Tech 80 shown on closing date balance sheet of Tech 80. Based on numerous assumptions, it is estimated that the per share
Consideration will be from $5.25 to $5.75. However, no assurances can be made regarding the actual Consideration that will result from the application of the formula. The actual Consideration may be significantly less than such estimates. A vote to approve the Merger will be a vote to approve the actual Consideration that will result from the application of the formula, whether more or less than such estimates of the per share Consideration.

          As a result of the Merger, ACS will become the sole shareholder of Tech 80. In connection with the Merger, each option outstanding at the effective time of the Merger will be converted into the right to receive in cash, for each share of Common Stock subject thereto, the per share Consideration less the per share exercise price of such option (the "Net Consideration").

          The terms of the Merger are more fully described in the accompanying Proxy Statement. The Merger will be effective on or immediately following the closing date, which Tech 80 currently anticipates to be [March 31], 1999. The per share Consideration for the Shares (other than Shares held by any holder who properly exercises dissenters' rights under Minnesota law) will be available after the total purchase price to be paid by ACS is determined. It is estimated that it will take several weeks after the closing date for the Merger to finally determine the total purchase price.

          (2) To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on February ____, 1999, the record date for the Special Meeting, are entitled to receive notice of, and to vote at, the Special
Meeting and any adjournment or postponement thereof.

     Record and beneficial holders of Shares have the right to dissent from the Merger and obtain payment for the "fair value" of their Shares by following the procedures prescribed in Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act which are summarized under "Rights of Dissenting Shareholders" in the accompanying Proxy Statement. A copy of the provisions is attached as Appendix C. If the holders of more than 15% of the outstanding number of Shares properly notify Tech 80 of their intention to dissent from the Merger, ACS may terminate the Merger Agreement.

     To ensure that your vote will be counted, please complete, sign and date the enclosed proxy (printed on blue paper) and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Special Meeting. Your proxy may be revoked in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Special Meeting.

                            By Order of the Board of Directors,


                            Duane Markus
                            President and Chief Executive Officer

Minneapolis, Minnesota
__________, 1999

     PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY (PRINTED ON BLUE PAPER) PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING. PLEASE DO NOT RETURN ANY STOCK CERTIFICATES AT THIS TIME. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE MERGER.

TABLE OF CONTENTS

                                                                   Page
                                                                   ----
ADDITIONAL INFORMATION	                                              4
SUMMARY	                                                             5
GENERAL INFORMATION	                                                14
Voting Rights and Vote Required	                                    14
Proxies		                                                           15
THE MERGER	                                                         17
General	                                                            17
The Consideration	                                                  17
Tech 80's Estimates of the Consideration	                           23
Background of and Reasons for the Merger	                           27
Recommendation of the Board of Directors	                           28
Opinion of Financial Advisor to Tech 80	                            28
Effects Of The Merger	                                              32
Interests of Certain Persons in the Merger	                         33
Effective Time; Closing Date	                                       34
Exchange of Shares	                                                 34
Conditions	                                                         35
Covenants and Certain Agreements	                                   35
Indemnification by the Principals	                                  36
Termination and Amendment of the Merger Agreement	                  37
Fees and Expenses	                                                  37
Federal Income Tax Consequences	                                    38
RIGHTS OF DISSENTING SHAREHOLDERS	                                  40
MARKET PRICES AND DIVIDENDS	                                        43
SELECTED FINANCIAL DATA	                                            44
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS	                                             44
Results of Operations - 1998 vs. 1997	                              44
Results of Operations - First Quarter 1999 vs. First Quarter 1998   45
Liquidity and Capital Resources	                                    45
Year 2000 Issue	                                                    46
Cautionary Statement	                                               47
BUSINESS OF TECH 80	                                                48
General	                                                            48
Industrial Control Products	                                        48
Customers	                                                          48
Competition	                                                        49
Suppliers	                                                          49
Backlog	                                                            50
Employees	                                                          50
Patents and Licenses	                                               50
Research and Development	                                           50
Marketing, Sales and Distribution	                                  51
Description of Property	                                            51
MANAGEMENT	                                                         52
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT     	53
DESCRIPTION OF ACS	                                                 55
DESCRIPTION OF TAC	                                                 55
LEGAL MATTERS	                                                      55
INDEPENDENT PUBLIC ACCOUNTANTS	                                     55
OTHER BUSINESS	                                                     55
FINANCIAL STATEMENTS	                                               56



APPENDICES:

Appendix A:  Agreement and Plan of Merger and Reorganization
Appendix B:  Opinion of Schmidt Financial, Inc.
Appendix C:  Sections 302A.471 and 302A.473 of Minnesota Business
             Corporation Act, Regarding Rights of Dissenting
             Shareholders



                         TECHNOLOGY 80 INC.

                         PROXY STATEMENT

                               for

                 SPECIAL MEETING OF SHAREHOLDERS
                            to be held
                         _________, 1999


     This Proxy Statement is being furnished to shareholders of Technology 80 Inc., a Minnesota corporation ("Tech 80" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of Tech 80 from holders of outstanding shares of Common Stock, $.01 par value, of Tech 80 (the "Shares"). The proxies are solicited for use at a Special Meeting of Shareholders (the "Special Meeting") of Tech 80 to be held on __________, 1999, and at any adjournment or postponement thereof. The purpose of the Special Meeting is to consider and vote upon an Agreement and Plan of Merger and Reorganization, dated as of January 27, 1999 (the "Merger Agreement") among Duane Markus, Jack Pagel, and Tom Gould (collectively, the "Principals"), Tech 80, Tech 80 Acquisition Corp., a Minnesota corporation ("TAC") and ACS Electronics, Ltd., an Israeli corporation and the sole shareholder of TAC ("ACS"). Pursuant to the Merger Agreement, TAC will be merged with and into Tech 80, which will be the surviving corporation in the merger (the "Merger"), and ACS will become the sole shareholder of Tech 80. This Proxy Statement is first being mailed to holders of Shares on or about __________, 1999.

     Pursuant to the Merger Agreement, upon effectiveness of the Merger, (i) TAC will be merged with and into Tech 80, and Tech 80 will be the surviving corporation in the Merger, (ii) each Share (other than Shares held by any holder who properly exercises dissenters' rights under Minnesota law) will be converted into the right to receive in cash an amount (the per share "Consideration") determined by a formula that is based on a total purchase price to be paid by ACS with further adjustments as described below; and (iii) each issued and outstanding share of Common Stock, $.01 par value, of TAC will be converted into and exchanged for one newly issued share of Common Stock of Tech 80. The total purchase price to be paid by ACS is a base price as adjusted for the amount of certain assets and liabilities of Tech 80 shown on closing date balance sheet of Tech 80. As a result of the Merger, ACS will become the sole shareholder of Tech 80. By virtue of the Merger, each option to purchase Tech 80 Common Stock outstanding at the effective time of the Merger (the "Options") will be converted into the right to receive in cash, for each share of Common Stock subject thereto, the per share Consideration less the per share exercise price of such option (the "Net Consideration").

     The cost of soliciting proxies, including the cost of preparing, assembling and mailing proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock will be borne by Tech 80 (and will be taken into account in determining the total purchase price to be paid by ACS). Directors, officers and regular employees of Tech 80 may, without compensation other than their regular compensation, solicit, personally or by telephone, proxies on behalf of the Board in favor of the Board of Director's recommendation.

     Any shareholder giving a proxy may revoke it at any time prior to its use at the Special Meeting by giving written notice of such revocation to Tech 80's President and Chief Executive Officer (Mr. Duane Markus) or Secretary (Mr. Thomas Gould), or by filing a new written proxy with any of the persons holding these offices. The enclosed proxy, when properly signed and returned to Tech 80, will be voted by the proxy holders at the Special Meeting as directed or if no direction is given, will be voted in favor of the Merger.

     UNDER THE MINNESOTA BUSINESS CORPORATION ACT (THE "MBCA"),
THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE
OUTSTANDING SHARES ENTITLED TO VOTE AT THE SPECIAL MEETING IS
NECESSARY TO APPROVE THE MERGER AGREEMENT (THE "MBCA REQUIRED
APPROVAL").

     The presence at the Special Meeting in person or by proxy of the holders of 30% of the outstanding shares of Tech 80's Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a shareholder abstains from voting as to any matter, then the Shares held by such shareholder shall be deemed present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the Shares covered by such non-vote shall be deemed present at the Special Meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter, a result equivalent to a vote against the Merger. PROXIES WHICH ARE SIGNED BUT WHICH LACK ANY SPECIFICATION WILL BE VOTED FOR THE MERGER AND DEEMED TO CONFER AUTHORITY ON THE PROXIES TO VOTE ON OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING. FAILURE TO ATTEND THE MEETING, IN PERSON OR BY PROXY, THE RETURN OF A BROKER "NON-VOTE" PROXY OR ABSTENTION FROM VOTING ON THE MERGER IS THE EQUIVALENT OF VOTING AGAINST THE MERGER FOR PURPOSES OF THE MBCA REQUIRED APPROVAL.

     IN ADDITION TO THE MBCA REQUIRED APPROVAL, PURSUANT TO THE MERGER AGREEMENT, A CONDITION TO THE CLOSING IS THAT THE MERGER BE APPROVED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES REPRESENTED IN PERSON OR BY PROXY AT THE SPECIAL MEETING WITH AUTHORITY TO VOTE ON THE MATTER AND WHICH ARE BENEFICIALLY OWNED BY SHAREHOLDERS OTHER THAN BY THE PRINCIPALS (THE "NON-PRINCIPAL SHAREHOLDER APPROVAL"). For purposes of the Non-Principal Shareholder Approval, Shares beneficially owned other than by the Principals and covered by a proxy granted to one or more of the Principals shall be deemed voted by the beneficial owner as directed on the form of proxy or, if no direction is given, shall be deemed voted by the beneficial owner in favor of the Merger (and such Shares, solely by reason of such proxy, shall not be deemed Shares beneficially owned by the Principals for purposes of the Non-Principal Shareholder Approval). Further, for purposes of the Non-Principal Shareholder Approval, if a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the Shares covered by such non-vote shall not be taken into account. SEE "GENERAL INFORMATION--Voting Rights and Vote Required."

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER
AGREEMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE MERGER.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE
ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS
DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     No person has been authorized to give any information or make any representations other than those contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by Tech 80, ACS, TAC, or any of their representatives.

     All information contained in this Proxy Statement with respect to Tech 80 has been supplied by Tech 80. All information contained in the Proxy Statement with respect to ACS and TAC has been supplied by ACS and TAC.

     Tech 80 has the following business address and telephone number: 658 Mendelssohn Avenue North, Minneapolis, Minnesota 55413; (612) 542-9545. ACS has the following business address and telephone number: Industrial Park, P.O.B. 5668, Migdal Ha'Emek 10500, Israel 10500l, 011-972-6-6546-440. TAC has the same business address and telephone number as ACS.

                      ADDITIONAL INFORMATION

     Tech 80 is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, Tech 80 files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") relating to its business, financial statements and other matters. Such reports, proxy statements and other information filed by Tech 80 may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and are also available at the regional offices of the SEC located at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, New York, New York 10048. The SEC also maintains an Internet site at "http://www.sec.gov" that contains reports, proxy and information statements, and other information regarding issuers, like Tech 80, that file electronically with the SEC.


                               SUMMARY

The following is a brief summary of certain information relating to the Merger of TAC into Tech 80 contained elsewhere in this Proxy Statement and in the documents incorporated herein by reference. This summary is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement and the Appendices hereto. Capitalized terms not otherwise defined below have the meanings ascribed to them elsewhere in this Proxy Statement. Shareholders are urged to read this Proxy Statement and the Appendices hereto in their entirety.

Parties to the Merger
---------------------

Tech 80 was incorporated under the laws of the State of Minnesota on February 12, 1980. It is engaged in the business of developing, manufacturing, marketing and selling computer-related products. Tech 80 designs, manufactures, and markets industrial control products, with an emphasis on motion control applications. Tech 80's products consist primarily of add-in boards for various types of industry standard micro computers. See "BUSINESS OF TECH 80."

ACS was incorporated under the laws of Israel on June 9, 1985.
ACS develops and produces motion control products. The common stock of ACS is traded on the Nasdaq SmallCap Market under the symbol "ACSEF." See "DESCRIPTION OF ACS."

TAC was incorporated under the laws of the State of Minnesota on January 12, 1999 for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the proposed Merger. See "DESCRIPTION OF TAC."

Time, Place and Date of the Special Meeting of Shareholders;
------------------------------------------------------------
Record Date
-----------

The Special Meeting will be held at 10:00 a.m., local time, on ________, __________, 1999 at the offices of Tech 80, 658
Mendelssohn Avenue North, Minneapolis, Minnesota, 55427. Only holders of record of shares of Tech 80 Common Stock, $.01 par value (the "Shares"), at the close of business on __________, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting. See "GENERAL INFORMATION--Voting Rights and Vote Required."

Purpose of the Meeting
----------------------

The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Merger Agreement attached hereto as Appendix A. As a result of the Merger, ACS will become the sole shareholder of Tech 80, and all outstanding Shares held by the shareholders of Tech 80 will be converted into the right to receive the per share Consideration.

Quorum
------

At the Record Date there were [1,683,483] Shares outstanding and entitled to vote, held by approximately [161] holders of record. Under Tech 80's Bylaws, thirty percent of the Shares entitled to vote, represented in person or by proxy at the Special Meeting, shall constitute a quorum at the Special Meeting.

MBCA Required Approval
----------------------

The Minnesota Business Corporation Act ("MBCA") requires the affirmative vote of the holders of a majority of the Shares outstanding and entitled to vote to approve the Merger Agreement (the "MBCA Required Approval"). See "GENERAL INFORMATION--Voting Rights and Vote Required."

Non-Principal Shareholder Approval
----------------------------------

In addition to the MBCA Required Approval, the Merger Agreement requires that the Merger be approved by the affirmative vote of the holders of a majority of the Shares represented in person or by proxy at the Special Meeting which are beneficially owned by shareholders other than the Principals (the "Non-Principal Shareholder Approval"). See "GENERAL INFORMATION--Voting Rights and Vote Required."

Rights of Dissenting Shareholders
---------------------------------

Holders of Shares who do not vote to approve the Merger Agreement may dissent from the Merger and elect to have the "fair value" of their Shares determined as of the time immediately prior to the effectiveness of the Merger, based on all relevant factors, and paid to them in cash. Such shareholders must deliver to Tech 80 a written notice of intent to demand the fair value of their Shares prior to the taking of the vote on the Merger Agreement and comply with the other requirements of Sections 302A.471 and 302A.473 of the MBCA (copies of which are attached to this Proxy Statement as Appendix C). Any deviation by a shareholder in meeting such requirements may result in forfeiture of the shareholder's dissenters' rights. Dissenting shareholders are entitled to receive only the fair value of their Shares, which may be more than, the same as, or less than the amount of cash they would be entitled to in the Merger. If the holders of more than 15% of the outstanding shares of Tech 80 Common Stock properly notify Tech 80 of their intention to dissent from the Merger, ACS may terminate the Merger Agreement. See "RIGHTS OF DISSENTING SHAREHOLDERS."

The Merger
----------

At the Special Meeting, holders of Shares will be asked to consider and vote upon a proposal to approve the Merger Agreement among Tech 80, Duane Markus, Jack Pagel, Tom Gould, ACS and TAC. A copy of the Merger Agreement is attached hereto as Appendix A. Pursuant to the Merger Agreement, upon effectiveness of the Merger, (i) TAC will be merged with and into Tech 80, and Tech 80 will be the surviving corporation in the Merger, (ii) each Share (other than Shares held by any holder who properly exercises dissenters' rights under Minnesota law) will be converted into the right to receive in cash the per share Consideration. As a result of the Merger, ACS will become the sole shareholder of Tech 80. See "THE MERGER--General."

The Consideration
-----------------

In the Merger, each Share (other than Shares held by any holder who properly exercises dissenters' rights under Minnesota law) will be converted into the right to receive in cash the per share Consideration, and each option to purchase Tech 80 Common Stock outstanding at the effective time of the Merger will be converted into the right to receive in cash, for each share of Common Stock subject thereto, the per share Consideration less the per share exercise price of such option (the "Net Consideration"). See "THE MERGER--The Consideration."

Tech 80's Estimates of the Consideration
----------------------------------------

Based on numerous assumptions, Tech 80 estimates that the per share Consideration will be from $5.25 to $5.75. Among the assumptions that Tech 80 has made are (without limitation): the date on which Closing will occur; the results of Tech 80's operations until the Closing Date; the gains or losses that Tech 80 will realize when it liquidates its investments prior to Closing; and the amount of employee loans that will be repaid prior to Closing. No assurances can be made regarding the actual Consideration that will result from the application of the formula. The actual Consideration may be significantly less than such estimates. A vote to approve the Merger will be a vote to approve the actual Consideration that will result from the application of the formula, whether more or less than such estimates of the per share Consideration. See "THE MERGER--Tech 80's Estimates of the Consideration."

The Formula
-----------

The per share Consideration will be determined by a formula. The formula used to determine the per share Consideration is

(x)  the sum of
(1)  the Total Purchase Price plus
(2)  the Total Options Exercise Price minus
(3)  the Shareholder Fund Administrative Expenses,

divided by

(y)  the sum of
(1)  the total number of Shares outstanding at the Effective
Time of the Merger plus
(2) the total number of Shares issuable upon exercise of all Options to acquire Common Stock outstanding at the Effective Time of the Merger.

The Total Purchase Price; Other Terms
-------------------------------------

The Total Purchase Price is the amount of cash that ACS will pay for the Shares and Options. The "Total Purchase Price" is equal to the sum of (1) a base price of $6,353,000 plus (2) the Portfolio Position minus (3) the Shortfall Amount. The "Portfolio Position" is the amount of Tech 80's cash, cash equivalents and investments as of the Closing Date. The "Shortfall Amount" is the amount, if any, by which Tech 80's Adjusted Net Book Value as of the Closing Date is less than $1,840,000. Tech 80's "Adjusted Net Book Value" is the sum of the book value (as shown on the Closing Date Balance Sheet) of Tech 80's (x) plant and equipment, receivables (other than interest from employees and money due-loans), inventory, prepaid assets and Adjusted Tax Assets, less (y) total liabilities shown on such Closing Date Balance Sheet.

The "Total Options Exercise Price" is the total exercise price payable under all Options outstanding at the Effective Time.

The "Shareholder Fund Administrative Expenses" includes out-of-pocket expenses that the Principals may incur in connection with finalizing the Total Purchase Price, in administering the Shareholder Fund (as defined below) and in otherwise performing their duties under Article II of the Merger Agreement. The Principals will not be paid any fees or compensation for performing such duties. See "THE MERGER--The Consideration."

Payments at Closing; Finalization of the Total Purchase Price
-------------------------------------------------------------

The per share Consideration will be available for payment after the Total Purchase Price is finally determined. Prior to the Closing, Tech 80 will prepare an estimate of the Total Purchase Price, and ACS will pay the amount of such estimate into a bank account (the "Shareholder Fund") that will be for the benefit of all holders of Shares and Options, but which will be administered by the Principals. After Closing, Tech 80's accountants will prepare a Closing Date Balance Sheet and will determine the Total Purchase Price, which will become final unless either the Principals or ACS disputes the determination. If either so disputes the accountant's determination, the Total Purchase Price will be determined by mutual agreement, or by an independent accountant pursuant to dispute resolution procedures. See "THE MERGER--The Consideration."

Adjusting Payments; Availability Date
-------------------------------------

Within seven days after the final determination of the Total Purchase Price, any adjusting payments are to be made (the "Availability Date"), and payment of the Consideration can then be made to holders of Shares. The Availability Date is not expected to occur until approximately forty days after the Closing Date, and may occur substantially thereafter if there are disputes regarding finalization of the Total Purchase Price. See "THE MERGER--The Consideration."

Interest
--------

Any interest earned on the Shareholder Fund from the Closing Date until the Availability Date will accrue to the benefit of holders of Shares and Option Agreements; interest thereafter will accrue to the benefit of ACS. See "THE MERGER--The Consideration."

Background of and Reasons for the Merger
----------------------------------------

Tech 80's discussions with ACS regarding a potential merger began in July 1998. These discussions resulted in execution of the Merger Agreement as of January 27, 1999. Among the reasons why the Board of Directors approved the Merger Agreement are (without limitation): the illiquid nature of the market for Tech 80's stock; consolidation in Tech 80's industry that created opportunities for a possible sale of Tech 80; and favorable consideration being offered by ACS. See "THE MERGER--Background of and Reasons for the Merger."

Opinion of Financial Advisors
-----------------------------

Schmidt Financial, Inc. has delivered to Tech 80's Board of Directors its written opinion that, as of February 11, 1999, the Consideration to be received by Tech 80 shareholders in the Merger is fair to such shareholders from a financial point of view. A copy of Schmidt Financial's opinion is attached hereto as Appendix B. See "THE MERGER--Opinion of Financial Advisors."

Exchange of Shares for Cash
---------------------------

In order to receive the per share Consideration or the Net Consideration following the consummation of the Merger, each holder of a certificate or certificates representing Shares (other than those who have properly dissented) and each holder of an Option Agreement will be required to surrender his or her stock certificate or certificates or Option Agreement, together with a duly executed and properly completed letter of transmittal and any other required documents, to Tech 80. Instructions will be sent to shareholders and holders of Options with regard to the procedure for surrendering certificates and Option Agreements, together with a letter of transmittal and any other required documents as promptly as practicable after the Effective Time. After Tech 80 has confirmed compliance with the procedures, Tech 80 will notify the Principals. On and after the Availability Date, the Principals will pay from the Shareholder Fund the Consideration payable to holders of Shares (other than those who have properly dissented) who have returned the appropriate documents, or the Net Consideration payable to holders of an Options who have returned the appropriate documents, plus each holder's pro rata share of any interest earned up through the
Availability Date.   See "THE MERGER--Exchange of Shares."

Conditions to the Merger
------------------------

The consummation of the Merger is subject to the fulfillment of certain conditions. It is a condition to the obligations of both Tech 80 and ACS that the MBCA Required Approval and the Non-Principal Shareholder Approval be obtained. The obligation of ACS to complete the Merger is subject to the conditions, among others, that ACS is satisfied with the disclosure schedules that Tech 80 is to deliver in advance of the Closing and that there is no breach of the representations and warranties made by Tech 80 and the Principals in the Merger Agreement. In addition, the obligations of all parties to the Merger are subject to certain other conditions as set forth in the Merger Agreement. See "THE MERGER--Conditions."

Covenants and Certain Agreements; Fees and Expenses
---------------------------------------------------

Tech 80 has agreed to operate the business in the ordinary course until the Closing Date. Further, prior to termination of the Merger Agreement, Tech 80 has also agreed that it will not initiate, encourage or solicit another offer to acquire Tech 80. The Board of Directors can withdraw its favorable recommendation of the Merger if independent legal counsel advises that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law. If the Board so withdraws its recommendation, and ACS terminates the Merger Agreement, Tech 80 will become obligated to pay $400,000 to ACS. If ACS terminates the Merger Agreement as a result of Tech 80's material adverse changes, ACS will become obligated to reimburse Tech 80 for up to $50,000 in legal fees. See "THE MERGER-- Covenants and Certain Agreements" and "THE MERGER--Fees and Expenses."

Indemnification by the Principals
---------------------------------

The Principals have agreed to indemnify and hold harmless ACS and Tech 80 (as the Surviving Corporation) and certain others for a period of one year for up to $300,000 of expenses and losses incurred as a result of a breach of the representations, warranties and agreements made by Tech 80 and the Principals in the Merger Agreement and related agreements. See "THE MERGER-- Indemnification by the Principals."

Termination
-----------

The Merger Agreement may be terminated (among other reasons): by mutual consent of Tech 80 and ACS; by ACS if more than 15% of the outstanding Shares properly notify Tech 80 of their intention to dissent from the Merger; by either Tech 80 or ACS acting alone if any condition to its obligations is not satisfied as required by the Merger Agreement; or by either Tech 80 or ACS if the Merger is not effective by May 15, 1999. See "THE MERGER--Covenants and Conditions" and "THE MERGER--Termination and Amendment of the Merger Agreement."

Interests of Certain Persons in the Transaction
-----------------------------------------------

At Closing, Duane Markus, Tech 80's President and Chief Executive Officer, will enter into a severance and non-competition agreement, and Jack Pagel and Tom Gould, both directors of Tech 80, will enter into severance agreements, with the Surviving Corporation. Such agreements will provide for the payment of $400,000 to Duane Markus and $50,000 each to Jack Pagel and Tom Gould, and the cost thereof will be borne directly or indirectly by ACS. Such amounts will not affect the Total Purchase Price to be paid by ACS, or the per share Consideration. The Merger Agreement contemplates that prior to Closing Tech 80 may pay Jack Pagel an additional $100,000 consulting fee for services rendered in connection with the Merger, which fee would reduce the Total Purchase Price to be paid by ACS. The Merger Agreement also contemplates that prior to or on the Closing Date, the Principals or their affiliates may purchase receivables or other assets from Tech 80 for cash, which purchase, if any, should not decrease, and may increase, the Total Purchase Price otherwise payable by ACS. See "THE MERGER--Interests of Certain Persons in the Transaction."

Federal Income Tax Consequences of the Merger
---------------------------------------------

Assuming that a shareholder of Tech 80 holds his or her Shares as a capital asset, the holder will recognize capital gain or loss equal to the difference between the Consideration received and the holder's basis in Tech 80 Shares, and will recognize ordinary income on any interest received. Under the federal income tax backup withholding rules, unless an exemption applies, withholding will be required for 31% of all payments to which a holder or other payee is entitled pursuant to the Merger, unless the holder or other payee provides or has provided a tax identification number (social security number, in the case of an individual, or employer identification number in the case of other Tech 80 shareholders). Any amounts withheld will be allowed as a credit against the holder's Federal income tax liability. It should be noted that the parties have not obtained, and will not obtain, a ruling from the Internal Revenue Service or an opinion of tax counsel regarding the matters described herein. For a description of certain federal income tax consequences of the Merger, see "THE MERGER--Federal Income Tax Consequences."
Recent Prices of Tech 80 Common Stock
-------------------------------------

Tech 80's Common Stock is traded on the Minneapolis over-the-counter market under the NASD Bulletin Board symbol "TKAT." The average of the bid and asked trading prices for each of the 10 trading days immediately preceding the public announcement of the proposed Merger was $3 7/8 per Share. On __________, 1999, the last full trading day prior to the printing of this Proxy Statement, the average of the bid and asked prices was $______ per Share. Tech 80 shareholders are urged to obtain current market quotations for their Shares. Tech 80 has never paid a dividend with respect to its Common Stock. See "MARKET PRICES AND DIVIDENDS."



                       GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tech 80 of proxies to be voted at the Special Meeting to be held on __________, 1999.

     At the Meeting, Tech 80 shareholders will be asked to consider and vote upon the approval of the Merger Agreement, providing for the merger of TAC, which is wholly owned and controlled by ACS, with and into Tech 80. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement.

     The Board of Directors of Tech 80 has unanimously approved the Merger Agreement and recommends that shareholders of Tech 80 vote to approve the Merger Agreement. The Board of Directors and sole shareholder of TAC have previously approved the Merger Agreement. The Board of Directors of ACS has previously approved the Merger Agreement.

     Pursuant to the Merger Agreement, upon effectiveness of the Merger, each outstanding Share (other than Shares held by any holder who properly exercises dissenters' rights under Minnesota law) will be converted into the right to receive the per share Consideration. Further, holders of any Options outstanding at the Effective Time of the Merger will be entitled to receive the Net Consideration.

                 Voting Rights and Vote Required

     The Tech 80 Board has fixed February ____, 1999 as the Record Date for the determination of Tech 80 shareholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of Shares on the Record Date will be entitled to notice of and to vote at the Special Meeting. At the Record Date, there were [1,683,483] Shares outstanding and entitled to vote. Such outstanding Shares at the Record Date were held by approximately [161] holders of record. Each holder of record of Shares on the Record Date is entitled to cast one vote per Share on each proposal properly submitted for the vote of Tech 80 shareholders. Holders of Shares may vote in person or by properly executed proxy at the Special Meeting.

MBCA Required Approval
----------------------

     Under the Minnesota Business Corporation Act, the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote at the Special Meeting is necessary to approve the Merger Agreement (the "MBCA Required Approval").

     The presence at the Special Meeting in person or by proxy of the holders of 30% of the outstanding Shares of Tech 80's Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a shareholder abstains from voting as to any matter, then the Shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the Shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter, a result equivalent to a vote against the Merger. PROXIES WHICH ARE SIGNED BUT WHICH LACK ANY SPECIFICATION WILL BE VOTED FOR THE MERGER AND DEEMED TO CONFER AUTHORITY ON THE PROXIES TO VOTE ON OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING. FAILURE TO ATTEND THE MEETING, IN PERSON OR BY PROXY, THE RETURN OF A BROKER "NON-VOTE" PROXY OR ABSTENTION FROM VOTING ON THE MERGER IS THE EQUIVALENT OF VOTING AGAINST THE MERGER FOR PURPOSES OF THE MBCA REQUIRED APPROVAL.

     Tech 80 has assumed that all of the Shares beneficially owned by the Principals may be voted by them and taken into account as shares entitled to vote at the Special Meeting for purposes of the MBCA Required Approval. It is possible that as a result of the possible application of the Minnesota control share acquisition statute, MBCA Section 302A.671 ("Control Share Acquisition Law"), some of the Shares that they beneficially own may not be entitled to vote. The application of the Control Share Acquisition Law to transactions in which the Principals acquired their Shares is difficult due to a lack of clear authority as to how courts would interpret this complex law in the context of the Principals' acquisitions of Shares, many of which were acquired by them over ten years ago. However, Tech 80 believes that if the Non-Principal Shareholder Approval is obtained, and in light of the Principals' stated intentions to vote any Shares which they are entitled to vote in favor of the Merger, the number of Shares possibly affected by the Control Share Acquisition Law should not affect whether or not the MBCA Required Approval has been obtained.

Non-Principal Shareholder Approval
----------------------------------

     IN ADDITION TO THE MBCA REQUIRED APPROVAL, THE MERGER AGREEMENT REQUIRES THAT THE MERGER BE APPROVED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES REPRESENTED IN PERSON OR BY PROXY AT THE SPECIAL MEETING WITH AUTHORITY TO VOTE ON THE MATTER AND WHICH ARE BENEFICIALLY OWNED BY SHAREHOLDERS OTHER THAN THE PRINCIPALS (THE "NON-PRINCIPAL SHAREHOLDER APPROVAL").

     For purposes of the Non-Principal Shareholder Approval, Shares beneficially owned other than by the Principals and covered by a proxy granted to one or more the Principals shall be deemed voted by the beneficial owner as directed on the form of proxy or, if no direction is given, shall be deemed to have affirmatively voted in favor of the Merger (and such Shares, solely by reason of such proxy, shall not be deemed Shares beneficially owned by the Principals for purposes of the Non-Principal Shareholder Approval). Further, if a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the Shares covered by such non-vote shall not be taken into account for purposes of the Non-Principal Shareholder Approval.

                             Proxies

     This Proxy Statement is being furnished to holders of Shares in connection with the solicitation of proxies by Tech 80 and on behalf of the Board for use at the Special Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the President and Chief Executive Officer, Duane Markus, or Secretary, Tom Gould, of Tech 80 at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, or (ii) duly executing a subsequent proxy relating to the same Shares and delivering it to the President and Chief Executive Officer or Secretary of Tech 80 before the Special Meeting. Unless special procedures to obtain proxies are undertaken by the beneficial owners of Shares held in street name, proxies for such Shares may be given or revoked only by the record (street name) holders. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent to:
Technology 80 Inc., 658 Mendelssohn Avenue North, Minneapolis, Minnesota 55427,
Attention: Duane Markus, President and Chief Executive, or hand delivered to Mr. Markus or Tech 80's Secretary, Tom Gould, at or before the taking of the vote at the Special Meeting.

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by Tech 80. In addition to solicitation by use of the mails, proxies may be solicited in person or by telephone, telegram or other means of communication by directors, officers and employees of Tech 80 on behalf of the Board in favor of the Board of Directors' recommendation. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of Shares held of record by such custodians, nominees and fiduciaries, and Tech 80 may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

     Holders of the Shares have the right to demand payment of the "fair value" of their Shares by following the procedures prescribed in Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act, which are summarized under "Rights of Dissenting Shareholders" in this Proxy Statement. A copy of such Sections is attached as Appendix C. Failure to take any of the steps required under Sections 302A.471 and 302A.473 on a timely basis may result in the loss of dissenters' rights. If the holders of more than 15% of the outstanding Shares properly notify Tech 80 of their intention to dissent from the Merger, TAC may terminate the Merger Agreement prior to the consummation of the Merger.

         TECH 80 SHAREHOLDERS SHOULD NOT SEND ANY STOCK
               CERTIFICATES WITH THEIR PROXY CARDS


                           THE MERGER

     Set forth below is a brief description of certain terms of the Merger Agreement and related matters. The description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Appendix A and incorporated herein by reference.
Capitalized terms not otherwise defined below have the meanings ascribed to them elsewhere in this Proxy Statement.

                             General

     Tech 80, ACS and TAC have entered into the Merger Agreement, which provides that TAC will be merged with and into Tech 80. Pursuant to the Merger Agreement, at the effective time of the Merger, each Share (other than Shares held by any holder who properly exercises dissenters' rights under Minnesota law) will be converted into the right to receive in cash an amount determined by a formula based principally on a base price as adjusted for the amount of certain items set forth on the balance sheet of Tech 80 as of the Closing Date for the Merger (the per share "Consideration"), and each issued and outstanding share of Common Stock, $.01 par value, of TAC will be converted into and exchanged for one newly issued share of Common Stock of Tech 80. By virtue of the Merger, ACS will become the sole shareholder of Tech 80. In addition, each outstanding Option will be converted into the right to receive in cash, for each share of Common Stock subject thereto, an amount equal to the Net Consideration.

                        The Consideration
The Formula
-----------

     The formula is based on a base price (the Total Purchase Price) which is subject to adjustment for, among other things, the amount of certain assets and liabilities set forth on Tech 80's Closing Date Balance Sheet. The Total Purchase Price is the total amount of cash that ACS will pay in the Merger. The per share Consideration is then based on such Total Purchase Price and the following other items: the total exercise price of all Options outstanding at the time of the Merger, the Shareholder Fund Administrative Expenses, the number of Shares of Company Common Stock and the number of Shares of Common Stock issuable upon exercise of all Options outstanding at the Closing. Specifically, the formula is as follows:

The per share Consideration is equal to

(x)  the sum of
(1)  the Total Purchase Price, plus
(2)  the Total Options Exercise Price minus
(3)  the Shareholder Fund Administrative Expenses

divided by

(y)  the sum of
(1) the number of Shares outstanding at the Effective Time of the Merger, plus
(2) the number of Shares issuable upon exercise of all Options outstanding at the Effective Time of the Merger.

The Total Purchase Price
------------------------

     The Total Purchase Price is the total amount of cash that ACS will pay in the Merger. All other components of the formula used to determine the per share Consideration affect the amount to be divided among holders of Shares or Options, but do not affect the total cash paid by ACS in the Merger.

     The Total Purchase Price is a base price, adjusted for the amount of certain assets and liabilities set forth on the Closing Date Balance Sheet of Tech 80. Specifically, the Total Purchase Price is an amount equal to the sum of (1) the Base Price plus (2) the Portfolio Position minus (3) the Shortfall Amount.

     The "Base Price" has been fixed at $6,353,000. This amount was partially dependent on Tech 80's sales during the period from November 1, 1998 until January 31, 1999, which amounted to $1,160,952.18.

     The "Portfolio Position" is the sum of Tech 80's cash, cash equivalents and short-term and other investments as of the Closing Date as set forth on the Closing Date Balance Sheet. The greater the amount of the Portfolio Position, the greater the amount of the Total Purchase Price. The Portfolio Position will be determined in accordance with generally accepted accounting principles applied on a basis consistent with the accounting principles applied in the preparation of Tech 80's August 31, 1998 audited financial statements.

     The "Shortfall Amount" is the amount by which Tech 80's Adjusted Net Book Value as of the Closing Date is less than $1,840,000. The greater the amount of the Shortfall Amount, the lesser the amount of the Total Purchase Price. The Shortfall Amount cannot be less than $0 (even if the Adjusted Net Book Value is more than $1,840,000).

     The "Adjusted Net Book Value" of Tech 80 is the total amount by which the Closing Date book value of Tech 80's property and equipment, receivables (with certain exclusions), inventory, prepaid assets and the Adjusted Tax Assets exceeds the total Closing Date liabilities of Tech 80. However, the amount of receivables will exclude Tech 80's interest from employees and money due-loans. "Adjusted Tax Assets" means an amount equal to (1) all of Tech 80's tax credits which would be available to Tech 80 following the Merger, plus (2) an amount equal to the estimated tax refund (including interest) that Tech 80 could receive from using any net capital losses of Tech 80 incurred during the current fiscal year (including, without limitation, as a result of the liquidation of Tech 80's investments) in connection with taxes paid on any net capital gains of Tech 80 in prior fiscal years.

     Since the Adjusted Net Book Value is subtracted from $1,840,000 in determining the Shortfall Amount, the lesser the amount of Tech 80's Adjusted Net Book Value, the lesser the Total Purchase Price otherwise payable. Further, since the Shortfall Amount cannot be less than $0, the Total Purchase Price will not be increased if the Adjusted Net Book Value exceeds $1,840,000.

Payment at Closing
------------------

     Prior to Closing, Tech 80 will prepare in good faith a pro forma Closing Date Balance Sheet and an estimate of the Total Purchase Price as of the Closing Date. The computation of the estimated Total Purchase Price will be set forth on a pro forma "Total Purchase Price Certificate" that Tech 80 will provide to ACS prior to Closing. At Closing, ACS will pay in cash the amount of the estimated Total Purchase Price shown on such pro forma Total Purchase Price Certificate into the Shareholder Fund. The cash paid into the Shareholder Fund will be used to pay the Shareholder Fund Administrative Expenses and the Consideration and Net Consideration to be paid to the holders of Shares and Options after the Total Purchase Price is finally determined and any adjusting payments are made.

Final Determination of the Total Purchase Price
-----------------------------------------------

     After Closing and after payment of the estimated Total Purchase Price into the Shareholder Fund, Tech 80's independent certified public accountants will prepare the Closing Date Balance Sheet and the Total Purchase Price Certificate. Tech 80's independent certified public accountant (the "Accountant") is the firm of Lurie, Besikof, Lapidus & Co., LLP.

     The Accountant is to prepare the Closing Date Balance Sheet and the Total Purchase Price Certificate in accordance with the Merger Agreement. ACS and Tech 80 have agreed that the Accountant will use the review procedures and policies set forth in the Accountant's engagement letter. Further, in general, the assets and liabilities set forth in the Closing Date Balance Sheet are to be determined using the same accounting methods, policies, principles, practices and procedures, with consistent classification, judgments and estimation methodology, as used in determining assets and liabilities included in Tech 80's most recent audited financials dated as of August 31, 1998. The Closing Date Balance Sheet is to be prepared without giving effect to the consummation of the transactions contemplated by the Merger Agreement and any assets, liabilities, revenues or expenses of TAC, including, without limitation, the total of $500,000 to be paid by the Surviving Corporation under non-competition and severance agreements with the Principals (and thus, the cost thereof will be borne directly or indirectly by ACS). See "THE MERGER-- Interests of Certain Persons in the Merger." The Closing Date Balance Sheet is to include, without limitation, all liabilities related to the consummation of the transaction contemplated by the Merger Agreement to the extent incurred but not paid by Tech 80 at the Effective Time (except to the extent that the Merger Agreement provides for payment by ACS or TAC), and all accrued but unpaid tax liabilities of Tech 80 at the Effective Time.

     The Merger Agreement provides that the Accountant is to prepare the Closing Date Balance Sheet and the Total Purchase Price Certificate within twenty-one days after Closing. The Accountant has indicated that it believes that such schedule can be met if the required records are made available to the Accountant at or before Closing. Prior to finalization of the Closing Date Balance Sheet and the Total Purchase Price Certificate, ACS and the Principals are to have the ability to review and comment on drafts in order that they might resolve potential disputes prior to finalizing such documents. When the Accountant has finished its preparation of the Closing Date Balance Sheet and Total Purchase Price Certificate, the Accountant will provide copies to ACS and the Principals.

     Unless disputed, the Closing Date Balance Sheet and Total Purchase Price Certificate prepared by the Accountant will become final and binding on all parties ten business days after they are delivered by the Accountant. Either the Principals or ACS may dispute any items shown on the Accountant's Closing Date Balance Sheet and Total Purchase Price Certificate within ten business days after delivery, provided that the Principals may only dispute items that are inconsistent with the pro forma Total Purchase Price Certificate and Closing Date Balance Sheet provided at Closing by Tech 80.

     If either ACS or the Principals disputes the Accountant's Closing Date Balance Sheet or the Total Purchase Price Certificate within ten business days after delivery, the dispute will be subject to additional procedures until final resolution in accordance with the terms of the Merger Agreement. The Principals, ACS and the Accountant may resolve a dispute at any time by mutual agreement. Upon reaching any mutual agreement of a dispute, they may modify the final Total Purchase Price Certificate. If they do not mutually resolve the dispute within fifteen days after a notice of dispute, either may submit the dispute to an independent accountant (the "Arbiter"). After providing the Principals, ACS and the Accountant with an opportunity to present information, the Arbiter is to make a determination of any items in dispute and to make a final and binding determination of the Total Purchase Price Certificate. The Merger Agreement calls for the Arbiter to make a decision within thirty days after the dispute has been submitted to the Arbiter.

     The fees of the Arbiter will be shared based on the final determination of the items in dispute. Specifically, the Arbiter's fees will be borne by ACS in the proportion that the aggregate dollar amount of the disputed items so submitted that are unsuccessfully disputed by ACS bears to the aggregate dollar amount of such items so submitted, and will be paid by the Principals from the Shareholder Fund (as a Shareholder Fund Administrative Expense) in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by ACS bears to the aggregate dollar amount of such items so submitted.

     All three Principals are anticipated to be involved in the final determination of the Total Purchase Price. However, with respect to any matter in which there is not agreement among the three Principals, decisions for these purposes are to be made by Duane Markus as the holder of a majority of all Shares held by all three Principals. The fees, costs and expenses incurred by the Principals in determining the final Total Purchase Price will be a Shareholder Fund Administrative Expense.

Adjusting Payments; Availability Date
-------------------------------------

     Within seven days after the final determination of the Total Purchase Price Certificate, adjusting payments are to be made. The Total Purchase Price Certificate will be finally determined (i) ten business days after delivery by the Accountant if neither the Principals or ACS disputes any amounts within such period; (ii) as of the date that the Principals and ACS mutually resolve any disputes made within such period; or (iii) as of the date that the Arbiter makes a final determination after submission of any disputes to the Arbiter.
To the extent that the estimated Total Purchase Price is less than the final Total Purchase Price, ACS is to pay the deficit (with interest) to the Shareholder Fund within seven days. To the extent that the estimated Total Purchase Price is more than the final Total Purchase Price, the Principals are to pay the excess from the Shareholder Fund (with interest) to ACS within seven days.

     The date on which the adjusting payments are made is the "Availability Date." The Availability Date is to be within seven days after final determination of the Total Purchase Price Certificate. The Availability Date is the first date on which the Consideration and the Net Consideration can be paid from the Shareholder Fund by the Principals to the holders of Shares and Options, respectively.

     If ACS does not make an adjusting payment of any deficit (if any) within seven days after final determination of the Total Purchase Price Certificate, the Availability Date will be the seventh day after final determination of the Total Purchase Price Certificate. Thereafter, ACS will owe interest at the rate of 1-1/2% per month on the amounts not paid when due. The Principals may seek legal action to enforce performance of ACS's obligations. Any expenses incurred by the Principals in connection with such enforcement (to the extent not paid or reimbursed by ACS) will be a Shareholder Fund Administrative Expense.

     Although an earlier Availability Date is possible with mutual cooperation and agreement, Tech 80 believes that the Availability Date is not likely to occur less than forty days after the Closing Date, and the Availability Date may occur several weeks thereafter if there is a dispute. The Merger Agreement provides that the Accountant will have twenty-one days after the Closing Date to prepare a Closing Date Balance Sheet and the Total Purchase Price
Certificate.   Once delivered and assuming no disputes, the Accountant's
Closing Date Balance Sheet and the Total Purchase Price Certificate will not be final until ten business days thereafter. Once final, the Principals and ACS have up to seven days to make any adjusting payments. If either the Principals or ACS disputes any items in the Accountant's Closing Date Balance Sheet and Total Purchase Price Certificate, the dispute may take several weeks to resolve. The Merger Agreement provides that a dispute may not be submitted to the Arbiter until fifteen days after notice of a dispute, and then the Arbiter will have up to thirty days thereafter to make a final determination.

Interest
--------

     Any interest earned by the funds held in the Shareholder Fund from the Closing Date until the Availability Date will accrue to the benefit of all holders of Shares and Options. The holders of Shares and Options will share pro rata in such interest pro rata among them. Any interest earned on the Shareholder Fund from and after the Availability Date will no longer accrue to the benefit of the holders of Shares or Options, but instead will accrue to the benefit of Tech 80. Six months after the Closing, any undistributed funds remaining in the Shareholder Fund, including interest earned after the Availability Date, are to be returned to Tech 80 (as the Surviving Corporation in the Merger).

The Shareholder Fund
--------------------

     At Closing, ACS will pay the estimated Total Purchase Price into the Shareholder Fund. The Shareholder Fund will be an interest-bearing account that will be established at a bank or other financial institution. The Merger Agreement provides that the Shareholder Fund will be deemed to be owned by, and be an asset of, all holders of Shares and Options but will be administered by the three Principals. The Principals anticipate that the Shareholder Fund will be established at Western Bank located in Edina, Minnesota, but it may be established at another bank or financial institution selected by them. Withdrawals from the Shareholder Fund will require the approval of at least two of the three Principals. Withdrawals from the Shareholder Fund will be made to pay Shareholder Fund Administrative Expenses and to pay the Consideration and Net Consideration to holders of Shares and Options, respectively.

Shareholder Fund Administrative Expenses
----------------------------------------

     Shareholder Fund Administrative Expenses are certain expenses that will reduce the amount of cash available for payment out of the Shareholder Fund to holders of Shares and Options. The amount of the Shareholder Fund Administrative Expenses are subtracted from the Total Purchase Price (which is the cash paid by ACS) in determining the per share Consideration. The Principals are authorized by the Merger Agreement to pay the Shareholder Fund Administrative Expenses from the Shareholder Fund.

     The Shareholder Fund Administrative Expenses are the out-of-pocket expenses that the Principals may pay or incur in fulfilling their duties under
Article II of the Merger Agreement, as well as the Arbiter's fees (if any) to be paid out of the Shareholder Fund. The Principals' duties under Article II of the Merger Agreement include, without limitation, establishing and administering the Shareholder Fund, finalizing the determination of the Total Purchase Price, enforcing ACS's and TAC's obligations under the Merger Agreement, providing the transmittals to holders of Shares and Options, paying from the Shareholder Fund the Consideration and Net Consideration and complying with tax reporting requirements. The types of out-of-pocket costs that they may incur include, without limitation, legal and accounting fees, bank charges, printing costs and mailing charges and consultant fees. Further, under the Merger Agreement, the Principals have agreed to indemnify ACS and certain others for any claims brought against such indemnified parties arising out of the breach of the Principals' duties under Article II of the Merger Agreement. To the extent that the Principals incur any expenses in connection with such indemnity, other than expenses arising from the breach of the Principal's duties, such expenses may be deemed Shareholder Fund Administrative Expenses. The Principals will not be paid any fees or compensation for fulfilling their duties under Article II of the Merger Agreement, and the Shareholder Administrative Fund Expenses will not include any such fees or compensation for the Principals.

     All holders of Shares and Options will bear a pro rata share of the Shareholder Fund Administrative Expenses, and the amount of such expenses will be determined by the Availability Date for purposes of computing the Consideration and Net Consideration. However, in recognition of the fact that the Principals will incur expenses after the Availability Date in connection with the performance of their duties under Article II of the Merger Agreement, the Merger Agreement provides that the Principals may establish a reserve for such expenses. Except for interest earned on the Shareholder Fund after the Availability Date, after the Availability Date the Principals will not be entitled to payment of their expenses in excess of such reserve. In conjunction with the payment to Tech 80 (as the Surviving Corporation) of any undistributed funds in the Shareholder Fund six months after the Closing, the Principals may elect to either pay any unused reserves for Shareholder Fund Administrative Expenses to Tech 80 or to a charity exempt under Section 501(c)(3) of the Internal Revenue Code.

Outstanding Shares and Options
------------------------------

     The number of Shares outstanding, as well as the number of Shares subject to any outstanding Options, at the Effective Time of the Merger will be taken into account in determining the per share Consideration. The total number of Shares outstanding and issuable upon exercise of Options is part of the denominator used to determine the per share Consideration. The Total Options Exercise Price is also taken into account in determining the per share Consideration insofar as the Total Options Exercise Price is part of the numerator of such formula. The "Total Options Exercise Price" is an amount equal to the total exercise price payable under all Options outstanding at the Effective Time of the Merger, assuming all Options were fully exercised.

     Neither the number of Options outstanding at the Effective Time nor the number of Options exercised before the Effective Time should affect the per share Consideration payable to holders of Shares. If any or all of the Options outstanding prior to such time are exercised prior to the Effective Time, the amount of cash otherwise available to Tech 80 should increase, thereby increasing the Portfolio Position and, in turn, the Total Purchase Price. The Total Options Exercise Price should decrease by an equal amount, with result that the total dollar amount of the numerator should not change. Further, in such a case, for purposes of the denominator, the number of Shares of Common Stock issuable upon exercise of the Options will decrease, but the number of outstanding Shares will also increase by an equal number. Thus, the total number used in the denominator should not change. To the extent that any Options are outstanding at the Effective Time of the Merger, the exercise price of such Options will be taken into account in determining the Net Consideration payable to holders of such Options.

     As of the Record Date, Tech 80 had outstanding a total of [1,683,483] Shares, and had outstanding Options to acquire a total of [127,375] shares of Tech 80 Common Stock. The Total Options Exercise Price of such Options was $[148,442.91].

             Tech 80's Estimates of the Consideration

     As of the date of this Proxy Statement, Tech 80 estimates that the likely range of Consideration to be paid to holders of Shares in the Merger will be from $5.25 to $5.75 per share. However, these are only estimates, and no assurances can be given that the actual Consideration will be within such range. Based on a total of 1,810,858 shares of Common Stock outstanding and issuable upon exercise of outstanding Options at Closing, every $181,085 reduction in such assumed Total Purchase Price (or any of its components) will reduce the per share Consideration by $0.10 per share. Depending on the Total Purchase Price as finally determined (including based on the final Closing Date Balance Sheet), the actual Consideration may be significantly less than $5.25 per share. A vote to approve the Merger will be a vote to approve the actual Consideration that will result from the application of the formula, whether more or less than Tech 80's estimates.

     As discussed in more detail below, Tech 80's estimates of the Consideration are based on a Base Price of $6,353,000 and on numerous assumptions regarding the amounts of the other components of the formula used to determine the per share Consideration. Such assumptions may not prove to be accurate. The assumptions are not based on any source other than Tech 80. Any variation from assumptions could have a material adverse effect on the Consideration payable. In addition, the estimates and assumptions are subject to significant uncertainties and contingencies that are beyond Tech 80's control. While Tech 80 has made such estimates and assumptions in good faith, there can be no assurance that the actual Consideration will be within such range, and the actual Consideration may be significantly less than estimated. Because of the limitations of these estimates, holders of Shares and Options are cautioned about placing undue reliance thereon.

     The assumptions made by Tech 80 in making its estimates of the Consideration include (without limitation) the following:

Closing Date
------------

For purposes of making the estimates of the Consideration, Tech 80 has assumed that the Closing Date will occur on [March 31], 1999. The actual Closing Date could occur prior to or after such date. The actual Closing Date will have an effect on the actual Consideration payable. In particular, the actual results of operations (including, without limitation, sales generated and expenses incurred) through and including the Closing Date could have a material affect on the Closing Date Balance Sheet and the amount of the Portfolio Position and the Shortfall Amount.

Portfolio Position
------------------

     The Portfolio Position is the amount of Tech 80's cash, cash equivalents and investments as of the Closing Date.

     As of August 31, 1998, the Portfolio Position was an estimated $3,672,088, of which $2,004,746 represented investments. As of December 31, 1998, the Portfolio Position was an estimated $3,565,753, of which $1,780,755 represented investments. In accordance with the terms of the Merger Agreement, Tech 80 is obligated to liquidate all of its investments into cash or cash equivalents at least five days prior to the Closing Date. As of December 31, 1998, Tech 80 had investments in common and preferred stocks of approximately 18 companies. The actual amount of the Portfolio Position as of the Closing Date will be significantly affected by the market prices for Tech 80's investments at the time of liquidation of such investments. Any significant reduction in the market prices for such investments since December 31, 1998 would substantially reduce the amount of the Portfolio Position at Closing. Tech 80 makes no assurances regarding the market prices that it will be able to obtain for its investments upon their liquidation. Further, while the amount of cash and cash equivalents on hand at Closing should not be materially affected by market prices, the amount of cash and cash equivalents will be affected by the actual amount of expenses and liabilities paid prior to or at Closing. The amount of expenses and liabilities actually paid could be in excess of Tech 80's current assumptions.

     For purposes of Tech 80's estimates of the Consideration, Tech 80 has assumed that there will not be material changes in the estimated amount of the Portfolio Position as of December 31, 1998. However, for the reasons noted above, the actual amount of the Portfolio Position at Closing could be substantially less than the estimated December 31, 1998 amount.

Shortfall Amount; Adjusted Net Book Value
-----------------------------------------

     The Shortfall Amount is the amount, if any, by which the Adjusted Net Book Value as of the Closing is less than $1,840,000. The Adjusted Net Book Value is the book value of Tech 80's property and equipment, receivables (with certain exclusions), inventory, prepaid assets and Adjusted Tax Assets, less the amount of liabilities, shown on the Closing Date Balance Sheet.

     The Adjusted Net Book Value includes the amount of Tech 80's property and equipment on the Closing Date. Tech 80's property and equipment as of August 31, 1998 was $116,571, and as of December 31, 1998 was $105,982. Except for
normal depreciation, Tech 80 has assumed that the amount of Tech 80's property and equipment as of the assumed Closing Date will not be materially different from the amount at December 31, 1998. However, the actual amount of the property and equipment will depend on any acquisitions or dispositions of property and equipment prior to or on the Closing Date.

     The Adjusted Net Book Value also includes the amount of Tech 80's receivables (with certain exclusions) and inventory. The exclusions from the receivables are Tech 80's interest from employees and money due-loans. As of August 31, 1998, the amount of Tech 80's receivables (net of such exclusions) and inventory in total was an estimated $2,095,834, and as of December 31, 1998, the amount of such assets in total was an estimated $1,882,958. Tech 80 has assumed that the amount of Tech 80's receivables (net of such exclusions) and inventory in total as of the Closing Date will not be materially different from the amount estimated as of December 31, 1998. However, the actual amount will depend on several factors, including the amount of Tech 80's sales during the period up to and including the Closing Date. If Tech 80's actual sales are less than Tech 80's assumptions, it is likely that the amount of Tech 80's receivables and inventory would be lower than Tech 80's current assumptions.

     Excluded from the computation of the Adjusted Net Book Value will be the amount of interest from employees and money due-loans. As of August 31, 1998, the amount of such exclusions was an estimated $183,605, and as of December 31, 1998, the amount of such exclusions was an estimated $203,804. Tech 80 has assumed that all or substantially all of such amounts will be repaid in full by or at Closing. To the extent that any such amounts are paid, the amount of
cash of Tech 80 will be increased over what it otherwise would be.   There can
be no assurances that any amounts owed by employees or other obligors (including the Principals) will be repaid in full by or at Closing.

     The Adjusted Net Book Value also includes the amount of Tech 80's Adjusted Tax Assets. Tech 80's Adjusted Tax Assets are all of Tech 80's tax credits which would be available to Tech 80 following the Merger, plus an amount equal to the estimated tax refund (including interest) that Tech 80 could receive from using any net capital losses of Tech 80 incurred during the current fiscal year (including, without limitation, as a result of the liquidation of Tech 80's investments) in connection with taxes paid on any net capital gains of Tech 80 in prior fiscal years. Tech 80 has assumed that the amount of Tech 80's Adjusted Tax Assets will be approximately $100,000, but the computation thereof is complex and will depend in part on the actual gains or losses that Tech 80 may realize upon liquidation of its investments.

     The amount of Tech 80's liabilities will reduce the Adjusted Net Book Value. Tech 80's liabilities as of August 31, 1998 were an estimated $847,934,
and as of December 31, 1998 were an estimated $189,167.   Tech 80 has assumed
that the amount of the liabilities at the Closing will not be materially different than the estimated amount of liabilities as of December 31, 1998. However, the actual amount will depend on numerous factors, including the results of Tech 80's operations in the period up to and including the Closing Date.

Results of Operations
---------------------

     The results of Tech 80's operations through the Closing Date could materially affect the Total Purchase Price. The results of operations, including sales and expenses incurred (including expenses incurred related to the Merger), will impact the amount of cash on hand as of Closing, particularly cash generated from operations. Further, the results of operations will impact the amount of inventory, receivables and liabilities shown on the Closing Date Balance Sheet and, thus, the Shortfall Amount. Tech 80 has assumed that its revenues and expenses during the period from the date of this Proxy Statement until the Closing will be consistent with those reported for the fiscal quarter ended November 30, 1998. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Results of Operations - First Quarter 1999 vs. First Quarter 1998." The actual results from operations could be significantly different from such assumptions. In particular, if the level of sales were to decline, the amount of cash on hand, as well as inventory and receivables, could decrease, thereby decreasing the Total Purchase Price.

Certain Payments to and Transactions with the Principals
--------------------------------------------------------

     Any fees or compensation that Tech 80 pays or agrees to pay to the Principals will affect the Total Purchase Price otherwise payable, except that the $500,000 to be paid to the Principals at Closing in connection with severance and non-competition agreements will not affect the Total Purchase Price.

     For purposes of its estimates of the per share Consideration, and consistent with the covenants imposed by the Merger Agreement, Tech 80 has assumed that the Principals will continue to receive fees and compensation at levels and formulas consistent with past practices, including salary and bonus to Duane Markus and consulting fees to Jack Pagel and Tom Gould. However, such fees and compensation may be paid on or before the Closing Date in light of the expected termination of their relationships with Tech 80 as of the Closing Date even if paid at the end of the fiscal year in prior years. Further, as contemplated by the Merger Agreement, Tech 80 has assumed that Jack Pagel may also receive an additional consulting fee of $100,000 for additional services rendered in connection with the Merger. Such additional consulting fees would reduce the Total Purchase Price otherwise payable.

     The Merger Agreement contemplates that the Principals or their affiliates, at their and Tech 80's option, might purchase receivables in cash for the face amount of such receivables. Any such purchase should not decrease, and may increase, the Total Purchase Price otherwise payable by ACS. No consent of ACS is required in connection with any such purchase (but ACS's consent would be required for the purchase of other assets). Since the amount of the Adjusted Net Book Value in excess of $1,840,000 is not taken into account in determining the Total Purchase Price, the Principals have indicated that they would consider purchasing (but are not obligated to purchase) receivables to reduce the Adjusted Net Book Value to $1,840,000 (if the Adjusted Net Book Value would otherwise exceed $1,840,000). Any receivables purchased by the Principals would decrease the amount of the Adjusted Net Book Value, but would increase the amount of cash that is included in the computation of Portfolio Position (for which there is no limitation on the amount thereof in determining the Total Purchase Price). Tech 80 has assumed that the Principals would purchase receivables if the Adjusted Net Book Value would otherwise exceed $1,840,000. However, the Principals are not obligated to purchase receivables and Tech 80 can provide no assurances regarding whether or not such purchases will be made.

Shareholder Fund Administrative Expenses
----------------------------------------

     The Shareholder Fund Administrative Expenses reduce the per share Consideration payable to holders of Shares. For purposes of Tech 80's estimates of the per share Consideration, Tech 80 has assumed that the Shareholder Fund Administrative Expenses will be less than $20,000. However, Tech 80 has had limited experience on which to base the estimates of the Shareholder Fund Administrative Expenses. The actual amount of the Shareholder Fund Administrative Expenses could be significantly more or less than such estimates, particularly if there are disputes regarding the computation of the Total Purchase Price, if the Principals incur expenses to enforce ACS's obligations or if the Principals incur expenses related to their indemnity obligations to the extent not related to breaches of their duties under Article II of the Merger Agreement.

            Background of and Reasons for the Merger

     In connection with consolidation occurring in the computer board manufacturing industry in 1997 and 1998, Tech 80 received two preliminary offers before beginning discussions with ACS. In July and August, 1997, a company initiated discussions with Tech 80 in connection with the possible purchase of Tech 80 in a stock transaction. These discussions terminated in August 1997 as a result of Tech 80's inability to reach agreement with the interested company regarding the valuation of their stock.

     In January 1998, another company expressed interest in discussing a possible acquisition of Tech 80. Discussions with this party continued in February and March of 1998, but ultimately terminated when the company withdrew its offer as a result of its inability to obtain financing and changing industry conditions.

     In mid-1998, economic troubles in the Asian markets appeared to exert a depressing effect upon industry valuations. Nevertheless, when ACS began discussions with Tech 80 in July 1998, the Board believed that the valuations discussed continued to be favorable for Tech 80 and its shareholders. ACS's early discussions with Tech 80 focused on a proposal to acquire only the stock of Tech 80 held by the Board members and a few other shareholders. In response, the Board required that ACS make an offer that would result in the acquisition of all of Tech 80's outstanding common stock, not just those shares held by the Board members and certain other shareholders. Discussions continued until late September 1998, at which time ACS ceased further conversations due to the inability of ACS and Tech 80 to agree on acceptable terms. Conversations resumed in early November and resulted in the execution of a letter of intent on December 10, 1998. Tech 80 and ACS made a public announcement of the proposed merger on December 11, 1998. Thereafter, Tech 80 and ACS negotiated the terms of the Merger Agreement attached hereto as Appendix A. The Merger Agreement was approved by the Tech 80 Board of Directors on January 27, 1999, the date of the Merger Agreement.

     In its approval of the Merger Agreement, on January 27, 1999, the Board of Directors discussed the following reasons for approving the Merger:

     The Board reviewed and discussed the public market for Tech 80's stock. The Board recognized that the market for Tech 80's stock was relatively illiquid, and that any shareholder with a significant number of shares of Tech 80's stock would have difficulty disposing of the shares in the public market without adversely affecting the market price. The Board also discussed its belief that the public market may not fairly value Tech 80's stock.

     The Board reviewed and discussed the recent changes in the computer board manufacturing industry including the consolidation that was occurring in 1997 and 1998 and more recent decreases in valuations due to economic troubles in Asian markets. The Board concluded that changing industry conditions may make it difficult to obtain valuations as high as that offered by ACS in the future.

     The Board stated its belief that the consideration being offered by ACS is favorable to the shareholders of Tech 80 and that ACS's offer would be favorable for Tech 80's business, employees and other stakeholders.

     The Board also noted that as set forth in the Agreement and Plan of Merger and Reorganization negotiated with ACS, the Merger is conditioned upon approval of the Merger by a majority of the votes cast by shareholders other than the Board members at a special meeting called to approve the Merger, and is also conditioned upon receipt of a fairness opinion regarding the fairness of the consideration.

            Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER AGREEMENT BY THE SHAREHOLDERS OF TECH 80.

             Opinion of Financial Advisor to Tech 80

     Schmidt Financial, Inc. ("Schmidt Financial") was retained by Tech 80's Board of Directors to render its opinion on the fairness from a financial point of view of the Consideration to be received by Tech 80's shareholders in the Merger. Schmidt Financial is a financial consulting firm that performs security valuation in connection with mergers and acquisitions, disposition of business units, litigation support, estate planning and other purposes.
Schmidt Financial was selected as Tech 80's financial advisor based on its expertise in such matters. Schmidt Financial did not assist in soliciting offers for the purchase of Tech 80 and it did not recommend a specific per share price to be paid pursuant to the Merger. Schmidt Financial was only asked to express an opinion to the fairness from a financial point of view to Tech 80's shareholders regarding the Consideration.

     In connection with its engagement, Schmidt Financial delivered its oral opinion to Tech 80's Board of Directors on February 3, 1999 to the effect that, as of such date, the Consideration was fair to Tech 80's shareholders from a financial point of view. Schmidt Financial subsequently delivered its written opinion on February 11, 1999, which is attached as Appendix B hereto. Schmidt Financial's opinion as to the fairness of the Consideration from a financial point of view does not constitute a recommendation to any shareholder as to whether such shareholder should vote in favor of the Merger.

     Schmidt Financial performed valuation analyses of the common stock and evaluated the Consideration, but was not asked to and did not recommend a specific price to be paid pursuant to the Merger. Schmidt Financial's opinion does not address the tax consequences of the Merger to any of Tech 80's shareholders. Further, Schmidt Financial was not requested to analyze and its opinion specifically does not address the relative merits of the proposed Merger as compared to any other current or future strategies that might exist for Tech 80 or the effect of any other transactions in which Tech 80 might engage. Finally, Schmidt Financial did not independently evaluate or appraise the assets and liabilities of Tech 80 and has not been provided with any such evaluation or appraisal. The full text of Schmidt Financial's written opinion, which specifies the assumptions, procedures, information considered and limitations of its review in connection with the analysis, is included as Appendix B and is incorporated by reference herein. TECH 80'S SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY.

     Schmidt Financial, in performing its analysis connected with delivering the fairness opinion related to the proposed Merger, considered information that it deemed appropriate for this particular transaction. Information that Schmidt Financial considered to be material to its opinion included:

 1.  The Merger Agreement;
 2. Audited financial statements for Tech 80 for the five years ended August 31, 1998, and the unaudited financial statements for the four months ended December 31, 1998;
 3. Historical and current pricing of Tech 80's Common Stock and its trading activity;
 4. Financial and securities pricing data for certain publicly traded companies that Schmidt Financial considered to be generally comparable to Tech 80;
 5. Data regarding pricing of other acquisitions and transactions that Schmidt Financial considered relevant;
 6.  Data regarding premiums paid in recent transactions;
 7. Discussions with Tech 80 management regarding historical and current operations, financial condition, and future prospects for Tech 80;
 8. Discussion with Tech 80 management regarding the negotiating process for the proposed Merger;
 9. Discussion with representatives of the buyer regarding the negotiating process in arriving at the proposed purchase price;
10.  Relevant economic and industry data; and
11.  A visit to Tech 80's headquarters.

     Schmidt Financial's Opinion is predicated on the general economic, market, industry, financial and other conditions as they existed on the date hereof and on the information made available to Schmidt Financial through such date. Schmidt Financial has relied on the accuracy and completeness of the financial and other information made available to it and did not undertake any actions to independently verify such information. Schmidt Financial has assumed, and management has represented, that the information provided by Tech 80 has a reasonable basis and accurately reflects the historical and current operations of Tech 80. Schmidt Financial also relied on management's representations that they were not aware of any information or fact that would make the information provide to Schmidt Financial incomplete or misleading. The Board of Directors did not, and Tech 80 did not, impose any limitations on the scope of Schmidt Financial's analysis or the procedures to be followed in forming its opinion. Schmidt Financial has no obligation to update its opinion for events occurring after the date of the fairness opinion, events that could materially impact the assumptions made in preparing such opinion.

     Schmidt Financial performed a variety of financial and comparative analyses in preparing its fairness opinion, including:

 1.  Discounted cash flow (DCF) analysis;
 2.  Guideline public company analysis;
 3.  Guideline transaction analysis;
 4.  Premium analysis; and
 5.  Stock trading analysis.

The summary of Schmidt Financial's analyses outlined below is not a complete description of the analyses underlying the fairness opinion. The preparation of a fairness opinion is a complex process that involves subjective judgments, and is not generally cannot be reduced to partial analysis or summary description. Schmidt Financial did not attribute any particular weight to any analysis or factor it considered, but made qualitative judgments as to the significance and relevance of each analysis and factor. It is therefore the opinion of Schmidt Financial that its analyses must be considered as a whole. Selecting portions of the analyses performed by Schmidt Financial without considering all of the analyses and factors could create a misleading or incomplete view of the methodologies and processes utilized in arriving at its opinion.

     Following is a summary of the analyses that have been performed by Schmidt Financial in arriving at its opinion:

 1. Discounted Cash Flow (DCF) Analysis. Using DCF analysis, based on historical results and on information obtained from Tech 80 management regarding expected future performance, Schmidt Financial discounted to present value the future cash flows that Tech 80 is projected to generate through 2006, assuming that Tech 80 performs in accordance with the projections. These projected cash flows are discounted to present value based on Tech 80's estimated cost of capital. Schmidt Financial has discounted these cash flows at varying discount rates to reflect the varying assumptions regarding Tech 80's cost of capital. Schmidt Financial has also estimated the terminal value of Tech 80 by capitalizing (dividing) the estimated cash flow in 2007 by the capitalization rate (discount rate minus estimated growth rate). The terminal value is also discounted to present value at Tech 80's estimated cost of capital. Based on this analysis, Schmidt Financial arrived at per share values (fully diluted) ranging from $3.76 to $4.63.

 2. Guideline Public Company Analysis. Schmidt Financial reviewed certain financial and operating data of several publicly traded companies engaged in activities similar to those of Tech 80.
Although none of the guideline public companies are directly comparable to Tech 80, this analysis does provide an indication of the range of appropriate values. However, given that none of the guideline companies is directly comparable, the analysis was considered in light of this qualification. Schmidt Financial calculated a price/EBITDA (Earnings before Interest, Taxes, Depreciation, and Amortization) multiple based on last twelve months earnings, after adjusting the subject company and the guideline companies for excess cash and non-operating assets (e.g. investments). The guideline company multiples range from 3.6x to 15.9x with a median multiple of 8.4x. Schmidt Financial compared the multiples indicated by this analysis to the corresponding multiple in the Merger, estimated between 9.95x and 11.27x EBITDA.

 3. Guideline Transaction Analysis. Schmidt Financial utilized public and private information regarding certain guideline transactions of companies deemed to be similar in operations to Tech 80. Since there are no directly comparable transactions with information available, the analysis needs to be considered in light of this qualification. Schmidt Financial calculated the market value of the transactions as a multiple of revenue, which ranged from 0.39x to 2.14x with a median of .81x; and a multiple of operating income, which ranged from 1.84x to 31.6x with a median of 5.1x. The implied multiple of revenue in the proposed Merger ranges between 1.62x and 1.78x the Company's trailing twelve months revenue and the implied multiple of operating earnings ranges between 14.9x and 16.3x Tech 80's trailing twelve months operating income.

 4. Premium Analysis. Schmidt Financial considered data published in The Control Premium Study, 3rd Quarter 1998 by Houlihan, Lokey, Howard, and Zukin. This publication analyzes premiums (and discounts) paid in the public markets in order to gain control. For the 3rd Quarter of 1998, the low, median, mean, and high premiums were 1.7%, 17.3%, 27.3% and 135.0% respectively. However, this study does not include transactions that have been consummated at a discount from their prior trading prices. In the 3rd Quarter of 1998, a full 34% of all of the transactions analyzed sold at discounts. When taken into consideration, the median and mean premiums fall to 10.9% and 10.3% respectively. When these adjusted median and mean premiums are applied to Tech 80's stock price immediately prior to the proposed
Merger announcement, which occurred on December 11, 1998, they imply a per share value for Tech 80 of $4.65 and $4.62 respectively. Using the unadjusted median and mean premiums would imply per share values of $4.91 and $5.33 respectively.

 5. Stock Trading Analysis. Schmidt Financial reviewed and analyzed the historical trading prices and volume at which Tech 80's Common Stock has recently traded. Schmidt Financial reviewed pricing data between September 1996 and January 1999. Over this period of time, trading activity in Tech 80's Common Stock was relatively limited and the trading market was relatively illiquid. The highest traded price over this period was $6.00 per share which occurred in August 1998, and the lowest traded price was $2.50 per share which most recently occurred in November 1996. The average of the bid and ask price immediately prior to the announcement of the proposed Merger was $4.19 per share.

     Schmidt Financial was engaged by Tech 80's Board of Directors to give its opinion regarding the fairness from a financial point of view of the consideration to be received by Tech 80's shareholders in connection with the proposed Merger. Pursuant to the terms of an engagement letter dated January 18, 1999, Tech 80 agreed to pay Schmidt Financial, for acting as a financial advisor to the Board of Directors, a fee of $10,000 plus direct expenses (not to exceed $50) paid as follows: 1) $5,000 upon execution of the engagement letter and 2) $5,000 upon delivery of its opinion. Tech 80 has also agreed to indemnify Schmidt Financial against certain liabilities relating to or arising out of its engagement.


                      Effects Of The Merger

     Pursuant to the Merger Agreement, at the Effective Time of the Merger (i) TAC will be merged with and into Tech 80, which will be the surviving corporation in the Merger; (ii) each Share (other than Shares held by any holder who properly exercises dissenters' rights under Minnesota law) will be converted into the right to receive the Consideration; and (iii) each issued and outstanding share of Common Stock, $.01 par value, of TAC will be converted into and exchanged for one newly issued share of Common Stock of Tech 80 so that ACS will become the sole shareholder of Tech 80. In connection with the Merger, each outstanding Option will be converted into the right to receive, for each share of Tech 80 Common Stock subject thereto, the per share Consideration in cash less the per share exercise price of each Option (the "Net Consideration")

     The structure of the Merger was intended to enable the ACS to obtain ownership of 100% of the equity of Tech 80 if the Merger is approved and to allow all holders of Shares to obtain cash for their Shares. Upon the consummation of the Merger, each shareholder of Tech 80 (other than those who have properly exercised their dissenters' rights) will each be entitled to receive the Consideration for each Share owned by such shareholder.

     Upon completion of the Merger and receipt of the Consideration, shareholders will no longer be entitled to participate in the business of Tech 80 as shareholders or to vote on corporate matters of Tech 80. Tech 80 shareholders will incur a taxable gain for federal income tax purposes as a result of the receipt of cash in exchange for Common Stock if their basis in the Common Stock is less than the Consideration. Further, Tech 80 shareholders will also incur taxable income on any interest received. See "THE MERGER-- Federal Income Tax Consequences."

     If the Merger is consummated, all the Common Stock of Tech 80 as the surviving corporation will be owned by ACS. Upon the effectiveness of the Merger, Tech 80 will therefore become a private company, and public trading of Tech 80 Common Stock will cease. Accordingly, Tech 80 will at such time be delisted from the NASD Bulletin Board.

     As owner of 100% of the Common Stock of Tech 80 following the Merger, ACS will be able to enjoy the benefits of Tech 80's cash flow and earnings, if any, and will be able to exercise full voting control over Tech 80. Tech 80's current shareholders will no longer have the opportunity to continue their interest in an ongoing company with potential for future growth or any of the benefits discussed above. Any and all appreciation in the value of Tech 80 will accrue solely to the benefit of ACS.

     It is anticipated that the current officers of TAC will become officers of Tech 80 as the surviving corporation after the Merger and that the current directors of Tech 80 will resign effective as of the Effective Time.
Therefore, immediately following the Merger, the members of the Board of TAC will become directors of Tech 80.

           Interests of Certain Persons in the Merger

     In connection with the Merger, it is anticipated that Duane Markus will resign as an officer and director of Tech 80, and Jack Pagel and Tom Gould will resign as directors of Tech 80. The Merger Agreement provides that a mutual condition to the Closing for Tech 80 and ACS is that Duane Markus has entered into a severance and non-competition agreement, and that Jack Pagel and Tom Gould each have entered into severance agreements, with Tech 80 as the Surviving Corporation. Under such agreements, Duane Markus would be paid a total of $400,000 in cash at the Closing, and Jack Pagel and Tom Gould will each be paid $50,000 in cash at the Closing, for total severance and non-competition payments to them of $500,000. The cost of these payments are to be borne directly or indirectly by ACS and are not to be taken into account in determining the Total Purchase Price and, thus, such payments will not reduce the per share Consideration payable to shareholders in the Merger. The Merger Agreement allows Tech 80 in the period prior to the Closing Date to pay to Jack Pagel an additional consulting fee of $100,000. Such consulting fee would be in addition to the consulting fees that Tech 80 has paid or may pay in accordance with past practices. The Tech 80 Board of Directors anticipates that it will pay such consulting fees to Jack Pagel in recognition of the services that he rendered to Tech 80 in negotiating the terms of the Merger. If some or all of such consulting fee is paid, the payment would have the effect of reducing the Total Purchase Price otherwise payable. James Burkett, Tech 80's Chief Operating Officer, is anticipated to enter into a three-year employment agreement with the Surviving Corporation effective as of the Closing, which will provide for a continuation of his current compensation plan.

     Prior to the Closing Date, one or more of the Principals or their affiliates may purchase certain assets from Tech 80 as contemplated by the Merger Agreement. Any such purchase should not decrease, and may increase, the Total Purchase Price otherwise payable by ACS. The Merger Agreement contemplates that the Principals or their affiliates, at their and Tech 80's option, might purchase receivables in cash for the face amount of such receivables. No consent of ACS is required in connection therewith (but ACS's consent would be required for the purchase of other assets). Since the amount of the Adjusted Net Book Value in excess of $1,840,000 is not taken into account in determining the Total Purchase Price, the Principals have indicated that they would consider purchasing (but are not obligated to purchase) receivables to reduce the Adjusted Net Book Value to $1,840,000 (if the Adjusted Net Book Value would otherwise exceed $1,840,000). Any receivables purchased by the Principals would decrease the amount of the Adjusted Net Book Value, but would increase the amount of cash that is included in the computation of Portfolio Assets (for which there is no limitation on the amount thereof in determining the Total Purchase Price). Thus, any such purchase by the Principals or their affiliates should not reduce the per share Consideration receivable by shareholders, and may have the effect of increasing the per share Consideration.

                   Effective Time; Closing Date

     If the Merger Agreement is approved by the requisite vote of Tech 80 shareholders, and the other conditions to the Merger are satisfied or waived, the Merger will become effective upon the filing of Articles of Merger with the Minnesota Secretary of State (the "Effective Time"). It is currently anticipated that the filing will be made promptly after the closing of the Merger following the Special Meeting, assuming approval of the Merger by the shareholders of Tech 80. The date on which the closing (the "Closing") is to occur is referred to as the "Closing Date." See "THE MERGER--Covenants and Conditions."

                        Exchange of Shares

     In order to receive the cash to which Tech 80 shareholders will be entitled at the Effective Time, each holder of a certificate or certificates theretofore representing Shares of Tech 80 Common Stock (other than those holders who have properly exercised dissenters' rights) will be required to properly surrender such certificates together with a duly executed and properly completed letter of transmittal and any other required documents, to Tech 80 (as the Surviving Corporation, acting as its own transfer agent). Outstanding shares of TAC will be converted into shares of Tech 80 Common Stock as part of the Merger, resulting in ACS as the sole shareholder of TAC being the sole shareholder of Tech 80, the Surviving Corporation in the Merger.

     Upon receipt from a shareholder of such certificate or certificates together with a duly executed and properly completed letter of transmittal, Tech 80 will inform the Principals that the shareholder is entitled to payment of the per share Consideration. On or after the Availability Date, the Principals will arrange for the issuance and delivery of checks drawn on the Shareholder Fund in amounts representing the per share Consideration multiplied by the number of Shares represented by each such shareholder's stock certificate or certificates, plus interest to which such shareholder is entitled. The Availability Date is expected to occur an estimated forty days after the Closing Date, but may occur several weeks thereafter if there is a dispute regarding the determination of the final Total Purchase Price. Such person or persons will also receive from the Principals a brief statement showing a final computation of the Consideration, including, without limitation, a computation of the final Total Purchase Price and a brief and summary accounting of the Shareholder Fund Administrative Expenses incurred and the reserve established. To the extent practicable, such brief statement will precede or accompany payment of the Consideration and Net Consideration.

     Tech 80 and the Principals will send instructions to such holders of Shares with regard to the procedure for surrendering certificates in exchange for cash, together with a letter of transmittal to be used for this purpose, as soon as practicable after the Effective Time. Such holders of Shares should surrender certificates representing Shares only with a letter of transmittal. See "THE MERGER--Consideration."

Holders of Shares should not send any stock certificates with the enclosed
Proxy.

                            Conditions

     The obligations of each of Tech 80, TAC and ACS to consummate the Merger are subject to the following conditions, among others: (i) the MBCA Required Approval and the Non-Principal Shareholder Approval shall have been obtained,
(ii) the parties' representations and warranties shall be true and correct as of January 27, 1999 and as of the Closing Date, and the parties shall have complied with all obligations to be performed by them at or prior to the Closing; (ii) all material required governmental approvals shall have been obtained; and (iii) there shall not have been instituted or be pending any action or proceeding before any court or governmental agency challenging the Merger. In addition, the obligation of ACS to consummate the Merger is subject to the following conditions, among others: (i) the Principals shall have entered into the non-competition and severance agreements with the Surviving Corporation providing for the payment by the Surviving Corporation of $400,000 to Duane Markus and $50,000 to each of Jack Pagel and Tom Gould, and (ii) Tech 80 shall have delivered all required Schedules at least five business days prior to the Closing Date and ACS shall not have identified matters in good faith and in its reasonable business judgment that it determines adversely affects its valuation of and plans for the future development of Tech 80 as the Surviving Corporation.

     If any of the foregoing conditions are not met, the party whose obligation to proceed is subject to such conditions may refuse to proceed with the Merger. Alternatively, any of the foregoing conditions may be waived at any time prior to the Merger by the parties to the Merger Agreement, except for the MBCA Required Approval and compliance with all statutory requirements for the valid consummation of the Merger.

                 Covenants and Certain Agreements

     Tech 80 has agreed to conduct its businesses in the ordinary and usual course prior to consummation of the Merger and to use its best efforts to cause the transactions contemplated by the Merger Agreement to be consummated. Further, in connection with its agreement to operate in the ordinary course, Tech 80 has agreed that, except as may be set forth in a Schedule to the Merger Agreement or as approved by ACS, Technology 80 will (i) maintain selling prices and discounts at levels equal to the average levels during the three months prior to January 27, 1999, and preserve its business relationships; (ii) not pay dividends or make any distributions, or split or reclassify its capital stock, or repurchase any of its capital stock; (iii) not issue any capital stock or rights to acquire capital stock (other than pursuant to Options); (iv) not amend its Articles of Incorporation or Bylaws; (v) acquire by way of merger or otherwise another business; (vi) not dispose of assets other than in the ordinary course or as contemplated by the Merger Agreement; (vii) not incur debt or make any investments; (viii) not enter into or amend any compensation or employee benefit plan, or increase the compensation of officers, directors or employees, provided that Tech 80 may accelerate payment of amounts otherwise accrued on its financial statements, and Tech 80 may pay a consulting fee of $100,000 to Jack Pagel for services rendered; (x) not change its methods of accounting; and (xi) not take any action that would result in the conditions to Closing not being met. Further, Tech 80 has agreed that it would liquidate all of its investments into cash or cash equivalents at least five trading days prior to Closing.

     Tech 80 and the Principals have agreed that they will not initiate, solicit, encourage, negotiate or discuss or take other actions to knowingly facilitate any proposal or offer to consummate an Alternative Transaction. An "Alternative Transaction" includes a merger, consolidation, business combination, sale of a significant amount of assets outside of the ordinary course of business, sale of shares of capital stock outside of the ordinary course of business, sale or other disposition of Tech 80's business, tender or exchange offer, or similar transaction involving Tech 80. Tech 80 has agreed to promptly notify ACS of any such inquiries or proposals received. Tech 80 has a limited ability to furnish information to or enter into discussions or negotiations with any person or entity that makes an unsolicited bona fide Alternative Transaction inquiry or offer, if (i) the Board of Directors of Tech 80 determines in good faith, after receipt of advice to such effect from independent legal counsel, that such action is so required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law,
(ii) prior to furnishing information to, or entering into discussions and negotiations with, such person or entity, Tech 80 promptly provides written notice to ACS to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (iii) Tech 80 keeps ACS informed of the status and all material terms and events with respect to any such Alternative Transaction

     Tech 80 has agreed that it will, through its Board of Directors, recommend to its shareholders approval and adoption of the Merger Agreement. The Principals have also agreed to vote all of their Shares in favor of the Merger. However, Tech 80 may withdraw its recommendation if the Board of Directors of Tech 80, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such withdrawal or modification is necessary for Tech 80's Board of Directors to comply with its fiduciary duties to shareholders under applicable law.

     During the period prior to the Closing Date, Tech 80 has agreed to afford to ACS and its representatives reasonable access to Tech 80's properties, books and records and to use its best efforts to furnish to ACS such additional information as ACS may from time to time reasonably request. Both Tech 80 and ACS have agreed to execute and deliver such instruments and take such other action as the other party may reasonably require in order to carry out the Merger Agreement and the transactions contemplated thereby.

                Indemnification by the Principals

     After the Effective Time, the Principals have jointly and severally agreed to indemnify and hold harmless ACS and Tech 80 as the Surviving Corporation, and certain related parties. The Principals have agreed to so indemnify such parties for all losses and expenses (including attorneys' fees) that they actually suffer or incur as a result of (i) any material breach of any representation or warranty by Tech 80 or the Principals in the Merger Agreement or related documents, and (ii) any breach by Tech 80 of any covenant or agreement by Tech 80 prior to the Merger in the Merger Agreement or the related documents. The Principals are not to have any liability for such losses and expenses until the aggregate amount incurred exceeds $25,000, in which case the indemnified parties are entitled to indemnification for all losses and expenses. Further, the total liability of the Principals for indemnification is not to exceed, in total, $300,000. No claim for indemnification will be valid unless made on or prior to one year after the Effective Time.

     The representations and warranties that Tech 80 and the Principals are making in the Merger Agreement relate to the following matters, among others:
(i) the number of outstanding Shares and Options; (ii) the accuracy of Tech 80's financial statements, and the absence of undisclosed liabilities; (iii) ownership of Tech 80's assets free and clear of undisclosed liens and encumbrances; (iv) the lack of breaches regarding material contracts of Tech 80; (v) ownership and non-infringement of Tech 80's intellectual property; (vi) Tech 80's full payment of all taxes owing; (vii) the absence of undisclosed pending or threatened litigation; (viii) Tech 80's compliance with applicable law; (ix) the absence of undisclosed environmental liabilities; (x) the compliance under applicable law of all filings made by Tech 80 with the SEC; and (xi) the absence of undisclosed information that could have a material adverse effect on Tech 80 or its assets.

       Termination and Amendment of the Merger Agreement

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date, whether before or after approval by the shareholders of Tech 80, by mutual written consent of ACS and Tech 80.
Further, it may be so terminated and abandoned by ACS if (i) any condition to its obligations under the Merger Agreement is not met or there is a material breach of the Merger Agreement by Tech 80; (ii) the requisite shareholder approvals are not obtained; (iii) the holders of more than 15% of the outstanding Shares shall have properly exercised dissenters' rights; (iv) the Board of Directors withdraws, amends or modifies in a manner adverse to ACS its favorable recommendation of the Merger; (v) Tech 80 or the Principals fail to deliver any required documents; or (vi) within five business days after receipt of the required Schedules, ACS shall have identified matters in good faith and in its reasonable business judgment that it determines adversely affects its valuation of and plans for the future development of Tech 80 as the Surviving Corporation. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date by Tech 80 if (i) any condition to its obligations under the Merger Agreement is not met or there is a material breach of the Merger Agreement by ACS; (ii) the requisite shareholder approvals are not obtained; (iii) Tech 80's Board of Directors withdraws its recommendation to approve and adopt the Merger Agreement in accordance with the terms of the Merger Agreement; or (iv) ACS or TAC fails to deliver any required documents. Further, either ACS or Tech 80 may terminate the Merger Agreement and abandon the Merger if the Merger shall not have been consummated by March 31, 1999, provided that such date will be extended to May 15, 1999 if the SEC shall not have cleared this Proxy Statement by February 28, 1999 (unless the failure was due to the action or failure to act that constitutes a breach of the Merger Agreement).

     The Merger Agreement may be amended at any time prior to the Effective Time, upon the authorization of the respective Boards of Directors of Tech 80, TAC and ACS without shareholder approval, except that after the shareholders of Tech 80 have approved the Merger Agreement, no amendment may be made which by law requires further approval by the shareholders without such further approval.

                        Fees and Expenses

     Except as described in the following sentence, whether or not the Merger is consummated, all costs, fees and expenses in connection with the Merger (including but not limited to accounting, legal and financial advisor fees) and the transactions contemplated hereby will be paid by the party incurring such costs, fees and expenses. In the event the Merger is not consummated (i) because of the occurrence of a material adverse effect involving Tech 80, ACS is to pay up to $50,000 of Tech 80's legal fees incurred after December 10, 1998 related to the negotiation and consummation of the Merger Agreement; and
(ii) so long as ACS shall not have materially breached its obligations under the Merger Agreement, Tech 80 is to pay $400,000 if Tech 80 elects to terminate the Merger Agreement as a result of its Board of Directors withdrawing its recommendation to approve and adopt the Merger Agreement as permitted by the Merger Agreement, or if Tech 80 should enter into any agreement, arrangement or understanding providing for an Alternative Transaction. The Merger Agreement allows the Board of Directors to withdraw its recommendation to approve and adopt the Merger Agreement if it, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such withdrawal or modification is necessary for Tech 80's Board of Directors to comply with its fiduciary duties to shareholders under applicable law. An "Alternative Transaction" includes a merger, consolidation, business combination, sale of a significant amount of assets outside of the ordinary course of business, sale of shares of capital stock outside of the ordinary course of business, sale or other disposition of Tech 80's business, tender or exchange offer, or similar transaction involving Tech 80.

                 Federal Income Tax Consequences

     The following describes the principal federal income tax consequences of the Merger, assuming that the Merger is consummated as contemplated herein.
The discussion assumes that a Tech 80 shareholder holds his or her Shares as a capital asset (i.e., generally for investment). This discussion is based on current laws and interpretations thereof, and there can be no assurance that future legislation, regulations, administrative rulings, or court decisions will not adversely affect the accuracy of the statements contained herein. The discussion does not take account of rules that may apply to shareholders that are subject to special treatment under federal income tax laws (including, without limitation, trusts, S corporations, taxpayers subject to alternative minimum tax, insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations, holders who are not United States citizens or residents, Tech 80 shareholders who acquired Tech 80 common stock pursuant to the exercise of employee stock options or rights or otherwise as compensation, and persons in special situations, including persons who hold shares of Tech 80 common stock as part of a straddle). No rulings have been requested or received from the Internal Revenue Service (the "IRS") as to the matters discussed herein and there is no intent to seek any such rulings. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed in this summary or, if it does challenge the tax treatment, that it will not be successful.

     THE DISCUSSION BELOW DOES NOT ADDRESS STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE MERGER AND THE SPECIFIC TAX CONSEQUENCES TO EACH TECH 80 SHAREHOLDER MAY DIFFER. CONSEQUENTLY, EACH TECH 80 SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO IT, OF THE MERGER.

     For each holder of Tech 80 common stock, the Merger will be a taxable transaction for federal income tax purposes and such holder will be treated as if, at the Effective Time, it had sold each of its Shares for cash. A holder of Tech 80 common stock will recognize capital gain or loss equal to the difference between (x) its tax basis in the Shares surrendered and (y) any cash received for the Shares.

     The gain or loss recognized as a result of the Merger will be treated as a capital gain or loss, provided that Tech 80 is not treated for federal income tax purposes as a "collapsible corporation." Tech 80's management believes that Tech 80 is not a collapsible corporation for federal income tax purposes. The gain or loss so recognized will be long-term with respect to shares of Tech 80 Common Stock held for more than one year and will be short-term with respect to shares held for one year or less. For federal income tax purposes capital losses are generally deductible only against capital gains and not against ordinary income.

     Under the federal income tax backup withholding rules, unless an exemption applies, withholding will be required of 31% of all payments to which a payee is entitled pursuant to the Merger, unless the payee provides or has provided a tax identification number (social security number, in the case of an individual, or employer identification number in the case of other Tech 80 shareholders). Each holder of Tech 80 Shares, and, if applicable, each other payee, should complete and sign any substitute Form W-9 which may be included as part of the letter of transmittal to be returned to Tech 80 in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a satisfactory manner or unless Tech 80 already has such tax identification number in its possession. The exceptions provide that certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Any amounts withheld will be allowed as a credit against the holder's federal income tax liability for such year.

     The Merger Agreement provides that shareholders will receive a pro rata share of any interest earned on the Shareholder Fund from the Closing Date until the Availability Date. Any such interest income would result in ordinary income to the shareholder.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. SHAREHOLDERS SHOULD NOTE THAT THE PARTIES HAVE NOT OBTAINED, AND WILL NOT OBTAIN, A RULING FROM THE IRS OR AN OPINION OF COUNSEL REGARDING THE MATTERS DESCRIBED HEREIN. EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO THE SHAREHOLDER OF THE PROPOSED TRANSACTIONS, INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

                    Regulatory Requirements

     Except in connection with the filing of Articles of Merger with the Secretary of State and compliance with other corporate law requirements, the Merger does not require the approval of any federal, state or other agency.

               RIGHTS OF DISSENTING SHAREHOLDERS

     Shareholders of Tech 80 are entitled to exercise dissenters' rights pursuant to the provisions of Sections 302A.471 and 302A.473 of the Minnesota Statutes. In accordance with these sections, Tech 80 shareholders have the right to dissent to the Merger and to be paid the "fair value" of their Shares. In this context, the term "fair value" means the value of the Shares immediately before the Effective Time of the Merger. Under Section 302A.473, where a merger is to be submitted for approval at a meeting of shareholders, the corporation must notify each of its shareholders of the right to dissent, include in such notice a copy of Sections 302A.471 and 302A.473 and provide a brief description of the procedures to be followed under these sections. This Proxy Statement shall constitute such notice to the shareholders of Tech 80 and the following discussion describes the procedures to be followed by a dissenting shareholder. The applicable statutory provisions are attached hereto as Appendix C.

     The following discussion is not a complete statement of the law pertaining to a dissenting shareholder's rights under Minnesota law and is qualified in its entirety by the full text of Sections 302A.471 and 302A.473 attached hereto. Any Tech 80 shareholder who wishes to exercise the right to dissent and demand the fair value of his or her Shares, or who wishes to preserve the right to do so, should review the following discussion and Appendix C carefully because failure to timely and properly comply with the procedures will result in the loss of a shareholder's right to dissent under Minnesota law.

     A shareholder of Tech 80 wishing to exercise the right to demand the fair value of his or her Shares must:

  Before the vote of shareholders is taken at the Special Meeting of Tech 80 shareholders, file a written notice of intent to demand the fair value of his or her Shares and in addition he or she must not vote in favor of the Merger Agreement. Because a proxy which does not contain voting instructions will, unless revoked, be voted FOR approval of the Merger Agreement, a shareholder of Tech 80 who votes by proxy and who wishes to exercise dissenters' rights must (i) vote AGAINST the approval of the Merger Agreement, or (ii) ABSTAIN from voting on the approval of the Merger Agreement. A vote against the Merger Agreement in person or by proxy will not in and of itself constitute a written notice of intent to demand the fair value of a shareholder's Shares satisfying the requirements.

  A demand for fair value must be executed by or for the shareholder of record, fully and correctly, as such shareholder's name appears on his or her Tech 80 Common Stock certificate or certificates. If the Common Stock is owned of record in a fiduciary capacity such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If the Common Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner.

     A record owner who holds Shares of Tech 80 as a nominee for others, such as a broker, may demand fair value of the shares held for all, or fewer than all, of the beneficial owners of such shares. In such a case, the written demand should set forth the number of Shares to which it relates. When no number of shares is expressly mentioned, the demand will be presumed to cover all Shares standing in the name of the record owner. Beneficial owners of Shares who are not record owners and who intend to exercise dissenters' rights should instruct the record owner to comply with the statutory requirements with respect to the exercise of dissenters' rights before the date of the Special Meeting.

  Tech 80 shareholders who elect to exercise dissenters' rights and demand fair value should mail or deliver their written demand to: Technology
80 Inc., 658 Mendelssohn Avenue North, Minneapolis, Minnesota, 55427,
Attention: Duane Markus, President and Chief Executive Officer. The written demand should specify the shareholder's name and mailing address, the number of Shares owned, and that the shareholder is thereby demanding the fair value of his or her Shares.

  After the Effective Time, Tech 80, as the Surviving Corporation, will cause to be mailed to each shareholder of Tech 80 who has properly asserted dissenters' rights a notice that contains (i) the address to which a demand for payment and stock certificates must be sent in order to receive payment and the date by which they must be received; (ii) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired his or her Shares or an interest in them and to demand payment; and (iii) another copy of Sections 302A.471 and 302A.473 together with a brief description of these sections. To receive the fair value of his or her Shares a dissenting shareholder must demand payment and deposit his or her certificates within 30 days after the notice is given.

  After Tech 80 receives a valid demand for payment, Tech 80 must remit to each dissenting shareholder who has complied with the dissenters' rights provisions the amount Tech 80 estimates to be the fair value of the Shares, plus interest, along with (i) Tech 80's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the Merger, together with the latest available interim financial statement; (ii) an estimate by the corporation of the fair value of the Shares and a brief description of the method used to reach the estimate; and (iii) another copy of Sections 302A.471 and 302A.473 and a brief description of the procedure to be followed in demanding supplemental payment. If Tech 80 fails to remit payment within 60 days of the deposit of certificates, Tech 80 must return all deposited certificates. However, Tech 80 may again give notice and require deposit at a later time.

  If a dissenting Tech 80 shareholder believes that the amount remitted by Tech 80 is less than the fair value of his or her Shares plus interest, such dissenting shareholder may give written notice to Tech 80 of his or her own estimate of the fair value for the Shares plus interest and demand a supplemental payment for the difference. Any written demand for supplemental payment must be made within 30 days after Tech 80 mailed its original remittance.

  Within 60 days after receiving a demand for supplemental payment, Tech 80, as the Surviving Corporation, must either pay the amount of the supplemental payment demanded (or agreed to between the dissenting shareholder and Tech 80) or file a petition in the state courts of Minnesota requesting that the court determine the fair value of the Shares plus interest. Any petition so filed must name as parties all dissenting shareholders who have demanded supplemental payments and who have been unable to reach an agreement with Tech 80 concerning the fair value of their Shares. The court may appoint appraisers, with such power and authority as the court deems proper, to receive evidence on and recommend the amount of fair value of the Shares. The jurisdiction of the court is plenary and exclusive, and the fair value as determined by the court is binding on all shareholders, wherever located. A dissenting shareholder, if successful, is entitled to a judgment for the amount by which the fair value of his or her Shares as determined by the court exceeds the amount originally remitted by Tech 80.

     Generally, the costs and expenses associated with a court proceeding to determine the fair value of the Tech 80 Common Stock will be borne by Tech 80, as the Surviving Corporation, unless the court finds that a dissenting shareholder has demanded supplemental payment in a manner which is arbitrary, vexatious, or not in good faith. Similar costs and expenses may also be assessed in instances where Tech 80 has failed to comply with the procedures in
Section 302A.473 pertaining to dissenters' rights discussed above. The court may, in its discretion, award attorneys' fees to an attorney representing dissenting shareholders out of any amount awarded to such dissenters.

     Failure to follow the steps required by Section 302A.473 for asserting dissenters' rights may result in the loss of a shareholder's rights to demand the fair value of his or her Shares. Shareholders considering seeking appraisal should realize that the fair value of their Shares, as determined under Section 302A.473 in the manner outlined above, could be more than, the same as, or less than the amount of cash they would be entitled to as a result of the Merger if they did not seek appraisal of their shares. The dissenting shareholders shall only be entitled to receive the fair value of their Shares, even if such fair value is less than the amount of cash they would be entitled to as a result of the Merger.

     As set forth in the Merger Agreement, attached hereto as Appendix A, if the holders of more than 15% of the outstanding Shares properly exercise dissenters' rights (as described in this section and in Appendix C hereto), ACS may terminate the Agreement prior to Closing.


                   MARKET PRICES AND DIVIDENDS

Tech 80's common stock, $.01 par value, is traded in the Minneapolis/St. Paul local, over-the-counter market under NASD Bulletin Board symbol "TKAT". Set forth in the table below is information concerning the range of high and low bid quotations for Tech 80's common stock during the fiscal years ended August 31, 1998 and 1997 and the fiscal quarter ended November 30, 1998.


Common Stock Trading Price Ranges
---------------------------------

Common Stock Bid

1999                  Low              High
---------------------------------------------

First Quarter         3 1/8            5


1998                  Low              High
---------------------------------------------

First Quarter         3                3 5/16
Second Quarter        3                4
Third Quarter         3 3/4            4 1/4
Fourth Quarter        3                5 1/4

1997                  Low              High
---------------------------------------------

First Quarter         2                2 1/2
Second Quarter        2                2 9/16
Third Quarter         2                2
Fourth Quarter        2                3 1/4


     Prices were obtained from Twin Cities media. The quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

     As of the Record Date, there were [161] record holders of Tech 80's common stock.

     It is the present intention of Tech 80 to retain any earnings to finance the development of its business and, accordingly, Tech 80 does not anticipate payment of any cash dividends in the foreseeable future.

     The average of the bid and asked trading prices for each of the 10 trading days immediately preceding the public announcement of the proposed Merger was $37/8 per share. On __________, 1999, the last full trading day prior to the printing of this Proxy Statement, the average of the bid and asked prices of Tech 80 Common Stock was $______ per share. Tech 80 shareholders are urged to obtain current market quotations for their common shares.


                           SELECTED FINANCIAL DATA
                                         Year Ended August 31,

                         1994        1995        1996        1997        1998
Operating Data:

 Operating Revenues  $3,204,296  $3,668,353  $4,206,691  $4,918,935  $5,565,771

 Net Profit             960,237     645,054     665,355     733,327     601,329

 Net Profit
  Per Common Share       .60         .39         .39         .47         .37

Balance Sheet Data:
 Total Assets        $3,392,471  $4,195,375  $4,897,556  $6,009,100  $6,202,026

 Long-Term
  Obligations            -0-         -0-         -0-         -0-         -0-




 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                     RESULTS OF OPERATIONS

             Results of Operations - 1998 vs. 1997

     Revenue increased 13.1% from fiscal year 1997 to fiscal year 1998 and increased 16.9% from fiscal year 1996 to 1997. The increased revenue in fiscal years 1998 and 1997 resulted from an expansion in the customer base for Tech 80's products and an increase in the number of higher-priced products sold.

     Gross profit as a percentage of revenue decreased to 62.4% in fiscal year 1998 from 65.4% in 1997. This decrease resulted from volume discounts granted to Tech 80's major customer during 1998. Tech 80's sales to this customer in 1998 represented approximately 13% of total 1998 revenues. Due to increasing price pressure in Tech 80's industry, similar discounts are expected to be necessary in the future.

     Selling expenses as a percentage of revenue were 14.5% and 14.3% in fiscal years 1998 and 1997, respectively. General and administrative expenses amounted to 19.8% and 20.3% of revenue for fiscal years 1998 and 1997, respectively. Research and development costs represented 14.1% of revenue in fiscal 1998, compared with 14.3% in 1997. Tech 80 expects these expenses to remain at current levels.

     Income from operations was $786,123, or 14.1% of revenue, in fiscal year 1998 and $811,182, or 16.5% of revenue, for fiscal year 1997. The decrease in income from operations for 1998 over 1997 resulted primarily from volume discounts described above.

     Other income decreased by $176,139 from 1997 to 1998, primarily due to a small realized net loss in the sale of investments in 1998 compared to a large realized net gain in 1997. Other income amounted to 1.9% of revenue in fiscal year 1998 and 5.8% of revenue in fiscal year 1997. Tech 80 has retained earnings in recent years while investigating opportunities to purchase or build new facilities and to make strategic acquisitions. These retained earnings have remained in various accounts in an effort to balance the Company's interest in liquidity, return and security.

     Tech 80 reported net income of $601,329, or 10.8% of revenue, for fiscal year 1998 and $733,327, or 14.9% of revenue, for fiscal year 1997. The decrease in net income from 1997 to 1998 is the result of new volume price discounts in 1998 and changes in realized gains and losses on investments from 1997 to 1998.

                     Results of Operations -
            First Quarter 1999 vs. First Quarter 1998

     Revenues for the quarter ended November 30, 1998 decreased by 24% from $1,323,597 to $1,009,750 from revenues for the same period in 1997. Order backlog as of December 31, 1998 was $779 180, as compared to $1,103,482 in backlog as of December 31, 1997. Tech 80 believes that the decrease in backlog and in revenues has resulted from a slow-down in the semi-conductor capital equipment market relating primarily to the following factors: instability in Asian financial markets; delays in the acceptance of next generation wafer-processing technology; and erosion of DRAM margins.

     Gross profit as a percentage of revenue for the three months ended November 30, 1998 was 62%, compared to 59% for the three months ended November 30, 1997. The increase in gross profit as a percentage of revenue is due to the relatively high level of volume discounts for products shipped in the first quarter of fiscal year 1998.

     Operating expenses totaled $517,461, or 51% of revenue, for the first quarter of fiscal 1999 and $529,482, or 40% of revenue for the first quarter of fiscal 1998. The increase in operating expenses as percentage of revenue was due primarily to the decrease in revenue for the quarter.

     Other income increased by $2,827 to $62,387 for the quarter ended November 30, 1998, compared to $59,540 for the same period the preceding year.

     Tech 80 reported net income of $122,294, or 12.1% of revenue, for the quarter ended November 30, 1998 and $209,408, or 15.8% of revenue, for the quarter ended November 30, 1997. The decrease in net income was due primarily to the decrease in revenue for the quarter.

                 Liquidity and Capital Resources

     Tech 80's operations provided a net increase in cash of $641,143 in fiscal year 1998. Accounts receivable decreased by $215,291 from the previous year, primarily due to fewer shipments in August 1998 than in the same month the previous year. Inventories increased $180,009 from the previous year primarily due to increased sales. Tech 80 used $59,904 in cash to purchase equipment. Investment sales and maturities, net of investment purchases, provided an increase in cash of $1,053,109. Tech 80 received $42,989 from employees exercising stock options. In total, cash and cash equivalents increased by $1,383,102 from August 31, 1997 to August 31, 1998.

     Operations used $284,046 in cash during the first quarter of fiscal year 1999. This use of cash reflects the payment of approximately $500,000 in accrued liabilities relating to bonuses and consulting fees. Investing activity provided $308,480 in cash during the quarter. In total, cash and cash equivalents increased by $24,434 from August 31 to November 30, 1998. Tech 80 expects that there will be sufficient capital to fund its operations during the remainder of fiscal year 1999.

     At August 31, 1998, Tech 80 had investments with a cost and fair market value of $2,772,464 and $2,004,726, respectively, consisting primarily of investments in equity securities. This compares to a cost and fair market value of $3,765,049 and $3,348,616, respectively, at August 31, 1997. Approximately 46% of the fair market value as of August 31, 1998 was represented by investments in four companies. Approximately 45% of the fair market value was represented by investments in three companies at August 31, 1997.

     Tech 80 has no long term borrowings and does not currently anticipate that it will be necessary to seek long term debt financing to fund continuing operations.

                         Year 2000 Issue

     Tech 80 has completed an assessment of Year 2000 compliance for its products and critical operating and application systems. This assessment identified no material Year 2000 compliance issues. Tech 80 expects to be fully Year 2000 compliant prior to December 31, 1999. The costs associated with the assessment and any modifications were less than $10,000.

     Ultimately, the potential impact of the Year 2000 issue will depend not only on the actions taken by the Tech 80, but also how the Year 2000 issue is addressed by customers, vendors, service providers, utilities, governmental agencies and other entities with which the Tech 80 does business. Tech 80 is communicating with these parties to learn commitment dates from the various parties as to their Year 2000 readiness and delivery of compliant software and other products. This process will continue throughout fiscal year 1999. The Year 2000 efforts of third parties are not within the Tech 80's control, however, and their failure to respond to Year 2000 issues successfully could result in business disruption and increased operating cost for the Tech
80. At the present time, it is not possible to determine whether any such events are likely to occur, or to quantify any potential negative impact they may have on the Tech 80's future results of operations and financial condition. Tech 80 expects to assess its need for contingency plans during 1999.

     The foregoing discussion regarding the timing, effectiveness, implementation, and cost of Tech 80's Year 2000 compliance efforts contains forward-looking statements which are based on management's best estimates derived using assumptions. These forward-looking statements involve inherent risks and uncertainties, and actual results could differ materially from those contemplated by such statements. Factors that might cause material differences include, but are not limited to, the availability of key Year 2000 personnel, Tech 80's ability to locate and correct all relevant computer codes, the readiness of third parties, and Tech 80's ability to respond to unforeseen Year 2000 complications. Such material differences could result in, among other things, business disruptions, operational problems, financial loss, legal liability and similar risks.

                       Cautionary Statement

     Statements included in this Management's Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this Proxy Statement, in future filings by Tech 80 with the Securities and Exchange Commission and in Tech 80's press releases and oral statements made with the approval of authorized executive officers, if the statements are not historical or current facts, should be considered "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Tech 80 wishes to caution the reader not to place undue reliance on any such forward-looking statements, which reflect Tech 80's plans and expectations only as of the date made.

     Taking the foregoing into account, following are important risk factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by or on behalf of Tech 80:

   Tech 80 participates in a highly competitive and volatile high technology industry. Shifts in demand could negatively affect pricing and sales of Tech 80's products.

   Tech 80's current order backlog is subject to rescheduling or cancellation by Tech 80's customers.
Such rescheduling or cancellation could negatively affect revenues from sales of Tech 80's products in the current period.

   Tech 80 has aggressively reduced administrative costs and maximized capacity utilization in recent years. Changes in the industry and in demand for Tech 80's products may limit Tech 80's ability to maintain costs at current levels in the future.

   Tech 80's business is dependent in part on its continued ability to develop new products to stay abreast of changes in technology in its industry. An inability to continue to develop such products, or a lack of acceptance by Tech 80's customers of such products, could negatively affect Tech 80's sales and the results of its operations.

   Tech 80 may identify product development opportunities or needs in the future which require an immediate and substantial increase in the level of its research and development expenses. Such an increase could negatively affect the results of Tech 80's operations.

   Products representing a significant portion of Tech 80's revenues depend on the continued supply of a proprietary chipset from a sole source supplier. Sales of such products have amounted to as much as 20% of Tech 80's total revenue in recent periods. An interruption in or termination of deliveries from this supplier could negatively affect Tech 80's sales and the results of its operations.

   Sales to one customer represented 13% of Tech 80's revenues during fiscal year 1998. Tech 80's financial condition and results of operations would be materially adversely affected if it were to lose the business of this customer or if the amounts of this customer's orders were to decline significantly.


                       BUSINESS OF TECH 80

                             General

     Technology 80 Inc. ("Tech 80") was incorporated under the laws of the State of Minnesota on February 12, 1980. It is engaged in the business of developing, manufacturing, marketing and selling computer-related industrial control products, with an emphasis on motion control applications. Tech 80's initial products included STD industrial bus structure cards and systems and the ChanalyzerT diagnostic and data-logging tool for use with mainframe computer systems. Tech 80 has since expanded its line to include products for use in a variety of systems involving different bus structures.

     Within Tech 80's existing industry segment, manufacturing technical instruments and systems, there is one principal class of products and services; Industrial Control Products. Industrial Control Products includes several industry standard interfaces, commonly known in the industry as bus structures (e.g., STD, PC, Multibus, SBX, VME, PC/104, and Industry Pack).

                   Industrial Control Products

     Tech 80's products consist primarily of add-in boards for various types of industry standard micro computers. The original
STD product line has been expanded and now includes a broad product line of micro computer based boards.

      Tech 80 also produces accessories to add-in boards. These accessories consist of software products, interface cables, and terminal boards. Accessory products enhance the sales of the main product line by making it more convenient for the customer to use Tech 80's products.

     Tech 80's products address four categories of industrial control applications: servo motor control, stepper motor control, encoder/data acquisition, and industrial input/output. Most of Tech 80's products relate to motion control aspects of such applications.

                            Customers

     Tech 80's customers consist of both OEM and end-user (in-house) applications. Tech 80 actively solicits OEM business, which often results in significant follow-on sales. Because OEM design-ins typically run for several years, future sales growth can be enhanced by a "layering" effect from current OEM business.

     All of Tech 80's sales are made to customers unaffiliated with the company. One customer accounted for 13% of Tech 80's revenue for fiscal year 1998 and twelve customers accounted for approximately 50% of 1998 revenue. No one customer accounted for 10% or more of Tech 80's revenue for fiscal year 1997. International sales accounted for 5.1% and 6.0% of revenue for the years ended 1998 and 1997, respectively. Tech 80's business is not seasonal in nature.

                           Competition

     Tech 80 competes with industrial control manufacturers located in the U.S. and Canada, as well as with some producers based in Europe and Asia. A number of Tech 80's competitors, including for example Galil Motion Control, Inc. and Delta Tau Data Systems, Inc., are larger, have been in business longer, and have greater resources than Tech 80. Based on the most recent information available, Tech 80 believes that it offers one of the most complete product lines for the industrial control products market.

     There are two main types of competition in Tech 80's industrial control products business. Some competing producers offer products that are directly competitive with the same functions as Tech 80's products. Other producers offer products that enable the user to implement a system in an alternative fashion to accomplish the same result, either through use of different functional boards on the same bus structure or on an alternative bus structure. Tech 80's broad product line, involving various bus structures, permits Tech 80 to compete effectively regardless of the bus structure required. Some competition also results from potential customers' in-house special design departments.

     Tech 80 believes that the principal competitive factors in its business are function, availability of products and, to a lesser extent, price. Tech 80's products are comparable in performance and capability to those of its competitors. Tech 80 believes that its experienced design staff (utilizing Computer Aided Design technology) enables it to offer standardized products to meet the customer's needs with a warranty and price which compare favorably to competitive alternatives, including potential customers' in-house design costs.

                            Suppliers

     All parts for Tech 80's products are supplied by third party vendors. Most of such parts are standard off-the-shelf items available from several sources. Special fabricated parts made to Tech 80's specifications can be produced by several local vendors. Printed circuit boards, which are a large part of Tech 80's products, are produced by a variety of local vendors, and additional vendors could be utilized if desired.

     A significant portion of Tech 80's revenues result from sales of products incorporating a proprietary digital signal processor chipset supplied by Performance Motion Devices of Lexington, Massachusetts. Sales of such products have amounted to as much as 20% of Tech 80's total revenue in recent periods. Tech 80 has no long term contract relating to the continued supply of such chipsets and has identified no other source of supply to substitute for Performance Motion Devices in the event that deliveries from Performance Motion Devices are interrupted or discontinued.

     Tech 80 utilizes the latest state of the art components, especially in integrated circuits, in its designs. Delivery of certain new products is sometimes initially delayed due to shortage of these state of the art devices. Once available, however, there has been no instance when such integrated circuits were not available with reasonable lead time. Tech 80 does not anticipate any parts supply problems in the foreseeable future.

     Tech 80 maintains inventory levels consistent with projected sales. Due to increasing sales, Tech 80 has found it necessary in recent periods to maintain larger inventories in order to ensure a continuous allotment of parts and materials from its suppliers and to meet its customers' rapid delivery requirements.

                             Backlog

     Current backlog is the result of purchase orders with delivery scheduled over a period of several months. These deliveries may be rescheduled or canceled by the customer. Tech 80's products are built to a production schedule based on sales forecasts, enabling Tech 80 to meet the needs of its customers who require immediate shipment. Almost all of Tech 80's sales are shipped within days of receiving orders.

     Order backlog as of December 31, 1998 was $779 180, as compared to $1,103,482 in backlog as of December 31, 1997. Tech 80 believes that the decrease in backlog has resulted from a slow-down in the semi-conductor capital equipment market relating primarily to the following factors: instability in Asian financial markets; delays in the acceptance of next generation wafer-processing technology; and erosion of DRAM margins.

                            Employees

     Tech 80 had 25 employees as of November 15, 1998, of which none were part-time. Tech 80 is not a party to any collective bargaining agreement, and Tech 80 considers its employee relations to be satisfactory. In view of the small number of employees, the loss of certain technical or sales personnel could adversely affect Tech 80 in the short-term.

     Tech 80 requires, to the extent allowed by Minnesota law, its employees to assign to Tech 80 all inventions developed during their employment by Tech 80. Tech 80 also requires all employees to enter into agreements pursuant to which, among other things, the employee agrees not to divulge confidential or proprietary information to any competitor and, for a period of two years following termination of employment with Tech 80, not to compete with Tech 80 in any subsequent employment. Tech 80 has such agreements with all of its present employees. Such agreements are not binding in the event Tech 80 is acquired in a transaction opposed by Tech 80's Board of Directors.

                      Patents and Licenses

     One patent has been granted for an Industrial Control Product design. Tech 80 claims copyright protection as to the artwork and documentation of all of its products, but has not sought to register any of its copyrights. There can be no assurance that any existing patents or any future patents will prevent competitors from producing substantially similar products. Tech 80 does not anticipate that any party will have an interest in licensing its patents.

     Tech 80 relies less on the protection provided by patents and copyrights than it does on the technical and creative skills of its personnel and on its abilities to market and service its products, to establish its market position for each of its products, and to improve its products and develop new products to stay abreast of new technology.

                    Research and Development

     Tech 80 has spent $782,068 and $703,742 during the fiscal years ended August 31, 1998 and 1997, respectively, for research and development of industrial control products. Research and development costs were 14.1% of revenue for the fiscal year ended August 31, 1998 and 14.3% of revenue for the fiscal year ended August 31, 1997. For the foreseeable future, Tech 80 expects research and development costs to remain approximately the same, as a percentage of revenue, in light of the continuing need for new products and utilization of new technology to provide the basis for future revenues.

     Tech 80 continually explores research and development opportunities. If the company identifies opportunities with significant potential market demand, a sharp increase in research and development expenditures may result as Tech 80 engages in efforts to develop and bring new products to market. Such increased expenditures may have short- term adverse effects on Tech 80's profitability.

               Marketing, Sales and Distribution

     Tech 80 markets its industrial control products in the United States and Canada primarily through an in-house sales team that sells to manufacturers and, to a lesser extent, to catalog distributors. Tech 80 uses a number of system integrators and distributors specializing in motion control products to supplement the efforts of the direct sales team.

     Tech 80 employs a national sales manager for direct selling
of the motion control product line.   Tech 80 has signed
agreements with several international distributors to implement and handle sales and marketing of Tech 80's products in foreign markets.

     Tech 80 warrants its microcomputer interface cards for a period of two years from the date of shipment. Tech 80's warranty return experience has been minimal, and warranty related expenses have not been material. Tech 80 offers in-house repair services for its products.

                     Description of Property

     Tech 80 leases its office and production facilities in a multiple-tenant building located at 658 Mendelssohn Avenue North, Minneapolis, Minnesota. The portion of the building occupied by Tech 80 consists of 4,810 square feet for production, warehouse, laboratory, drafting and engineering, plus 3,690 square feet for offices, for a total of 8,500 square feet. Tech 80 leases the space under a non-cancelable operating lease that expires October 2000. The lease requires Tech 80 to pay certain operating expenses, including real estate taxes, insurance and maintenance, in addition to the monthly base rent of $4,165. Rent expense for 1998 and 1997, including operating expenses, was approximately $68,400 and $68,700, respectively.


                            MANAGEMENT

The name, age and position of each person who is a director or executive officer of Tech 80 as of January 29, 1999, is as follows:


                        Position with Company       Position Held
Name              Age   with Company                Since
-----------------------------------------------------------------

Thomas L. Gould   56    Director, Secretary          4/90

Duane A. Markus   56    President, Chief Executive   4/90
                         Officer, Chief Financial
                         Officer, Director

Jack W. Pagel     56    Director                     4/90

James A. Burkett  44    Chief Operating Officer      4/93


     Mr. Gould was elected to fill a vacancy on the Board of Directors on April 23, 1990. Mr. Gould has been the President of GH Medical, Inc. since 1990 and has worked as a securities salesman at Equity Securities Trading Co., Inc., Minneapolis, Minnesota since July 1988. Prior to that time, Mr. Gould was employed as a securities salesman by a number of brokerage firms in Minneapolis, Minnesota, including Engler Budd & Co., Inc. from July 1986, to July 1988; Craig-Hallum, Inc. from January 1986, to July 1986; J.W. McClees, Inc. from September 1985, to January 1986; and Pagel, Inc. from August 1981, to September 1985.

     Mr. Markus was elected to fill a vacancy on the Board of Directors on April 23, 1990. Mr. Markus was elected interim Chief Executive Officer of the Company in September 1990, and President, CEO and CFO on December 12, 1990. Mr. Markus, from September 1985, until September 1990, was engaged in managing his personal investments. From approximately 1983 to 1985, Mr. Markus was employed by Pagel, Inc. as a securities trader, and for more than four years prior to 1983, Mr. Markus was employed by Pagel, Inc. as its Executive Vice President and Trader.

     Mr. Pagel was elected to fill a vacancy on the Board of Directors on April 23, 1990. Mr. Pagel, since September 1985, has been engaged in managing his personal investments. Prior to that time, Mr. Pagel was President and sole shareholder of Pagel, Inc.

     Mr. Burkett was promoted to Chief Operating Officer by the Board of Directors in April 1993. Mr. Burkett was hired in August 1985 as Sales Manager and has since held the positions of Director of Sales and Marketing and Vice President of Industrial Control Products. Prior to his employment at Technology 80 Inc., Mr. Burkett was employed as Vice President of the North American Office of Omni Switch, Inc., Phoenix, Arizona.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of January 29, 1999, as to the shares of the Company's Common Stock beneficially owned by Messrs. Pagel, Markus, and Gould (the only persons known by the Tech 80 to own, beneficially, more than 5% of the Tech 80's outstanding Common Stock) and, as of such date, by each of the Company's other current directors and officers and, as of such date, by all officers and directors as a group.


                               Amount and Nature    Percent
Name and Business Address      of Beneficial        of Shares
of Beneficial Holder           Ownership (1) (2)    Ownership (2)
-----------------------------------------------------------------

Thomas L. Gould, Director        101,244 (4)           5.65
658 Mendelssohn Avenue North
Minneapolis, MN  55427

Jack W. Pagel, Director          345,947 (4)          19.30
658 Mendelssohn Avenue North
Minneapolis, MN  55427

Duane A. Markus, Director, CEO   552,808 (3) (5)      30.85
658 Mendelssohn Avenue North
Minneapolis, MN  55427

James A. Burkett,                 75,450 (6) (7)       4.21
 Chief Operating Officer
658 Mendelssohn Avenue North
Minneapolis, MN  55427

All Officers and Directors
as a Group (four people)       1,075,449 (8)          60.01


(1) All shares reflected as beneficially owned are those as to which the shareholder has sole voting and investment power, unless otherwise noted.

(2) Shares not outstanding, but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days, are treated as outstanding only when determining the amount and percent owned by such individual and when determining the amount and percent owned by the group.

(3) Includes 65,200 shares beneficially owned by Mr. Markus's children as to which Mr. Markus has voting power and the power of disposition.

(4) Includes 47,000 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days of the date hereof.

(5) Includes 6,000 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days of the date hereof.

(6) Includes 9,000 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days of the date hereof.

(7) Includes 12,300 shares beneficially owned by Mr. Burkett's spouse and child as to which Mr. Burkett has voting power and/or the power of disposition.

(8) Includes 109,000 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days of the date hereof.


                        DESCRIPTION OF ACS

     ACS is an Israeli corporation formed June 9, 1985. ACS believes that its is a technology leader in the motion control industry. ACS combines proprietary software and advanced electronics in the development and production of universal, fully-digital motion control products. The common stock of ACS is traded on the Nasdaq SmallCap Market under the symbol "ACSEF."

     The principal executive offices of ACS is located at Industrial Park, P.O.B. 5668, Migdal Ha'Emek 10500, Israel 10500.
ACS's telephone number at its principal executive offices is 011-
972-6-6546-440.

                        DESCRIPTION OF TAC

     TAC is a Minnesota corporation owned by ACS which was incorporated on January 12, 1999 for the sole purpose of effecting the Merger. TAC maintains its principal executive offices at Industrial Park, P.O.B. 5668, Migdal Ha'Emek 10500, Israel 10500. TAC's telephone number at its principal executive offices is 011-972-6-6546-440. TAC has no operating history and will cease to exist when it is merged into Tech 80 in connection with the Merger.

                          LEGAL MATTERS

     Certain legal matters in connection with the Merger will be passed upon for Tech 80 by Fredrikson & Byron, P.A., Minneapolis,
Minnesota.

                  INDEPENDENT PUBLIC ACCOUNTANTS

     Lurie, Besikof, Lapidus & Co., LLP, has served as independent auditors for Tech 80 since 1990. The audited consolidated financial statements of Technology 80 Inc. as of August 31, 1998 and 1997 and related consolidated statements of earnings, stockholders' equity, and cash flows for each of the two years in the period ended August 31, 1998 are included herein. A representative of Lurie, Besikof, Lapidus & Co., LLP is expected to be present at the Special Meeting to respond to questions.

                         OTHER BUSINESS

     Management of Tech 80 is not aware of any matters to be presented for action at the Special Meeting, except for matters discussed in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by Proxies will be voted in accordance with the judgment of the person voting the proxies.


                                 FINANCIAL STATEMENTS

                                  TECHNOLOGY 80 INC.

                                 FINANCIAL STATEMENTS

                               August 31, 1998 and 1997





                           C O N T E N T S


                                                                  Page
                                                                  ----

INDEPENDENT AUDITOR'S REPORT                                        1

FINANCIAL STATEMENTS

  Balance sheets                                                    2

  Statements of income                                              3

  Statements of stockholders' equity                                4

  Statements of cash flows                                          5

  Notes to financial statements                                  6-11




                   [LOGO] LURIE, BESIKOF, LAPIDUS & CO., LLP




                   INDEPENDENT AUDITOR'S REPORT





Board of Directors and Stockholders
TECHNOLOGY 80 INC.
Minneapolis, Minnesota


We have audited the accompanying balance sheets of TECHNOLOGY 80 INC. as of August 31, 1998 and 1997, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TECHNOLOGY 80 INC. as of August 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Lurie, Besikof, Lapidus & Co., LLP
--------------------------------------
LURIE, BESIKOF, LAPIDUS & CO., LLP
Minneapolis, Minnesota


October 7, 1998
                                   - 2 -

                            TECHNOLOGY 80 INC.

                              BALANCE SHEETS
                         August 31, 1998 and 1997

                                   ASSETS             1998        1997
                                                   ----------  ----------
CURRENT ASSETS
 Cash and cash equivalents                         $1,667,363  $  284,261
 Short-term investments                                49,048      64,402
 Accounts receivable (less allowance for doubtful
   accounts:  1998 and 1997 - $12,000)                666,933     882,224
 Income tax refund receivable                          66,540        -
 Inventories                                        1,357,461   1,177,452
 Deferred income taxes                                 41,000      44,000
 Other current assets                                  16,432      24,383
                                                   ----------  ----------
   TOTAL CURRENT ASSETS                             3,864,777   2,476,722
                                                   ----------  ----------

PROPERTY AND EQUIPMENT
 Furniture and equipment                              524,035     473,934
 Leasehold improvements                                23,060      23,060
                                                   ----------  ----------
                                                      547,095     496,994
 Less accumulated depreciation                        430,524     395,830
                                                   ----------  ----------
                                                      116,571     101,164
                                                   ----------  ----------

OTHER ASSETS
 Investments                                        1,955,678   3,284,214
 Deferred income taxes                                265,000     147,000
                                                   ----------  ----------
                                                    2,220,678   3,431,214
                                                   ----------  ----------
                                                   $6,202,026  $6,009,100
                                                   ==========  ==========



         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable                                  $   87,418  $   96,371
 Accrued payroll and payroll taxes                    464,816     464,659
 Payable to investment company                         77,750     285,392
 Due to related parties                               217,950     180,800
 Accrued income taxes                                    -         36,990
                                                   ----------  ----------
   TOTAL CURRENT LIABILITIES                          847,934   1,064,212

STOCKHOLDERS' EQUITY                                5,354,092   4,944,888
                                                   ----------  ----------
                                                   $6,202,026  $6,009,100
                                                   ==========  ==========

See notes to financial statements.

                                   - 3 -

                            TECHNOLOGY 80 INC.

                           STATEMENTS OF INCOME
                   Years Ended August 31, 1998 and 1997

                                                        1998         1997
                                                     ----------   ----------

REVENUE                                              $5,565,771   $4,918,935

COST OF GOODS SOLD                                    2,091,518    1,702,373
                                                     ----------   ----------

GROSS PROFIT                                          3,474,253    3,216,562
                                                     ----------   ----------

OPERATING EXPENSES
 General and administrative                           1,099,606      998,562
 Research and development                               782,068      703,742
 Selling                                                806,456      703,076
                                                     ----------   ----------
                                                      2,688,130    2,405,380
                                                     ----------   ----------

INCOME FROM OPERATIONS                                  786,123      811,182
                                                     ----------   ----------

OTHER INCOME (EXPENSE)
 Gain (loss) on sales of investments                    (17,226)     144,804
 Investment income                                      115,669      136,729
 Miscellaneous                                            9,563        2,612
                                                     ----------   ----------
                                                        108,006      284,145
                                                     ----------   ----------

INCOME BEFORE INCOME TAXES                              894,129    1,095,327

PROVISION FOR INCOME TAXES                              292,800      362,000
                                                     ----------   ----------

NET INCOME                                           $  601,329   $  733,327
                                                     ==========   ==========


NET INCOME PER SHARE
 Basic                                               $     0.37    $    0.47
 Diluted                                             $     0.34    $    0.43

SHARES USED IN PER SHARE CALCULATION
 Basic                                                1,632,177    1,576,991
 Diluted                                              1,759,889    1,723,540



See notes to financial statements.

                                                              - 4 -

                                                     TECHNOLOGY 80 INC.

                                             STATEMENTS OF STOCKHOLDERS' EQUITY
                                           Years Ended August 31, 1998 and 1997

                                            Common Stock
                                            ------------          Additional     Loans        Unrealized
                                        Shares *                   Paid-in      for Stock     Losses on      Retained
                                         Issued        Amount       Capital     Purchases    Investments     Earnings       Total
                                        ----------     ------     -----------  ----------    -----------    ----------    ----------

BALANCE - AUGUST 31, 1996               1,571,170      $15,712    $3,383,944    ($162,263)    ($102,526)   $1,215,546    $4,350,413

  Net income                                  -            -             -            -             -         733,327       733,327

  Exercise of stock options                33,875          339        24,216          -             -             -          24,555

  Change in unrealized loss on
    investments, net of tax
    benefit of $92,500                        -            -             -            -       ( 163,407)          -     (   163,407)
                                       ----------      -------    ----------    ----------    ----------   ----------   ------------


BALANCE - AUGUST 31, 1997               1,605,045       16,051     3,408,160    ( 162,263)    ( 265,933)    1,948,873     4,944,888

  Net income                                  -            -             -            -             -         601,329       601,329

  Loan for stock option exercise              -            -             -      (   9,809)          -             -     (     9,809)

  Exercise of stock options                41,688          417        42,572          -             -             -          42,989

  Change in unrealized loss on
    investments, net of tax
    benefit of $126,000                       -            -             -            -       ( 225,305)          -     (   225,305)
                                        ---------      -------    ----------     --------     ---------    ----------    ----------

BALANCE - AUGUST 31, 1998               1,646,733      $16,468    $3,450,732    ($172,072)    ($491,238)   $2,550,202    $5,354,092
                                        =========      =======    ==========     ========     =========    ==========    ==========


* Common stock: $.01 par value; authorized - 5,000,000 shares.

See notes to financial statements.

                                   - 5 -

                            TECHNOLOGY 80 INC.

                         STATEMENTS OF CASH FLOWS
                   Years Ended August 31, 1998 and 1997

                                                    1998         1997
                                                  ---------    ---------
OPERATING ACTIVITIES
 Net income                                       $ 601,329    $ 733,327
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation                                      43,531       34,877
   Deferred income taxes                             11,000       14,500
   (Gain) loss on sales of investments               17,226    ( 144,804)
   Changes in operating assets and liabilities:
     Accounts receivable                            215,291    ( 294,687)
     Income tax refund receivable                 (  66,540)        -
     Inventories                                  ( 180,009)   ( 220,708)
     Other current assets                             7,951        4,686
     Accounts payable                             (   8,953)      44,679
     Accrued payroll and payroll taxes                  157      247,445
     Due to related parties                          37,150      108,700
     Accrued income taxes                         (  36,990)   ( 169,147)
                                                 ----------    ---------
       Net cash provided by operating
        activities                                  641,143      358,868
                                                 ----------    ---------

INVESTING ACTIVITIES
 Proceeds from sale of equipment                        966          267
 Purchases of property and equipment              (  59,904)   (  52,358)
 Proceeds from sales and maturities of
  investments                                     3,388,616    1,835,230
 Purchases of investments                        (2,335,507)  (2,301,437)
 Payments to investment company                  (  285,392)        -
 Loan for stock purchase                         (   12,187)        -
 Payments on loans for stock purchases                2,378         -
                                                 ----------    ---------
       Net cash provided (used) by investing
        activities                                  698,970    ( 518,298)
                                                 ----------    ---------

FINANCING ACTIVITY
 Proceeds from exercise of stock options             42,989       24,555
                                                 ----------    ---------

NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                      1,383,102    ( 134,875)

CASH AND CASH EQUIVALENTS
 Beginning of year                                  284,261      419,136
                                                 ----------    ---------
 End of year                                     $1,667,363    $ 284,261
                                                 ==========    =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
 Cash paid for:
   Income taxes                                  $  387,490    $ 516,641
   Interest                                          19,787        5,101

SUPPLEMENTAL DISCLOSURE OF NONCASH
 INVESTING ACTIVITIES
 Short sale stock value and payable to
  investment company                             $   77,750    $ 285,392


See notes to financial statements.

                                  - 6 -

                            TECHNOLOGY 80 INC.

                      NOTES TO FINANCIAL STATEMENTS



 1.     Description of Business and Summary of Significant
           Accounting Policies -

        Description of Business
        -----------------------

        TECHNOLOGY 80 INC. designs, manufactures, and markets motion control components and systems for original equipment manufacturer (OEM) machine and instrument builders and end users located worldwide. Products are sold through direct sales, manufacturers' representatives, and distributors.

        Use of Estimates
        ----------------

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that may affect the reported amounts and disclosures in the financial statements and accompanying notes. Actual results could differ from those estimates.

        Cash Equivalents
        ----------------

        All highly liquid investments purchased with a maturity of three months or less are considered to be cash equivalents.

        Short-Term Investments
        ----------------------

        Investments which mature within one year from the balance sheet date and investments sold prior to the issuance of the financial statements are classified as short-term.

        Inventories
        -----------

        Inventories are stated at the lower of cost or market determined on a first-in, first-out (FIFO) basis.

        Inventory writedowns are provided based on the age and anticipated use of the specific inventories and related market forecast.

        Property and Equipment
        ----------------------

        Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the related assets. The straight-line method is used for substantially all assets for financial reporting purposes and accelerated methods are used for tax purposes.

        Advertising Costs
        -----------------

        Advertising costs are expensed in the year incurred and were approximately $100,800 and $68,100 in 1998 and 1997, respectively.

        (continued)
                                  - 7 -

                            TECHNOLOGY 80 INC.

                      NOTES TO FINANCIAL STATEMENTS


 1. Nature of Business and Summary of Significant Accounting Policies - (continued)

        Earnings Per Share
        ------------------

        During 1997, the Financial Accounting Standards Board released Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128) which the Company adopted in 1998. Under SFAS No. 128, basic net income per share is computed based on the weighted average number of common shares outstanding. Diluted net income per share is computed based on the weighted average number of common shares outstanding plus potential dilutive shares of common stock including stock options which were granted to employees and directors. SFAS No. 128 requires restatement of earnings per share amounts for all periods presented.

        Comprehensive Income
        --------------------

        In June 1997, the Financing Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", which establishes financial accounting and reporting standards for comprehensive income and its components (revenues, expenses, gains and losses). The Standard is effective for fiscal years beginning after December 15, 1997.

        Reclassifications
        -----------------

        Certain reclassifications were made to the 1997 financial statements to present them on a basis comparable with the current year. The reclassifications had no effect on previously reported stockholders' equity, net income or net cash flows.


 2. Credit Risk -

        The Company maintains cash at two banks located in Minnesota. The balances are insured by the Federal Deposit Insurance Corporation
        (FDIC) up to $100,000 at each bank. At August 31, 1998, deposits at these banks exceeded the balance insured by the FDIC by approximately $78,000.

        Included in cash and cash equivalents at August 31, 1998, are investments of approximately $1,515,000 with various investment companies. These investments are not insured by the FDIC.

 3. Inventories -

        Inventories consist of the following:
                                             1998             1997
                                          ----------       ----------
                 Raw materials            $  656,515       $  586,884
                 Work in process             189,668          237,845
                 Finished goods              511,278          352,723
                                          ----------       ----------
                                          $1,357,461       $1,177,452
                                          ==========       ==========

                                     - 8 -

                              TECHNOLOGY 80 INC.

                         NOTES TO FINANCIAL STATEMENTS



 4.       Investments -

          A summary of the cost, unrealized gains and losses, and fair value of investment are as follows:

                                             Gross Unrealized
                                          ---------------------- Estimated
                                Cost        Gains       Losses   Fair Value
                             ----------   ---------    --------- ----------

   August 31, 1998:
     Available-for-sale -
       equity securities     $2,767,464   $  60,702 ($ 828,440)  $1,999,726

     Held-to-maturity -
      municipal bond              5,000        -          -           5,000
                             ----------   ---------  ---------   ----------
                             $2,772,464   $  60,702 ($ 828,440)  $2,004,726
                             ==========   =========  =========   ==========

   August 31, 1997:
     Available-for-sale -
       equity securities     $3,760,049   $  91,822  ($ 508,255) $3,343,616

     Held-to-maturity -
       municipal bond             5,000        -           -          5,000
                             ----------   ---------   ---------  ----------
                             $3,765,049   $  91,822  ($ 508,255) $3,348,616
                             ==========   =========   =========  ==========


   Approximately 46% of the fair market value is represented by investments in four companies at August 31, 1998. Gross realized gains and (losses), using the specific identification method, totalled $319,075 and ($336,301) for 1998 and $166,757 and ($21,953) for 1997, respectively. The held-to-maturity bond is due in less than one year.

 5. Income Taxes -

   The provision for income taxes consists of the following:

                                                  1998              1997
                                               ----------        ----------
       Current:
         Federal                               $  281,500        $  347,200
         State                                        300               300
                                               ----------         ---------
                                                  281,800           347,500
                                               ----------         ---------
       Deferred:
         Federal                              (     5,100)       (    9,700)
         State                                     16,100            24,200
                                               ----------         ---------
                                                   11,000            14,500
                                               ----------         ---------
                                               $  292,800         $ 362,000
                                               ==========         =========

   (continued)

                                               - 9 -

                                         TECHNOLOGY 80 INC.

                                   NOTES TO FINANCIAL STATEMENTS


 5.  Income Taxes - (continued)

     The Company utilized approximately $16,200 of tax credits in 1998 to reduce state income taxes. The Company utilized approximately $109,000 of net operating loss carryforwards and $13,500 of tax credits in 1997 to reduce state income taxes.

     The significant components of deferred income tax assets and liabilities are as follows:

                                                  1998                            1997
                                     -----------------------------     -----------------------------
                                       Total     Federal    State       Total    Federal     State
                                     ---------  ------------------     --------- --------- ---------

    Deferred income tax assets:
       Credit carryforwards          $ 36,100   $    -    $ 36,100      $ 52,300  $    -    $ 52,300
       Unrealized losses on
         investments                  276,500    252,500    24,000       150,500   137,000    13,500
       Other                           26,500     24,200     2,300        26,000    23,800     2,200
                                      -------    -------   -------       -------   -------   -------
                                      339,100    276,700    62,400       228,800   160,800    68,000
                                      -------    -------   -------       -------   -------   -------

    Deferred income tax liabilities:
       Impact of state credit
         carryforwards                 12,300     12,300       -          17,800    17,800       -
       Other                           20,800     19,100     1,700        20,000    18,300     1,700
                                      -------    -------   -------       -------   -------   -------
                                       33,100     31,400     1,700        37,800    36,100     1,700
                                      -------    -------   -------       -------   -------   -------
    Net deferred tax asset           $306,000   $245,300  $ 60,700      $191,000  $124,700  $ 66,300
                                      =======    =======   =======       =======   =======   =======


    The significant differences between income taxes at the statutory rate and the effective tax rates were as follows:

                                                          1998        1997
                                                        ---------   ---------
       Tax computed at the statutory rate               $ 304,000   $ 372,500
       State income taxes, net of federal benefit          16,300      16,200
       Tax exempt investment income                     (  28,700)  (  27,800)
       Other                                                1,200       1,100
                                                        ---------   ---------
       Income tax expense                               $ 292,800   $ 362,000
                                                        =========   =========

 6.   Transactions with Related Parties -

      The Company has consulting agreements with two directors and also pays these individuals director fees. Consulting and director fees earned by these individuals totaled $217,950 and $180,800 in 1998 and 1997, respectively. The fees are paid to these individuals in the year following being earned.

      During fiscal 1998 and 1994 respectively, the Company provided loans of $12,186 and $171,404 to certain employees and directors to purchase the Company's stock. The stock purchased by these individuals is held by the Company as collateral against the loan balances. The loans, which have a balance of $172,073 and $162,263 at August 31, 1998 and 1997,
      respectively, are classified as a reduction of stockholders' equity. The loans bear interest at 6% and are due on demand. The Company earned interest on these loans of approximately $10,000 during both 1998 and 1997.

                                 - 10 -

                            TECHNOLOGY 80 INC.

                       NOTES TO FINANCIAL STATEMENTS



 7.  Building Lease -

     The Company leases its office and production facility under a noncancellable operating lease which expires October 2000. The lease requires the Company to pay certain operating expenses, including real estate taxes, insurance, and maintenance, in addition to the monthly base rent of $4,165.

     The future minimum annual base rental commitment under the above lease is as follows:

                           Year Ending
                           August 31,        Amount
                          -----------      --------

                             1999           $ 49,980
                             2000             49,980
                             2001              4,165
                                            --------
                                            $104,125
                                            ========

     Rent expense for 1998 and 1997, including operating expenses, was approximately $68,400 and $68,700, respectively.


 8.  Common Stock Options -

     Incentive Stock Option Plan
     ---------------------------

     The Company had an Incentive Stock Option Plan which expired in fiscal 1995. Options issued under the Plan are exercisable for a specific period of time, as determined by the Board of Directors, but not greater than ten years. The options granted become exercisable in four equal annual installments beginning on the first anniversary of the date of grant. The Company reserved 200,000 shares of common stock for issuance pursuant to the Plan. Option transactions under the Plan are summarized as follows:

                                          Number     Weighted-Average
                                        of Shares    Exercise Price
                                        ----------   ----------------

     Outstanding at August 31, 1996       155,250           $1.25

       Expired                          (     375)          $1.69
       Cancelled                        (   8,250)          $1.49
       Exercised                        (  33,875)          $0.72
                                         --------

     Outstanding at August 31, 1997       112,750           $1.38

       Cancelled                        (     937)          $1.69
       Exercised                        (  41,688)          $1.03
                                         --------

     Outstanding at August 31, 1998        70,125           $1.59
                                         ========

                                               - 11 -

                                         TECHNOLOGY 80 INC.

                                   NOTES TO FINANCIAL STATEMENTS



 8. Common Stock Options - (continued)

   The following table summarizes stock options outstanding and exercisable at August 31, 1998:

                                         Outstanding                 Exercisable
                               -------------------------------     -------------------
                                         Weighted     Weighted               Weighted
                                          Average      Average                Average
                                         Remaining     Exercise              Exercise
       Exercise Price Range     Shares    Life          Price       Shares     Price
       --------------------    -------   ---------      --------    -------- ---------
           $1.38 - $1.44        29,375    3 months      $1.38        29,375   $1.38
           $1.69 - $1.86        40,750   15 months      $1.74        33,687   $1.75
                                ------                               ------
           $1.38 - $1.86        70,125   10 months      $1.59        63,062   $1.58
                                ======                               ======


  Directors' Stock Option Plan
   ----------------------------

   The Company had a Directors' Stock Option Plan which granted stock options to members of the Board of Directors who were not employees of the Company. Stock options were granted at an exercise price equal to not less than the fair market value at the date of grant and are exercisable over ten years. There were no options granted under the plan during 1998 or 1997.

   Options to purchase 94,000 shares were outstanding and exercisable at $0.56 - $1.69 per share (average exercise price of $0.96) at August 31, 1998. Outstanding stock options expire over a period ending no later than December 2004 and have a weighted average remaining exercise life of approximately 3 years. During 1997, options to purchase 2,000 shares at an average exercise price of $1.25 expired.


 9. Pension Plan -

   The Company has a Simplified Employee Pension Plan to which it can contribute up to 15% of eligible employees' compensation.
   Contributions are made at the discretion of the Company; no contributions were made for 1998 or 1997.


10. Major Customer -

   One customer accounted for approximately 13% of 1998 revenue and accounts receivable at August 31, 1998 and 12 customers accounted for approximately 50% of 1998 revenue. No one customer had revenues in excess of 10% in 1997.




                            TECHNOLOGY 80 INC.

                         CONDENSED BALANCE SHEETS

                                (UNAUDITED)

ASSETS                                                November 30    August 31
                                                           1998         1998
CURRENT ASSETS
  Cash and cash equivalents                           $1,691,797   $1,667,363
  Short-term investments                                    -          49,048
  Accounts receivable (less allowance for doubtful
   accounts: Nov. 30 - $12,000; Aug. 31 - $12,000)       557,159      666,933
  Inventories                                          1,342,895    1,357,461
  Income tax refunds receivable                           21,200       66,540
  Deferred taxes                                          41,000       41,000
  Other current assets                                    21,643       16,432
                                                       ---------    ---------
    TOTAL CURRENT ASSETS                               3,675,694    3,864,777
                                                       ---------    ---------
PROPERTY AND EQUIPMENT
  Furniture and equipment                                530,655      524,035
  Leasehold improvements                                  23,060       23,060
                                                       ---------    ---------
                                                         553,715      547,095
  Less accumulated depreciation                          442,220      430,524
                                                       ---------    ---------
                                                         111,495      116,571
                                                       ---------    ---------
OTHER ASSETS
  Investments                                          1,915,162    1,955,678
  Deferred taxes                                         163,500      265,000
                                                       ---------    ---------
                                                       2,078,662    2,220,678
                                                       ---------    ---------
     TOTAL ASSETS                                     $5,865,851   $6,202,026
                                                       =========    =========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                        35,011       87,418
  Accrued payroll and payroll taxes                      161,498      464,816
  Payable to investment company                             -          77,750
  Accrued liabilities - other                             12,812      217,950
                                                       ---------    ---------
    TOTAL CURRENT LIABILITIES                            209,321      847,934
                                                       ---------    ---------
STOCKHOLDERS' EQUITY
  Common stock, $0.01 par value (authorized -
   5,000,000 shares; issued and outstanding -
   Nov. 30, 1,646,733, Aug. 31, 1,646,733 shares)         16,468       16,468
  Paid-in capital                                      3,450,732    3,450,732
  Other - loans                                         (171,158)    (172,072)
  Unrealized loss on available-for-sale securities      (312,008)    (491,238)
  Retained earnings                                    2,672,496    2,550,202
                                                       ---------    ---------
                                                       5,656,530    5,354,092
                                                       ---------    ---------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $5,865,851   $6,202,026
                                                       =========    =========

See notes to condensed financial statements.

                             TECHNOLOGY 80 INC.

                      CONDENSED STATEMENTS OF INCOME

                                (UNAUDITED)

                                                          Three months ended
                                                                November 30,
                                                          1998          1997
                                                       ---------     ---------
REVENUES                                              $1,009,750    $1,323,597

COST OF GOODS SOLD                                       386,662       540,247
                                                       ---------     ---------

GROSS PROFIT                                             623,088       783,350
                                                       ---------     ---------

OPERATING EXPENSES
  General and administrative                              16,931       149,699
  Research and development                               188,201       176,894
  Selling                                                161,329       202,889
                                                       ---------     ---------
    TOTAL OPERATING EXPENSES                             517,461       529,482
                                                       ---------     ---------

INCOME FROM OPERATIONS                                   105,627       253,868

OTHER INCOME                                              62,367        59,540
                                                       ---------     ---------

INCOME BEFORE INCOME TAXES                               167,994       313,408

PROVISION FOR INCOME TAXES                                45,700       104,000
                                                       ---------     ---------

NET INCOME                                            $  122,294    $  209,408
                                                       =========     =========

BASIC EARNINGS PER SHARE                                   $0.07         $0.13
                                                            ====          ====

DILUTED EARNINGS PER SHARE                                 $0.07         $0.12
                                                            ====          ====

See notes to condensed financial statements.

                             TECHNOLOGY 80 INC.

                    CONDENSED STATEMENTS OF CASH FLOWS

                                (UNAUDITED)

                                                           Three months ended
                                                              November 30,
                                                             1998       1997
                                                           --------   --------
OPERATING ACTIVITIES
  Net income                                            $  122,294  $ 209,408
  Adjustments to reconcile net income to net cash
   provided (used) by operating activities:
     Depreciation and amortization                          11,696      9,333
     Deferred taxes                                            -        9,700
     Gain on sale of fixed asset                               -         (500)
     Gain on sale of investments                           (21,642)   (33,211)
     Changes in operating assets and liabilities:
       Accounts receivable                                 109,774    179,977
       Inventories                                          14,566     27,762
       Other current assets                                 40,129        186
       Accounts payable                                    (52,407)   (27,605)
       Accrued income taxes                                    -       55,110
       Accrued liabilities                                (508,456)   (70,527)
                                                         ---------   --------
  NET CASH PROVIDED(USED) BY OPERATING ACTIVITIES         (284,046)   359,633
                                                         ---------   --------

INVESTING ACTIVITIES
  Proceeds from sale of equipment                              -          500
  Purchase of property and equipment                        (6,620)   (35,336)
  Proceeds from sales and maturities of investments        314,185    382,133
  Purchase of investments                                      -     (671,612)
  Payments on loans for stock purchases                        915        -
                                                         ---------   --------
  NET CASH PROVIDED (USED) IN INVESTING ACTIVITIES         308,480   (324,315)
                                                         ---------   --------

FINANCING ACTIVITIES
  Proceeds from exercise of stock options                      -       12,094
                                                         ---------   --------
  NET CASH PROVIDED BY FINANCING ACTIVITIES                    -       12,094
                                                         ---------   --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                   24,434     47,412

CASH AND CASH EQUIVALENTS AT BEGINNING
 OF THE PERIOD                                           1,667,363    284,261
                                                         ---------   --------

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD          $1,691,797  $ 331,673
                                                         =========   ========

See notes to condensed financial statements.

                             TECHNOLOGY 80 INC.

            NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

                             November 30, 1998

NOTE A - FINANCIAL INFORMATION

  The unaudited interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission; accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The condensed balance sheet at August 31, 1998 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These interim financial statements should be read in conjunction with the financial statements and notes in the Company's 1998 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.

  In the opinion of management, the financial statements reflect all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the interim periods.

NOTE B - EARNINGS PER SHARE

  Earnings per share are calculated in accordance with the provisions of Statement of Financial Accounting Standards No. 128 - "Earnings per Share" (SFAS No. 128), effective for interim and annual periods ending after December 15, 1997. SFAS No. 128 requires the Company to report both basic earnings per share which is based on weighted-average number of common shares outstanding and diluted earnings per share which is based on the weighted-average number of common shares outstanding and all dilutive potential common shares outstanding. All earnings per share data in this report reflect basic earnings per share, unless otherwise indicated. The details of the earnings per share calculations for the quarter ending November 30, 1998 and 1997 follow:

                                                                     Per share
              1998                             Income       Shares     amount
              ----                             ------       ------   ---------
Earnings per share of common stock -
 basic                                        $122,294    1,646,733     $0.07
Stock options                                     -         114,970       -
                                               -------    ---------      ----
Earnings per share of common stock -
 assuming dilution                            $122,294    1,761,703     $0.07
                                               =======    =========      ====

                                                                     Per share
              1997                             Income       Shares     amount
              ----                             ------       ------   ---------
Earnings per share of common stock -
 basic                                        $209,408    1,606,283     $0.13
Stock options                                     -         137,434       -
                                               -------    ---------      ----
Earnings per share of common stock -
 assuming dilution                            $209,408    1,743,717     $0.12
                                               =======    =========      ====


Appendix A


           AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                               Among


          ACS Electronics, Ltd., Tech 80 Acquisition Corp.,
                 Technology 80 Inc., Duane Markus,
                     Jack Pagel and Tom Gould


                     Dated as of January 27, 1999



                         TABLE OF CONTENTS

RECITALS

ARTICLE I  THE MERGER
 SECTION 1.1. THE MERGER
 SECTION 1.2. EFFECTIVE TIME
 SECTION 1.3. CLOSING
 SECTION 1.4. EFFECTS OF THE MERGER
 SECTION 1.5. ARTICLES OF INCORPORATION AND BY-LAWS
 SECTION 1.6. DIRECTORS
 SECTION 1.7. OFFICERS

ARTICLE II  CONVERSION OF SECURITIES
 SECTION 2.1. CONVERSION OF CAPITAL STOCK
 SECTION 2.2. EXCHANGE AND PAYMENT
 SECTION 2.3. DELIVERIES AT THE CLOSING

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
 SECTION 3.1. CORPORATE EXISTENCE
 SECTION 3.2.  MINUTE BOOKS
 SECTION 3.3. CAPITALIZATION
 SECTION 3.4. POWER AND AUTHORIZATION
 SECTION 3.5. DUE EXECUTION; ENFORCEABILITY
 SECTION 3.6. NONVIOLATION
 SECTION 3.7. NO APPROVALS REQUIRED
 SECTION 3.8. NO PROCEEDINGS
 SECTION 3.9. FINANCIAL STATEMENTS
 SECTION 3.10. ABSENCE OF CHANGES
 SECTION 3.11. PROPERTIES AND ASSETS
 SECTION 3.12. CONTRACTS
 SECTION 3.13. INTELLECTUAL PROPERTY
 SECTION 3.14. TAXES
 SECTION 3.15. LITIGATION
 SECTION 3.16. COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS
 SECTION 3.17. ENVIRONMENTAL MATTERS
 SECTION 3.18. EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFIT PLANS
 SECTION 3.19. EMPLOYEES
 SECTION 3.20. INSURANCE
 SECTION 3.21. ACCOUNTS, LOCKBOXES, SAFE DEPOSIT BOXES AND POWERS
               OF ATTORNEY
 SECTION 3.22. TRANSACTIONS WITH AFFILIATES
 SECTION 3.23. SEC REPORTS AND FINANCIAL STATEMENTS
 SECTION 3.24. INFORMATION IN DISCLOSURE DOCUMENTS
 SECTION 3.25. DISCLOSURE
 SECTION 3.26. CERTAIN BUSINESS PRACTICES AND REGULATIONS

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
            SUB
 SECTION 4.1. CORPORATE EXISTENCE
 SECTION 4.2. POWER AND AUTHORIZATION
 SECTION 4.3. DUE EXECUTION; ENFORCEABILITY
 SECTION 4.4. NONVIOLATION
 SECTION 4.5. NO APPROVALS REQUIRED
 SECTION 4.6. NO PROCEEDINGS
 SECTION 4.7. INFORMATION IN DISCLOSURE DOCUMENTS AND  REGISTRATION
              STATEMENTS
 SECTION 4.8. INTERIM OPERATIONS OF MERGER SUB

ARTICLE V  COVENANTS
 SECTION 5.1. CONDUCT OF BUSINESS OF THE COMPANY
 SECTION 5.2. COVENANTS OF PARENT

ARTICLE VI  ADDITIONAL AGREEMENTS
 SECTION 6.1. REASONABLE EFFORTS
 SECTION 6.2. ACCESS TO INFORMATION
 SECTION 6.3. SHAREHOLDERS MEETING
 SECTION 6.4. LEGAL CONDITIONS TO THE MERGER; LEGAL COMPLIANCE
 SECTION 6.5. NO SOLICITATION
 SECTION 6.6. FEES AND EXPENSES
 SECTION 6.7. NOTIFICATION OF CERTAIN MATTERS
 SECTION 6.8. INDEBTEDNESS
 SECTION 6.9. INDEMNIFICATION
 SECTION 6.10. LIMITATION ON INDEMNIFICATION
 SECTION 6.11. CLAIM FOR INDEMNIFICATION
 SECTION 6.12. CERTAIN PURCHASES BY THE PRINCIPALS OR AFFILIATES

ARTICLE VII  CONDITIONS
 SECTION 7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
              MERGER
 SECTION 7.2. CONDITIONS OF OBLIGATIONS OF PARENT
 SECTION 7.3. CONDITIONS OF OBLIGATIONS OF THE COMPANY

ARTICLE VIII  TERMINATION AND AMENDMENT
 SECTION 8.1. TERMINATION
 SECTION 8.2. EFFECT OF TERMINATION
 SECTION 8.3. AMENDMENT
 SECTION 8.4. EXTENSION; WAIVER

ARTICLE IX  MISCELLANEOUS
 SECTION 9.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES
 SECTION 9.2. DEFINITIONS
 SECTION 9.3. BROKERS' AND FINDERS' FEES
 SECTION 9.4. SALES, TRANSFER AND DOCUMENTARY TAXES, ETC.
 SECTION 9.5. PUBLICITY
 SECTION 9.6. CONTENTS OF AGREEMENT; PARTIES IN INTEREST; ETC.
 SECTION 9.7. ASSIGNMENT AND BINDING EFFECT
 SECTION 9.8. NOTICES
 SECTION 9.9. GOVERNING LAW; JURISDICTION
 SECTION 9.10. NO BENEFIT TO OTHERS
 SECTION 9.11. SCHEDULES
 SECTION 9.12. SEVERABILITY
 SECTION 9.13. COUNTERPARTS
 SECTION 9.14. KNOWLEDGE	47




	This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION dated as of January 27, 1999, by and among ACS Electronics, Ltd., an
Israeli corporation ("Parent"), Tech 80 Acquisition Corp., a Minnesota corporation and a newly--formed wholly-owned subsidiary of Parent ("Merger Sub"), and Technology 80 Inc., a Minnesota corporation (the "Company"), Duane Markus, Jack Pagel and Tom
Gould (collectively, the "Principals"). Certain terms used herein and not otherwise defined herein are defined in ARTICLES II and IX.

RECITALS
--------

	WHEREAS, the Company is engaged in the production and sale of broad-level motion controllers and encoder interfaces for the semiconductor, medical and packaging industries, designed for industry-standard bus architectures (the "Business");

	WHEREAS, the Board of Directors of the Company (subject to its receipt of the fairness opinion referenced in SECTION 7.3(d)), and the Boards of Directors of Parent and Merger Sub, deem it advisable and in the best interests of their respective shareholders that Parent indirectly acquire the Business pursuant to the terms and conditions set forth in this Agreement;

	WHEREAS, the Board of Directors of the Company (subject to its receipt of the fairness opinion referenced in SECTION 7.3(d)), and the Boards of Directors of Parent and Merger Sub, have determined that the merger of the Merger Sub with and into the Company (the "Merger"), with the Company surviving as a wholly-owned subsidiary of Parent, would be in the best interests of their respective shareholders and have approved this Agreement and a Plan of Merger, and have directed that the Plan of Merger be submitted to the respective shareholders of the Company and Merger Sub; and

	NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I
    THE MERGER

	SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions hereof and the Minnesota Business Corporation Act (the "MBCA"), at the Effective Time, the Company and Merger Sub shall consummate the Merger pursuant to which (i) Merger Sub shall be merged with and into the Company, (ii) the separate corporate existence of Merger Sub shall thereupon cease, (iii) the Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Minnesota, and (iv) the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation by the Merger.

	SECTION 1.2. EFFECTIVE TIME. Upon the terms and subject to the conditions hereof, articles of merger (the "Articles of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Minnesota for filing, as provided in the MBCA, as soon as practicable after the Company's shareholders approve the Merger. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Minnesota or at such other time as is provided in the Articles of Merger. The date and time when the Merger becomes effective is herein referred to as the "Effective Time."

	SECTION 1.3. CLOSING. Subject to the satisfaction or waiver of all of the conditions to closing contained in ARTICLE VII hereof, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions to Closing contained in ARTICLE VII and payment of the estimated Total
Purchase Price pursuant to SECTION 2.1(f), at the offices of Lindquist & Vennum P.L.L.P., 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, unless another date or place is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date."

	SECTION 1.4. EFFECTS OF THE. The Merger shall have the effects set forth in the MBCA.

	SECTION 1.5. ARTICLES OF INCORPORATION AND BY-LAWS.

(a)  Articles of Incorporation.
     --------------------------
The Articles of Incorporation of Merger Sub in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

(b)  By-Laws.
     --------
The By-Laws of Merger Sub in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

	SECTION 1.6. DIRECTORS. The directors of Merger Sub at the Effective Time shall be the directors of the Surviving
Corporation, each to hold office from the Effective Time in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly elected and qualified.

	SECTION 1.7. OFFICERS. The officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly appointed and qualified.


ARTICLE II
   CONVERSION OF SECURITIES

	SECTION 2.1. CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, $.01 par value per share, of the Company (the "Company Common Stock") or rights to acquire Company Common Stock, or the holder of any capital stock of Merger Sub:

(a)  Merger Sub Common Stock.
     ------------------------
Each issued and outstanding share of Common Stock, no par value, of Merger Sub (the "Merger Sub Common Stock") shall be converted into one share of common stock of the Surviving Corporation.

(b)  Company Common Stock.
     ---------------------
Each share of Company Common Stock issued and outstanding as of the Effective Time shall be converted into the right to receive, in cash, an amount equal to (the "Consideration"): (x) the sum of
(1) the Total Purchase Price plus (2) the Total Options Exercise Price minus (3) the Shareholder Fund Administrative Expenses, divided by (y) the sum of the number of shares of Company Common Stock outstanding at the Effective Time plus the number of shares of Company Common Stock issuable upon exercisable of all Company Options (as defined in SECTION 2.1(c)) outstanding at the Effective Time. "Total Options Exercise Price" means an amount equal to the total exercise price payable upon exercise of all Company Options outstanding at the Effective Time for all shares of Company Common Stock issuable upon exercise of all such Company Options. All shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Consideration upon the surrender of such certificate in accordance with SECTION 2.2, without interest (except as set forth in SECTION 2.1(h)).

(c)  Company Options.
     ----------------
All stock options to purchase shares of Company Common Stock (the "Company Options") outstanding at the Effective Time, whether or not all shares subject to such Company Option are vested, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive cash, as determined on a per share basis for each share issuable upon exercise thereof (assuming full vesting thereof) in an amount (the "Net Consideration") equal to the per share Consideration minus the exercise price per share of Company Common Stock payable upon exercise of such Company Options. All Company Options, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. Each holder of an agreement representing such stock option rights ("Option Agreement") shall cease to have any rights with respect thereto, except the right to receive the Net Consideration.

(d)  Stock Dividends, Etc.
     ---------------------
If after the date hereof and prior to the Effective Time the outstanding shares of Company Common Stock or the outstanding securities convertible into Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Consideration and Net Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

(e)  The Total Purchase Price.
     -------------------------
The Total Purchase Price shall be determined according to the following definitions and formulas:

(i)  Total Purchase Price.
     ---------------------
"Total Purchase Price" shall mean the sum of (1) the Base Price plus (2) the Portfolio Position and minus (3) the Shortfall
Amount.

(ii) Portfolio Position.
     -------------------
"Portfolio Position" shall mean the sum of the Company's cash and cash equivalents plus its short term and other investments, all as of the Closing Date and all as determined in accordance with generally accepted accounting principles applied on a basis consistent with the accounting principles applied by the Accountants (defined below) in the preparation of the August 31, 1998 audited financial statements of the Company ("GAAP").

(iii) Shortfall Amount.
      -----------------
"Shortfall Amount" shall mean the amount, if any, by which the Adjusted Net Book Value as of the Closing Date is less than $1,840,000. The Shortfall Amount shall not be less than $0.

(iv) Adjusted Net Book Value.
     ------------------------
"Adjusted Net Book Value" shall mean the amount by which (1) the book value of the Company's property and equipment, receivables (not including "interest from employees" or "money due-loans" as set forth in the Company's financial statements), inventory, pre-paid assets and Adjusted Tax Assets on the Closing Date, exceed
(2) the total liabilities of the Company as of the Closing Date, all as set forth in the Company's financial statements as of the Closing Date and all as determined by the Accountants in the manner described at SECTION 2.1(f)(ii) below.

(v)  Adjusted Tax Assets.
     --------------------
"Adjusted Tax Assets" means an amount equal to (1) all tax credits of the Company on the Closing Date which would be available to the Survivor Corporation, plus (2) an amount equal to the estimated tax refund (including interest) that the Company could receive from using any net capital losses of the Company incurred during the current fiscal year (including, without limitation, as a result of the liquidation of the Company's investments contemplated by SECTION 5.1(k)) in connection with taxes paid on any net capital gains of the Company in prior fiscal years.

(vi) Base Price.
     -----------
"Base Price" shall mean the sum of (1) $6,350,000 and (2) 1.508 multiplied by the amount by which Applicable Sales exceed $1,159,000; provided, however, that in no event shall the Base Price be greater than $6,700,000 nor less than $6,350,000. At any time after the date hereof when the Applicable Sales are known, the Company and Parent parties may acknowledge in writing the amount of the Base Price, and the amount so acknowledged shall be binding on the parties.

(vii) Applicable Sales.
      -----------------
"Applicable Sales" shall mean Company sales during the period commencing November 1, 1998 and ending January 31, 1999
(regardless of whether the Closing occurs before or after the end of such quarter).

(f)  Determination and Payment.
	    --------------------------
The Total Purchase Price shall be determined and paid as follows:

(i)  Estimate; Shareholder Fund.
     ---------------------------
The day before the Closing Date, the Company shall provide an estimate of the Total Purchase Price based on a pro forma Total Purchase Price Certificate and a pro forma Closing Date Balance Sheet (as defined below) prepared in good faith by the Company.
On the Closing Date, Parent shall pay in cash such estimated Total Purchase Price into the Shareholder Fund in accordance with instructions of the Principals.

(ii) Accountants; Total Purchase Price Certificate.
     ----------------------------------------------
Within twenty-one (21) days after the Closing Date, Lurie, Besikof, Lapidus & Co., LLP, 2501 Wayzata Boulevard, Minneapolis MN 55405 ("Accountants") shall at the expense of Parent (1) prepare financials of Company as of the Closing Date which shall be prepared in accordance with GAAP and in accordance with the Accountant's Letter (described below), and shall include a balance sheet as of the Closing Date (the "Closing Date Balance Sheet") and associated statements of income and cash flows for the period then ended, including the quarter ended January 31, 1999 (collectively, the "Closing Date Financials"), and (2) provide Parent and the Principals with a certificate stating the final amount of Total Purchase Price, determined by the Accountants in accordance with this ARTICLE II (the "Total Purchase Price Certificate").

(A)  Preparation of the Closing Date Balance Sheet.
     ----------------------------------------------
The assets and liabilities set forth in the Closing Date Balance Sheet shall be determined using the same accounting methods, policies, principles, practices, and procedures, with consistent classification, judgments, and estimation methodology, as used in determining assets and liabilities included in the Financial Statements. The Closing Date Balance Sheet shall prepared without giving effect to the Merger, and any assets, liabilities, revenues or expenses of the Merger Sub, or the consummation of the transactions contemplated hereby (including, without limitation, without reference to the payments made under the non-competition and severance agreements referenced in SECTION 7.2(d)). The Closing Date Balance Sheet shall include, without limitation, all liabilities related to the consummation of the transaction contemplated hereby to the extent incurred but not paid by the Company at the Effective Time (except to the extent that this Agreement provides for payment by the Parent or Merger Sub), and all accrued but unpaid tax liabilities of the Company at the Effective Time. Further, the Closing Date Balance Sheet shall be prepared in accordance with the procedures set forth in the Accountant's letter to the Company and Parent dated January __, 1999 (the "Accountant's Letter").

(B)  Drafts; Access.
     ---------------
The Accountant shall afford the Principals and Parent (including their or its employees, accountants, agents, and professional advisors) the opportunity to review and comment upon drafts of the Closing Date Financials and the Total Purchase Price Certificate prior to the finalization of the same by the Accountants. The Accountants, Principals and Parent shall attempt in good faith to resolve any disputes with respect to the draft Closing Date Financials and the calculations therein before the final Closing Date Financials and the Total Purchase Price Certificate are delivered by the Accountant. In connection therewith, the Surviving Corporation shall arrange for the work papers of the Accountants to be made available to the Principals and Parent, and the Principals and Parent may make inquiries of representatives of the Surviving Corporation and the Surviving Corporation's Accountants to the extent deemed necessary by the Principals or Parent.

(iii) Payments; Adjustments.
      ----------------------
Within seven (7) days of the finalization of the Total Purchase Price Certificate in accordance with this SECTION 2.1(f), (1) if the estimated Total Purchase Price paid into the Shareholder Fund on the Closing Date exceeds the final Total Purchase Price, the Principals shall pay from the Shareholder Fund such excess to Parent along with interest earned on such excess while held in the Shareholder Fund; or (2) if the estimated Total Purchase Price paid into the Shareholder Fund on the Closing Date is less than the final Total Purchase Price, Parent shall pay such deficit into the Shareholder Fund with interest thereon from and after the Closing Date to the date of such payment at the same rate of interest as that earned on the Shareholder Fund during such period. The date on which such adjusting payment is made, but not later then seven days after the date of finalization of the final Total Purchase Price Certificate, is referred to herein as the "Availability Date." On and after the Availability Date, the Principals shall pay from the Shareholder Fund the Consideration or Net Consideration to holders of Certificates or Option Agreements in accordance with the terms of this ARTICLE II.

(A)  Supplemental Payments.
     ----------------------
However, if Parent has not paid in full any amounts required to be paid under this SECTION 2.1(f)(iii) at the time such Consideration or Net Consideration is paid to such holders, the Principals may make a supplemental payment from the Shareholder Fund as appropriate as additional payments are made by or on behalf of Parent.

(B)  Breaches.
     ---------
For purposes of this Agreement, if Parent fails to pay the amount required to be paid under this SECTION 2.1(f)(iii) in full within seven days of finalization of the Total Purchaser Price Certificate in accordance with this SECTION 2.1(f), interest shall accrue on such amount at the rate of one and one-half percent per month (or the maximum rate permitted by law, if lesser). Further, Parent shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of Parent's obligations under this Agreement, whether or not suit is brought. Commencing on the Closing Date, the Surviving Corporation hereby guarantees the prompt payment and performance of all of Parent's obligations under this Agreement. The Principals, or any of them, may bring an action hereunder to enforce payment or performance of any amounts or obligations owed by Parent or the Surviving Corporation under this Agreement, and in connection therewith, the Principals shall be entitled as a matter of right to specific performance of Parent's and Surviving Corporation's obligations under this Agreement.

(iv) The Principals.
     ---------------
For purposes of this SECTION 2.1(f), all decisions of the Principals to made under this SECTION 2.1(f) shall be made by a majority in interest of the Principals based on the number of shares of Company Common Stock owned of record or beneficially by the Principals immediately prior to the Merger, provided, however, that withdrawals from the Shareholder Fund may only be made with approval of at least two Principals. For purposes of this SECTION 2.1(f), all notices required to be given to the Principals shall be deemed duly delivered if delivered to Duane Markus in accordance with the provisions of SECTION 9.8.

(v)  Finalization Based on No Notice of Dispute.
     -------------------------------------------
The final Closing Date Financials and Total Purchase Price Certificate delivered by the Accountant to the Principals and Parent (and the Total Purchase Price as determined therein) shall be conclusive and binding upon the parties unless either the Principals or Parent, within ten (10) business days after the delivery to the Principals and Parent of the final Closing Date Financials and Total Purchase Price Certificate, notifies the other in writing that such notifying party or parties disputes any of the amounts set forth therein, specifying in reasonable detail the nature and amount of the dispute and the basis therefor; provided, however, that the Principals may dispute only those items that are different from the positions taken by the Company in the pro forma Total Purchase Price Certificate and Closing Date Balance Sheet provided pursuant to SECTION 2.1(f)(i). If no such notice is given, the Total Purchase Price Certificate shall be finalized and the provisions of SECTION 2.1(f)(iii) shall apply without further action by the Principals or Parent.

(vi) Finalization Based On Mutual Agreement.
     ---------------------------------------
If either the Principals or Parent gives timely notice of a dispute under SECTION 2.1(f)(v), the Principals and Parent shall in good faith attempt to resolve any dispute. If at any time they mutually resolve such dispute (even after submittal to the Arbiter), the Closing Date Financials and the Total Purchase Price Certificate may be amended in writing by them to the extent necessary to reflect the resolution of the dispute. The Total Purchase Price Certificate as so amended shall be deemed finalized and shall be conclusive and binding upon the parties, in which case the provisions of SECTION 2.1(f)(iii) shall apply.

(vii) Finalization Based on Determination of the Arbiter.
      ---------------------------------------------------
If the Principals and Parent do not reach mutual resolution the dispute within 15 days after notice is given by either the Principals or Parent under SECTION 2.1(f)(v), either the Principals or Parent may at any time thereafter submit the dispute to Deloitte & Touche or other independent accounting firm acceptable to the Principals and Parent (the "Arbiter"), for resolution by the Arbiter.

(A)  Submission.
	    -----------
To submit the dispute, the Principals or Parent shall provide written notice to the Arbiter and the Parent or Principals, as the case may be, which notice shall specify in reasonable detail the unresolved nature and amount of the dispute and the basis therefor. The Arbiter may establish reasonable rules and procedures for affording the Principals, Parent and the Accountants (or their employees, accountants, agents, and professional advisors) a reasonable opportunity to present information for consideration by the Arbiter.

(B)  Determination.
     --------------
Promptly, but no later than 30 days after submission of the dispute to the Arbiter, the Arbiter shall make a determination, based solely on such information provided by the Principals, Parent and the Accountant (or their employees, accountants, agents, and professional advisors), and not by independent review, and shall render a report as to its determination of the final Total Purchase Price Certificate (and the resulting computation of the Total Purchase Price). The final Total Purchase Price Certificate as determined by the Arbiter shall be conclusive and binding upon all parties, in which case the provisions of SECTION 2.1(f)(iii) shall apply. In resolving any disputed item, the Arbiter (x) shall be bound by the provisions of this SECTION 2.1(f) and (y) may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party.

(C)  Fees.
     -----
The fees, costs, and expenses of the Arbiter (A) shall be borne by Parent in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by Parent (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted and (B) shall be paid by the Principals from the Shareholder Fund as a Shareholder Fund Administrative Expense in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by Parent (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted.

(g)  Certain Obligations and Duties of the Principals.
     -------------------------------------------------
The Principals shall have the same duties, obligations and liabilities, and the same limitations of duties, obligations and liabilities, that an independent exchange agent would have in fulfilling the duties of the Principals under this ARTICLE II (other than finalization of the Total Purchase Price or in enforcing the obligations of Parent and the Surviving Corporation under this Agreement) if the parties had retained an independent exchange agent pursuant to an agreement containing terms and conditions customary for transactions of this type. The Principals shall have no liabilities or obligations for actions undertaken in finalizing the Total Purchase Price (or in enforcing the obligations of Parent and the Surviving Corporation under this Agreement) if the Principals act in good faith in connection therewith.

(h)  Interest on the Shareholder Fund.
	    ---------------------------------
The Shareholder Fund shall be an interest-bearing account. From and after the Closing Date until the Availability Date, any interest earned on the Shareholder Fund (after taking into account the payment adjustments and interest, if any, to be paid under
SECTION 2.1(f)(iii), including interest paid on late payments), shall accrue to the benefit of holders of Certificates and Option Agreements pro rata among them based on the number of shares of Company Common Stock outstanding and the number of shares of Company Common Stock issuable upon exercise of all Company Options, and shall be paid to such holders along with payment of the Consideration or Net Consideration, as the case may be.
Except as set forth in SECTION 2.1(j), from and after the Availability Date (and except for interest paid on late payments), any interest thereafter earned on the remaining balance of the Shareholder Fund shall accrue to the benefit of the Surviving Corporation and, unless otherwise agreed by the Principals and the Surviving Corporation, shall be paid from the Shareholder Fund by the Principals to the Surviving Corporation when undistributed funds are returned to the Surviving Corporation in accordance with
SECTION 2.2(d).

(i)  The  Shareholder Fund.
     ----------------------
The "Shareholder Fund" means an interest-bearing account established by the Principals at a bank or other financial institution selected by them, which account shall be for the benefit of, and shall be deemed an asset of, of all shareholders of the Company and holders of Option Agreements. The Shareholder Fund shall be used for payment of the Consideration to the holders of shares of the Company and for payment of the Net Consideration to holders of Option Agreement, in accordance with the terms of this ARTICLE II. The Shareholder Fund shall be administered by the Principals as representatives of the Shareholders, and amounts may be withdrawn therefrom with the approval of at least two of the Principals. The Surviving Corporation shall reasonably cooperate with and assist the Principals in the administration of the Shareholder Fund and in the fulfillment of the Principals' obligations under this ARTICLE II, provided, however, that the Surviving Corporation shall not be obligated to incur any significant out-of-pocket costs in connection therewith not related to the fulfillment of the Surviving Corporation's obligations under SECTION 2.2. The Principals are expressly authorized with withdraw funds from the Shareholder Fund to pay or reimburse the Principals for Shareholder Fund Administrative Expenses.

(j)  Shareholder Fund Administrative Expenses.
     -----------------------------------------
"Shareholder Fund Administrative Expenses" means (1) the fees, costs and expenses, if any, of the Arbiter to be paid by the Principals from the Shareholder Fund pursuant to SECTION 2.1(f)(vii), and (2) the out-of-pocket costs paid or incurred by the Principals, their affiliates or others incurred in performance of the Principal's obligations under this ARTICLE II. It is acknowledged that the Principals' obligations under this ARTICLE II includes, without limitation, establishing and administering the Shareholder Fund, finalizing the determination of the Total Purchase Price, enforcing the Parent's and the Surviving Corporation's obligations under this Agreement, providing the transmittals to holders of Certificates and Option Agreement, paying from the Shareholder Fund the Consideration and Net Consideration and complying with tax reporting requirements. Solely for purposes of illustration, the out-of-pocket costs that the Principals may pay or incur in connection therewith may include, without limitation, legal and accounting fees, bank charges, printing costs and mailing charges and consultant fees.

(i)  Certain Exclusions.
     -------------------
The Principals shall not be entitled to any fees or compensation in connection with fulfilling their obligations under this ARTICLE II, and Shareholder Fund Administrative Expenses shall not include any such fees or compensations of the Principals. Further, Shareholder Fund Administrative Expenses shall not include amounts for which the Principals are required to indemnify under SECTION 2.1(k) to the extent that the Principals have breached their duties under this ARTICLE II. However, Shareholder Fund Administrative Expenses shall include amounts for which the Principals are required to so indemnify to the extent that the Principals have not so breached their duties under this ARTICLE II.

(ii) Reserve.
     --------
In recognition of the fact that the Principals will incur out-of-pocket costs after the Availability Date, the Principals are hereby authorized to create a reserve for their good faith estimate of the out-of-pocket costs that may be incurred in fulfilling their obligations under this ARTICLE II after the Availability Date, and such reserve shall be deemed a Shareholder Fund Administrative Expense. Except to the extent of available interest earned on the Shareholder Fund from and after the Availability Date, the Principals shall not be entitled to payment or reimbursement from the Shareholder Fund of any out-of-pocket costs paid or incurred in excess of such reserve after the Availability Date. If the actual out-of-pocket costs paid or incurred by the them as of the date that undistributed funds are to be paid to the Surviving Corporation under SECTION 2.2(d), the excess reserve, at the election of the Principals, may either be paid to the Surviving Corporation or paid to a charitable organization exempt under Section 501(c)(3) of the Internal Revenue Code.

(k)  Indemnification by the Principals.
     ----------------------------------
In addition to the indemnity made by the Principals in SECTION 6.9, and without reference to the limitations on indemnity set forth in SECTIONS 6.10 or 6.11, from and after the Effective Time, the Principals, jointly or severally, hereby agree to indemnify and hold harmless Parent and the Surviving Corporation, and their respective officers, directors, employees, agents, consultants, for any Losses (as defined in SECTION 6.9) actually suffered or incurred by them as a result of any breach of the Principals' obligations under this ARTICLE II.

	SECTION 2.2. EXCHANGE AND PAYMENT

(a)  Exchange.
     ---------

(i)  Transmittals.
     -------------
As soon as practicable after the Effective Time, the Principals and the Surviving Corporation shall mail to each holder of record of a certificate or certificates (collectively, the "Certificates") whose shares were converted pursuant to SECTION 2.1, and to holders of record of Option Agreements, into the right to receive the Consideration or Net Consideration (i) a letter of transmittal (which shall be in such form and have such provisions as the Principals and Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates or Option Agreements in exchange for the Consideration or Net Consideration.

(ii) Surrender; Payment.
     -------------------
Upon surrender of a Certificate or Option Agreement for cancellation to the Surviving Corporation, together with such letter of transmittal, duly executed, the holder of such Certificate or Option Agreement shall be entitled to receive in exchange therefor the Consideration to which such holder is entitled pursuant to SECTION 2.1(b) hereof or the Net Consideration to which such holder is entitled to pursuant to
SECTION 2.1(c) and the Certificate or Option Agreement so surrendered shall forthwith be canceled. Within two (2) business days after the Surviving Corporation's receipt of the surrendered Certificate or Option Agreement for cancellation with such duly executed letter of transmittal, the Surviving Corporation shall provide notice to the Principals regarding such holder's right to payment, including the name of the holder and the Consideration or Net Consideration payable to such holder. Promptly thereafter, the Principals shall pay from the Shareholder Fund such Consideration or Net Consideration, as the case may, to such holder, after giving effect to any required tax withholdings, in accordance with the terms hereof (with interest thereon as provided in SECTION 2.1(h)).

(iii) Computation Statement.
      ----------------------
To the extent practicable, prior to or simultaneous with payment of the Consideration or Net Consideration (and in any event, promptly after payment thereof), the Principals shall provide a holder of a Certificate or Option Agreement with a brief statement showing a final computation of the Consideration or Net Consideration, including, without limitation, a computation of the final Total Purchase Price and a brief and summary accounting of the Shareholder Fund Administrative Expenses incurred and the reserve established under SECTION 2.1(j) (if any).

(iv) Transfers; Lost Certificates or Option Agreements.
     --------------------------------------------------
In the event of a transfer of ownership of Company Common Stock or an Option Agreement which is not registered in the transfer records of the Company, the Consideration or Net Consideration payable to the transferee thereof in the Merger may be issued to a transferee if the Certificate representing such Company Common Stock or Option Agreement is presented to the Surviving Corporation, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificates or Option Agreements shall have been lost, stolen, or destroyed, the Principals may pay the Consideration or Net Consideration from the Shareholder Fund in exchange for such lost, stolen, or destroyed Certificates or Option Agreement, upon the making of an affidavit of that fact by the holder thereof; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Certificate or Option Agreement to deliver a bond in such sum as they may direct as indemnity against any claim that may be made against the Principals, the Parent or the Surviving Corporation with respect to such Certificate or Option Agreement alleged to have been lost, stolen, or destroyed. Until surrendered as contemplated by this SECTION 2.2, each Certificate and Option Agreement shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Consideration or Net Consideration payable in the Merger.

(v)  The Surviving Corporation's Obligations; Indemnification.
     ---------------------------------------------------------
The Surviving Corporation's obligations under this SECTION 2.2(a) shall be performed by Ricky Carlson or other employee of the Surviving Corporation reasonably acceptable to the Principals. From and after the Effective Time, the Parent and the Surviving Corporation, jointly or severally, hereby agree to indemnify and hold harmless the Principals and the holders of Certificates or Option Agreements, and their respective affiliates, for any Losses (as defined in SECTION 6.9) actually suffered or incurred by them as a result of any breach of the Surviving Corporation's under this SECTION 2.2(a).

	(b)  Dissenters' Rights.
      -------------------

(i)  Demand and Perfection.
     ----------------------
Notwithstanding any provision of this Agreement to the contrary, the holder (a "Dissenting Shareholder") of any shares of Company Common Stock who has demanded and perfected such holder's right to dissent from the Merger and to be paid the fair value of such shares (the "Dissenting Shares") in accordance with Sections 302A.471 and 302A.473 of the MBCA and as of the Effective Time has neither effectively withdrawn nor lost his, her or its right to such dissent shall not have a right to receive the Consideration for such Dissenting Shares pursuant to SECTION 2.1(b) and shall only be entitled to such rights as are granted by the MBCA. The Surviving Corporation shall make any and all payments due to holders of Dissenting Shares.

(ii) Withdrawal or Loss of Rights.
     -----------------------------
Notwithstanding the provisions of SECTION 2.2(b)(i), if any Dissenting Shareholder demanding dissenters' rights with respect to such Dissenting Shareholder's Dissenting Shares under the MBCA shall effectively withdraw or lose (through failure to perfect or otherwise) his, her or right to dissent, then as of the Effective Time or the occurrence of such event, whichever occurs later, such Dissenting Shares shall automatically be converted into and represent only the right to receive the Consideration as provided in SECTION 2.1(b) upon surrender of the certificate or certificates representing such Dissenting Shares.

(iii) Payment.
      --------
The Company shall give Parent and Merger Sub prompt notice of any demand by a Dissenting Shareholder for payment, or notices of intent to demand payment received by the Company under Sections 302A.471 and 302A.473 of the MBCA, and Parent and Merger Sub shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned) or as otherwise required by law, make any payment with respect to, or settle, or offer to settle, any such demands.

(c)	Satisfaction.
    -------------
All of the Consideration or Net Consideration paid upon shares of Company Common Stock or upon securities convertible into Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares.

(d)	Undistributed Funds.
    --------------------
Any portion of the Shareholder Fund which remains undistributed to the shareholders of the Company for six months after the Effective Time shall be delivered by the Escrow Agent (along with interest accruing thereon from and after the Availability Date as provided in SECTION 2.1(h)) to the Surviving Corporation, upon demand, and any shareholders of the Company who have not theretofore complied with this ARTICLE II shall, subject to any applicable abandoned property, escheat or similar law, thereafter look only to the Surviving Corporation for the Consideration or Net Consideration payable in the Merger (plus interest only as expressly provided in SECTION 2.1(h)). None of Parent, Merger Sub, the Company or the Surviving Corporation shall be liable to any holder of shares of Company Common Stock or securities convertible into Company Common Stock for such Consideration or Net Consideration payable in the Merger delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

	SECTION 2.3. DELIVERIES AT THE CLOSING

(a)  Deliveries by the Company and the Principals.
     ---------------------------------------------
At the Closing the Company and the Principals shall take the following actions and deliver or cause to be delivered to Parent and Merger Sub each of the following items:

(i)  President's Certificate.
     ------------------------
A certificate dated as of the date of the Closing executed by the President of the Company certifying, in such form as Parent may reasonably request, that the representations and warranties of the Company, and the Principals, respectively, set forth in ARTICLE III of this Agreement were true and correct as of the date of the execution of this Agreement and are true and correct and as of the date of the Closing as if made on and as of such date, and that since August 31, 1998, there has been no Material Adverse Effect;

(ii) Certificate of Good Standing.
     -----------------------------
A certificate of good standing of the Company issued by the Secretary of State of Minnesota, dated as of a date not more than ten (10) days prior to the Closing Date;

(iii) Certified Resolutions.
      ----------------------
True copies of, (1) resolutions of the Board of Directors, and any applicable committee thereof, certified by the Company's Secretary, (A) approving this Agreement, the Plan of Merger and the transactions contemplated under this Agreement, and (B) authorizing each of the persons who sign, on the Company's behalf, this Agreement or any documents or instruments delivered or required to be delivered in connection with the transactions contemplated by this Agreement, and (2) resolutions adopted by the shareholders of the Company, certified by the Company's Secretary, approving the Plan of Merger in accordance with the requirements of the MBCA;

(iv) Opinion.
     --------
An opinion of Fredrikson & Byron, P.A. dated as of the Closing in a form and substance reasonably satisfactory to Parent;

(v)  Non-Competition and Severance Agreements.
     -----------------------------------------
A duly executed Non-Competition and Severance Agreement between Duane Markus and the Surviving Corporation, and duly executed
Severance Agreements between each of Jack Pagel and Tom Gould and the Surviving Corporation; and

(vi) Other.
     ------
Copies of any other documentation or information reasonably requested by Parent.

(b)  Deliveries by Parent and Merger Sub.
     ------------------------------------
At the Closing, Parent and Merger Sub shall take the following actions and deliver or cause to be delivered to the Company each of the following items:

(i)  Officer Certificate.
     --------------------
Certificates dated as of the date of the Closing executed by an authorized officer of Parent and by an authorized officer of Merger Sub, respectively, certifying, in such form as the Company may reasonably request, that the representations and warranties of Parent and Merger Sub, respectively, were true and correct as of the date of the execution of the Agreement and are true and correct on and as of the date of the Closing as if made on or as of such date;

(ii) Certified Resolutions.
     ----------------------
True copies of (1) resolutions of the Board of Directors of Parent and Merger Sub certified by the Secretary of each, (A) approving this Agreement, the Plan of Merger and the transaction contemplated under this Agreement, and (B) authorizing each of the persons who sign, on behalf of Parent and Merger Sub, the Agreement or any instruments or documents delivered or required to be delivered in connection with the consummation of the transactions under this Agreement; and (2) true copies of resolutions adopted by the sole shareholder of the Merger Sub, as certified by Merger Sub's Secretary, approving the Plan of Merger in accordance with the MBCA;

(iii) Opinion.
      --------
An opinion of Lindquist & Vennum P.L.L.P. (which may rely on or incorporate an opinion of Israeli counsel) counsel for Parent, dated as of the date of the Closing, in form and substance reasonably satisfactory to the Company; and

(iv) Other.
     ------
Copies of any other documentation or information reasonably requested by the Company.

ARTICLE III
   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

	The Company and the Principals represent and warrant to Parent and Merger Sub as follows:

	SECTION 3.1. CORPORATE EXISTENCE. The Company is duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, if any, where the conduct of the Business or the ownership of assets by it requires it to be so qualified or, if not so qualified, such failure to be so qualified will not have a material adverse effect on the Business or the Company's financial condition, results of operations or prospects taken as a whole. The Company has delivered to Parent and Merger Sub true and complete copies of the Company's Articles of Incorporation and By-Laws as currently in effect. SCHEDULE 3.1 to this Agreement is a complete and accurate list of each jurisdiction in which either,
(a) the Company owns or leases property, or (b) the Company is qualified to do business, together with the date of such qualification.

	SECTION 3.2. MINUTE BOOKS. The minute books of the Company contain accurate records of all actions taken by the shareholders, Board of Directors and all committees of the Board of Directors of the Company. Complete and accurate copies of all such minute books have been made available to Parent and Merger Sub.

	SECTION 3.3. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of: (i) 5,000,000 shares of Company Common Stock of which, as of August 31, 1998, 1,606,283 shares were issued and outstanding. As of August 31, 1998, 166,125 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options (the "Company Stock Options") pursuant to the Company's Incentive Stock Option Plan and its Directors' Stock Option Plan, (the "Company Stock Plans"). The Company has no outstanding warrants. All the outstanding shares of the Company's capital stock are, and all shares which may be issued pursuant to Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto. As of the date hereof, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) ("Voting Debt") of the Company are issued or outstanding. Except as set forth above or in SCHEDULE 3.3, as of the date hereof, there are no existing options, warrants, calls, subscriptions or other rights or other agreements, commitments, understandings or restrictions of any character binding on the Company with respect to the issued or unissued capital stock or Voting Debt of the Company. Except as set forth above or in SCHEDULE 3.3, there are no existing options, warrants, calls, subscriptions or other rights or other agreements, commitments, understandings or restrictions of any character obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interests in, the Company, or securities convertible into or exchangeable for such shares, Voting Debt or equity interests, or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, commitment, understanding or restriction. Except as set forth in
SCHEDULE 3.3, there are no contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. Since August 31, 1998, no shares of Company Common Stock have been issued except issuance of shares reserved for issuance and issued pursuant to the Company Stock Plans. Except as set forth in SCHEDULE 3.3, there are no voting trusts, proxies or other agreements or understandings to which the Company is a party or is bound with respect to voting any shares of capital stock of the Company.

	SECTION 3.4. POWER AND AUTHORIZATION. The Company has full power, authority and legal right to execute, deliver and perform this Agreement and such of the Related Documents as are required to be delivered by the Company in accordance with the provisions hereof. The execution, delivery and performance of this Agreement and the Related Documents by the Company have been duly authorized by all necessary corporate action, subject to obtaining shareholder approval pursuant to SECTION 6.3 and subject to receipt of the fairness opinion referenced in SECTION 7.3(d).

	SECTION 3.5. DUE EXECUTION; ENFORCEABILITY. This Agreement and the Related Documents have been duly executed and delivered on behalf of the Company and the Principals, and this Agreement and the Related Documents constitute legal, valid and binding obligations of the Company and the Principals, enforceable in accordance with their respective terms against the Company and the Principals, except as enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

	SECTION 3.6. NON-VIOLATION. Except as set forth in SCHEDULE 3.6, the execution, delivery and performance of this Agreement and the Related Documents by the Company and Principals does not and will not violate, conflict with, result in the breach of, or constitute a default or result in or permit any acceleration of any obligation under: (a) any law, ordinance or governmental rule or regulation to which the Company is subject; (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Company; (c) the Articles of Incorporation or By-Laws of the Company or any securities issued by it; or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, license, or other instrument, document or understanding, oral or written, to which the Company is a party, by which the Company may have rights or by which any of the assets of the Company may be bound or affected; or give any party thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Company thereunder.

	SECTION 3.7. NO APPROVALS REQUIRED. Except for the filing of the Articles of Merger and the Proxy Statement as provided herein, no authorization, approval or consent of and no registration or filing with any governmental or regulatory official, body or authority (except as contemplated or required by this Agreement) is required in connection with the execution, delivery or performance of this Agreement or the Related Documents by the Company or the Principals, and the execution, performance or delivery of this Agreement and the Related Documents by the Company or the Principals will not result in the creation of any Lien upon any of the assets of the Company.

	SECTION 3.8. NO PROCEEDINGS. There is no injunction, order or decree of any court or administrative agency or any action or proceeding pending or, to the knowledge of the Company or the Principals, threatened by or against the Company to restrain or prohibit the consummation of the transactions contemplated hereby.

	SECTION 3.9. FINANCIAL STATEMENTS. The Company has delivered to Parent and Merger Sub copies of its audited balance sheets as of August 31, 1998, 1997 and 1996 and its unaudited balance sheet (the "Balance Sheet") as of December 31, 1998 (the "Balance Sheet Date"), and related statements of income for the fiscal years ended August 31, 1998, 1997 and 1996 and the four months ended December 31, 1998 (collectively, the "Financial Statements"). The audited Financial Statements have been reported on by Lurie, Besikof, Lapidus & Co., LLP and the unaudited Financial Statements have been prepared by the management of the Company, in each case, in accordance with GAAP throughout the periods involved (except as otherwise indicated in the notes thereto), and are true and correct in all material respects, and present fairly, in all material respects, the financial condition of the Company as at the dates of such balance sheets and its results of operations for such respective periods then ended. Except as will be disclosed or accrued on the Closing Date Balance Sheet, the Company does not have any liabilities or obligations, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except
(1) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan listed on
SCHEDULE 3.12 or not required to be disclosed because of the term or amount involved, and (2) other liabilities or obligations not required by GAAP to be reflected on the Closing Date Balance Sheet if such other liabilities or obligations are otherwise disclosed on the Schedules attached hereto or are not otherwise required to be disclosed by this ARTICLE III.

	SECTION 3.10. ABSENCE OF CHANGES. Since August 31, 1998, except as described in SCHEDULE 3.10, there has not been: (a) any Material Adverse Effect; (b) any material loss, damage, condemnation or destruction to any of the Company's properties or assets; (c) any sale, transfer or other disposition of any of the Company's properties or assets (except for property sold or disposed of in the ordinary course of business consistent with past practice); (d) any change in the Company's number of authorized shares of capital stock or Indebtedness not reflected on the Closing Date Balance Sheet; or (e) any change in the titles of, or in the salaries or bonuses for, employees, except for changes in the ordinary course of business consistent with past practice. The Company has operated the Business in the ordinary course consistent with past practice from the Balance Sheet Date to the date hereof and will continue to operate the Business in a similar fashion through the Closing Date.

	SECTION 3.11. PROPERTIES AND ASSETS. SCHEDULE 3.11 sets forth: (a) a description, by deed reference or otherwise, of all real property, if any, owned by, and all easement rights granted to, the Company; (b) a complete and correct list of each lease of real property, if any, to which the Company is a party, true copies of which leases, any amendments thereto and any options exercised thereunder, have previously been delivered to Parent and Merger Sub; and (c) a description of all fixed assets, machinery, equipment, furniture, fixtures and other tangible personal property owned or leased by the Company with a book value as of the Balance Sheet Date in excess of $500. The Company has good, valid and marketable title to all of its properties and assets, real, personal and mixed, which it purports to own, including, without limitation, all properties and assets used or useful in the Business or to be reflected on the Closing Date Balance Sheet, free and clear of all Liens, and defects of title of any nature whatsoever, except for: (i) Liens listed in SCHEDULE 3.11; (ii) Liens for current real or personal property taxes not yet due and payable; (iii) worker's, carrier's, mechanics, materialmen's and other similar Liens; and (iv) defects of title and other restrictions and encumbrances that are immaterial in character, amount and extent and which do not materially detract from the value or materially interfere with the present or proposed use of the properties they affect.

	SECTION 3.12. CONTRACTS.

(a)  Schedule 3.12.
     --------------
SCHEDULE 3.12 sets forth a complete and correct list of all currently existing contracts, obligations, agreements, plans, arrangements, commitments or the like (written or oral) of a material nature to which the Company is a party ("Contracts"), including, without limitation, the following:

(i)  Employee Contacts; Etc.
     -----------------------
Employment, bonus or consulting agreements, pension, profit-sharing, deferred compensation, stock bonus, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of the Company and agreements among the Company and its shareholders;

(ii) Inventory Contracts; Etc.
     -------------------------
Agreements for the purchase of inventory, materials, supplies, services, equipment or any capital item or items and involving a consideration of more than $5,000 per contract or series of related contracts;

(iii) Union Contracts; Etc.
      ---------------------
Agreements with any labor union or collective bargaining organization or other labor agreements;

(iv) Supplier Contracts; Etc.
     ------------------------
Agreements with suppliers, customers, dealers, distributors, sales representative and agents;

(v)  Personal Property Leases.
     -------------------------
Leases of personal property as lessee involving a consideration of more than $500 per month per lease or series of related leases;

(vi) Non-Competition Contracts.
     --------------------------
Agreements limiting the freedom of the Company to compete in any line of business or in any geographic area or with any person or entity;

(vii)Sale Contracts; Etc.
     --------------------
Agreements providing for disposition of the business, assets or stock of the Company, agreements of merger or consolidation or letters of intent with respect to the foregoing;

(viii) Contracts with Affiliates.
       --------------------------
Agreements to which the Company is a party and in which any of the officers, directors or employees of the Company has any personal interest, either direct or indirect;

(ix) Acquisition Contracts.
     ----------------------
Letters of intent or agreements with respect to the acquisition of the business, assets or stock of any other business; and

(x)  Other.
     ------
All other agreements that are material to the ownership or operation of the Business.

(b)  Defaults; Etc.
     --------------
Except as otherwise set forth on SCHEDULE 3.12 or SCHEDULE 3.18,
(i) the Company has complied in all material respects with all material provisions of all such Contracts, and there does not exist any event of default by the Company under any thereof or any event that, after the giving of notice or the lapse of time, or both, would constitute such an event of default, (ii) the Company is not aware of any existing event of default by any other party to any such Contract, and (iii) all of such Contracts are freely transferable in the Merger without the consent of any other party thereto.

	SECTION 3.13. INTELLECTUAL PROPERTY.

(a)  Proprietary Rights.
     -------------------
Except as set forth on SCHEDULE 3.13, the Company is the sole and exclusive owner of all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, technology and know-how (including all trade secrets, data bases, customer lists, confidential information, discoveries, inventions and improvements), rights in computer software that the Company purports to own (excluding commercially available software licensed from third parties) and other proprietary rights and information listed on SCHEDULE 3.13 (collectively, "Proprietary Rights") and constituting all Proprietary Rights used in the Business as presently conducted, free and clear of all Liens, claims, charges, security interests and encumbrances, except as set forth in such Schedule.

(b)  Assignment; Etc.
     ----------------
The Company has not, as of and since the date upon which it acquired any of the Proprietary Rights, (i) transferred, conveyed, sold, assigned, pledged, mortgaged or granted a security interest in any of the Proprietary Rights to any third party, (ii) entered into any license, franchise or other agreement with respect to any of the Proprietary Rights with any third person, or (iii) otherwise encumbered any of the Proprietary Rights. The Company has taken all reasonable measures to maintain and enforce the Proprietary Rights and to safeguard the secrecy of all Proprietary Rights that are considered to be trade secrets.

(c)  Infringement.
     -------------
The conduct of the business of the Company as currently conducted does not conflict or infringe in any way with any proprietary right of any third party that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, and there is no claim, suit, action or proceeding pending or to the knowledge of the Company and the Principals threatened against the Company (i) alleging that use of the Proprietary Rights by the Company conflicts or infringes in any way with any third party's proprietary rights, or (ii) challenging the Company's ownership of or right to use or the validity of any Proprietary Right. To the knowledge of the Company and the Principals, there are no conflicts or infringements by any third party of any Proprietary Rights.

(d)  The Merger.
     -----------
The ownership or possession of Proprietary Rights and the right to secure such rights currently enjoyed by the Company will not be affected in any material way by the transactions contemplated by this Agreement.

	SECTION 3.14. TAXES. The Company has filed all tax reports and returns required to be filed by it including, without limitation, any information reports that are required to be provided to any payee or other third party, and such reports and returns were true, correct and complete in all material respects. Except as set forth in SCHEDULE 3.14 (a) the Company has paid all taxes and other charges due or claimed to be due from it to any federal, state, local or foreign taxing authority (including, without limitation, those due in respect of properties, income, franchises, licenses, sales or payrolls and any withholding obligations, or other trust fund taxes and any interest, penalties or additions to tax); (b) all reserves for taxes reflected in the Balance Sheet are adequate; (c) there are no tax Liens upon any property or assets of the Company, except Liens for current taxes not yet due; (d) the Company has made all required declarations of estimated federal, state or local income taxes and has paid all taxes as shown on such declarations; (e) there are no facts which exist or have existed which would constitute grounds for the assessment of any tax liability and neither the Internal Revenue Service nor any other taxing authority is now asserting against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith; and (f) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return for any period. Copies of all Federal income tax returns of the Company in respect of all years not barred by the statute of limitations have heretofore been delivered to Parent and Merger Sub. All taxes and other assessments and levies required to be withheld by the Company from customers with respect to the sale of goods, or from or on behalf of employees for income, social security and unemployment insurance taxes have been collected or withheld and either paid to the appropriate governmental agency or set aside and held in accounts for such purpose.

	SECTION 3.15. LITIGATION. Except as described on SCHEDULE 3.15, no suit, action or other litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or federal, state or other governmental or regulatory official, body or authority, is pending or, to the knowledge of the Company and the Principals, threatened against the Company or which relates to the Business or the assets of the Company, nor does the Company know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could materially and adversely affect the Company, its assets, financial condition, results of operations or prospects, the Business, or the transactions contemplated hereby. The Company is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which may materially and adversely affect the Company, its financial condition, results of operations or prospects, the Business, or the transactions contemplated hereby.

	SECTION 3.16. COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS. The Company is in compliance with all federal, state, and local laws, ordinances, rules, regulations, permits, judgments, orders and decrees applicable to it, the Business or any of its properties, assets, or operations, except to the extent that noncompliance therewith, either singly or in the aggregate, would not have a Material Adverse Effect. SCHEDULE 3.16 contains a complete listing of all governmental licenses, franchises, permits, approvals and other governmental authorizations necessary to permit the Company to operate the Business and to own its properties and assets, all of which are in full force and effect and will remain in full force and effect after the consummation of the transactions contemplated by this Agreement.

	SECTION 3.17. ENVIRONMENTAL MATTERS. Except as described on
SCHEDULE 3.17 (a) the Company has complied, and to the knowledge of the Company and the Principals, others have complied, with all Environmental Laws applicable to all of its facilities and properties currently or formerly owned or operated by the Company;
(b) none of the properties or facilities currently or formerly owned or operated by the Company has been used by the Company, or to the knowledge of the Company and the Principals, by others for the generation, storage, manufacture, use, transportation, disposal or treatment of Hazardous Substances other than in compliance with all applicable Environmental Laws; (c) there has been no Hazardous Discharge made by the Company, or to the knowledge of the Company and the Principals, by others on or from any of the properties or facilities currently or formerly owned or operated by the Company, except in compliance with all applicable Environmental Laws; and (d) there are no outstanding and, to the knowledge of the Company and the Principals, threatened Environmental Actions against the Company or, to the knowledge of the Company and the Principals, (i) against the owners of any facilities operated by the Company or (ii) against any of the owners or operators of any facilities that may have received solid wastes or Hazardous Substances from the Company.

	SECTION 3.18. EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFIT
PLANS.

(a)  Compensation and Benefit Plans.
     -------------------------------
Except as set forth in SCHEDULE 3.12 or SCHEDULE 3.18, the Company does not have and has not had at any time, any bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock or stock option plans, employment or severance contracts, other material employee benefit plans and any applicable "change of control" or similar provisions in any plan, contract or arrangement which cover employees or former employees ("Company Employees") of the Company or any entity (an "ERISA Affiliate") which is considered one employer with the Company under Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414(b) or
(c) of the Internal Revenue Code of 1986, as amended (the "Code") or any other benefit plans, contracts or arrangements (regardless of whether they are funded or unfunded or foreign or domestic) covering Company Employees, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (collectively, the "Compensation and Benefit Plans"). The Company has made available to Parent and Merger Sub true and complete copies of all Compensation and Benefit Plans, including any trust instruments and/or insurance contracts, if any, forming a part of any such plans, and all amendments thereto; where applicable, current summary plan descriptions; where applicable, the most current determination letter received from the Internal Revenue Service (the "Service") and most recent determination letter application, and where applicable, annual reports, financial statements and actuarial reports for the last three plan years ending before December 31, 1998, which fairly and accurately reflect the financial condition of such plans.

(b)  ERISA.
     ------
All of the Compensation and Benefit Plans, to the extent subject to ERISA, are in material compliance with ERISA. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Neither the Company nor any ERISA Affiliate has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has contributed or been required to contribute to any Multi-employer Pension Plan subject to Subtitle E of Title IV of ERISA.

(c)  Certain ERISA Liabilities.
     --------------------------
No liability under Subtitles C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any ERISA
Affiliate with respect to any ongoing, frozen or terminated
Compensation and Benefit Plan, currently or formerly maintained by any of them.

(d)  Contributions.
     --------------
All contributions required to be made or accrued as of December 31, 1998 under the terms of any Compensation and Benefit Plan for which the Company may have liability have been timely made or have been reflected on the Balance Sheet. No Pension Plan has incurred an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any ERISA Affiliate has provided, or is required to provide, security to any Pension Plan pursuant to
Section 401(a)(29) of the Code.

(e)  Retiree Benefits.
     -----------------
Except as set forth in SCHEDULE 3.12 or SCHEDULE 3.18, the Company does not have any obligations for retiree benefits under any Compensation and Benefit Plans.

(f)  The Merger.
     -----------
Except as expressly provided in this Agreement or as set forth on
SCHEDULE 3.12 or SCHEDULE 3.18, the consummation of the transactions contemplated by this Agreement will not: (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or
(ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

(g)  Unfunded Liabilities.
     ---------------------
The Company has no unfunded liabilities with respect to any Pension Plan which covers former Employees in an amount which would have a Material Adverse Effect.

(h)  Termination.
     ------------
Immediately after the Effective Time, the Surviving Corporation could terminate each Compensation and Benefit Plan in accordance with its terms and applicable law without incurring any material liability.

(i)  Additional Payments.
     --------------------
Except as expressly provided in this Agreement or as set forth on
SCHEDULE 3.12 or SCHEDULE 3.18, with respect to the Company and the Business, the transactions contemplated by this Agreement will not cause any additional payments to be due under any Compensation and Benefit Plan, nor accelerate the payment or vesting of any amounts due under any Compensation and Benefit Plan, nor result in any excess parachute payment within the meaning of Code Section 280G except for payments which are paid prior to the Effective Time, accrued on the Closing Date Balance Sheet or for which funds have been reserved.

(j)  Claims.
     -------
There are no pending, or to the Company's knowledge, threatened or anticipated claims by or on behalf of any Compensation and Benefit Plan, by any employee or beneficiary covered under any such Compensation and Benefit Plan, or otherwise involving any such Compensation and Benefit Plan (other than routine claims for benefits).

	SECTION 3.19. EMPLOYEES. SCHEDULE 3.19 sets forth a complete and correct list, as of the date hereof, of the names and current annual salary rates of any officer or employee of the Company whose current regular annual compensation is $40,000 or more, together with a list of all bonuses paid to any such persons for the Company's last two calendar years, and, to the extent existing on the date hereof, all arrangements with respect to any bonuses or deferred compensation to be paid to them from and after the date hereof.

	SECTION 3.20. INSURANCE. All policies or binders of fire, liability, product liability, workers' compensation, vehicular and other insurance held by or on behalf of the Company are set forth on SCHEDULE 3.20. Each such policy or binder is valid and enforceable against the Company in accordance with its terms, and is in full force and effect. No notice has been received from any insurer with respect to the cancellation of, or intent to cancel, or the non-renewal of, any of such policies. Except as set forth on SCHEDULE 3.20, to the Company's and the Principals' knowledge, no event has occurred which could result in a cancellation of any of the insurance policies set forth on such Schedule or a refusal by the insurer to pay under such policies, nor has the Company failed to make any claim under any such policies in a due and timely fashion.

	SECTION 3.21. ACCOUNTS, LOCKBOXES, SAFE DEPOSIT BOXES AND POWERS OF ATTORNEY. SCHEDULE 3.21 sets forth: (i) the names of each bank, savings and loan association, securities or commodities broker, clearing corporation, or other financial institution in which the Company has an account, including cash contribution accounts, customer accounts, securities accounts, and the names of all persons authorized to draw thereon or have access thereto,
(ii) the location of all lockboxes and safe deposit boxes of the Company and the names of all persons authorized to draw thereon or have access thereto and (iii) the names of all persons, if any, holding powers of attorney relating to the Company or the Business, copies of which have been provided to Parent and Merger Sub. At the time of the Closing, all monies, securities, securities entitlements, financial assets and accounts of the Company (if any) related to, necessary to or advisable for the conduct of the Business shall be held by, and be accessible only to, the Company.

	SECTION 3.22. TRANSACTIONS WITH AFFILIATES. As of the date hereof, except as disclosed in SCHEDULE 3.22, there are no outstanding notes payable to or accounts receivable from, or advances by the Company to, and the Company is not otherwise a creditor of, any shareholder, officer, director, employee, or affiliate of the Company, other than any such transactions which do not exceed $1,000 individually or $10,000 in the aggregate, and the Company is not a party to any contract with any shareholder, officer, director, or employee of the Company.

	SECTION 3.23. SEC REPORTS AND FINANCIAL STATEMENTS. The Company has timely made all required filings with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Investment Adviser's Act of 1940, as amended (the "Adviser's Act"), the National Association of Securities Dealers ("NASD"), NASDAQ, and state securities authorities, and has made available to Parent true and complete copies of, all forms, reports and documents required to be filed by the Company since the Company's inception under the Securities Act, the Exchange Act, the Investment Company Act, the Adviser's Act, or rules or regulations of the NASD, NASDAQ, or state securities authority (collectively, the "Company SEC Documents"). The Company SEC Documents, including, without limitation, any financial statements or schedules included therein, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, Investment Company Act, Adviser's Act, or rules or regulations of the NASD, NASDAQ or state securities authority, as the case may be. The financial statements of the Company included in the Company SEC Documents (including the notes and schedules thereto, the "Company Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

	SECTION 3.24. INFORMATION IN DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by the Company, the Principals or their representatives for inclusion or incorporation by reference in the Proxy Statement relating to the meeting of the Company's shareholders to be held in connection with the Merger (the "Proxy Statement") will, at the date mailed to the Company's shareholders and at the time of the meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent for inclusion in the Proxy Statement.

	SECTION 3.25. DISCLOSURE. Neither this Agreement (including the Schedules hereto) nor any Related Document, insofar as they relate to the Company or the Principals, contains or will contain any untrue statement of a material fact or omits or will omit a material fact required to make the statements herein or therein not misleading in light of the circumstances under which those statements were or will be made. There is no fact known to the Company or the Principals which has not been disclosed to Parent and Merger Sub pursuant to this Agreement, the Schedules hereto or the Company SEC Documents that could reasonably be expected to cause a Materially Adverse Effect.

	SECTION 3.26. CERTAIN BUSINESS PRACTICES AND REGULATIONS Neither the Company nor Principals, with respect to the Business or any other person has made or received, and no officer, director, employee, agent or other representative of the Company or Principals, with respect to the Businesses or any other person has made or received, directly or indirectly, in cash or in kind, any illegal bribes, kickbacks, political contributions with corporate funds, payments to or from corporate funds not recorded in records of the Company payments to or from corporate funds that were falsely recorded on such books and records, illegal payments to or from corporate funds to governmental officials in their individual capacities, illegal payments from corporate funds to obtain or retain business, or any payments constituting fraud or abuse of any laws.

SECTION 3.27. SCHEDULES. As of the date hereof, the Company has not completed its internal investigation and review for purposes of confirming and verifying the representations and warranties of the Company contained in this Agreement. The Company shall provide to Parent the Schedules contemplated by this Agreement as soon as reasonably practicable, but in any event within five (5) business days prior to the Closing Date as required by SECTION 7.2(f). In the event that Parent determines that such Schedules contains information which in Parent's good faith, reasonable business judgment adversely affects the value of the Company's business or prospects, then Parent shall have the right, within five (5) days of the receipt of the full and complete Schedules, to terminate this Agreement as set forth in SECTION 8.1(c)(vii).


ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

	Parent and Merger Sub represent and warrant to the Company and the Principals as follows:

	SECTION 4.1. CORPORATE EXISTENCE. Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Merger Sub is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, if any, where the conduct of business or the ownership of assets by Merger Sub requires it to be so qualified or, if not so qualified, such failure to be so qualified will not have a material adverse effect on Merger Sub. Merger Sub has delivered to the Company true and complete copies of Merger Sub's governing documents as currently in effect.

	SECTION 4.2. POWER AND AUTHORIZATION. Parent and Merger Sub each has full power, authority and legal right to execute, deliver and perform this Agreement and such of the Related Documents as are required to be delivered by Parent and Merger Sub in accordance with the provisions hereof. The execution, delivery and performance of this Agreement and the Related Documents by Parent and Merger Sub have been duly authorized by all necessary corporate and other action.

	SECTION 4.3. DUE EXECUTION; ENFORCEABILITY. This Agreement and the Related Documents have been duly executed and delivered on behalf of Parent and Merger Sub, and this Agreement and the Related Documents constitute legal, valid and binding obligations of Parent and Merger Sub, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

	SECTION 4.4. NON-VIOLATION. The execution, delivery and performance of this Agreement and the Related Documents by Parent and Merger Sub does not and will not violate, conflict with, result in the breach of, or constitute a default or result in or permit any acceleration of any obligation under: (a) any law, ordinance or governmental rule or regulation to which Parent or Merger Sub is subject; (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Parent or Merger Sub; (c) the Certificate of Incorporation or By-Laws of Parent or Merger Sub or any securities issued by Parent or Merger Sub; or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, license, or other instrument, document or understanding, oral or written, to which Parent or Merger Sub is a party, by which Parent or Merger Sub may have rights or by which any of the assets of Parent or Merger Sub may be bound or affected; or give any party thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Parent or Merger Sub thereunder.

	SECTION 4.5. NO APPROVALS REQUIRED. Except for the filing of the Articles of Merger and the Proxy Statement as provided herein, no authorization, approval or consent of and no registration or filing with any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement or the Related Documents by Parent or Merger Sub, and, except for Liens which may be created in connection with any financing obtained by Parent or Merger Sub, the execution, performance or delivery of this Agreement and the Related Documents by Parent and Merger Sub will not result in the creation of any Lien upon any of the assets of Parent or Merger
Sub.

	SECTION 4.6. NO PROCEEDINGS. There is no injunction, order or decree of any court or administrative agency or any action or proceeding pending or, to the knowledge of Parent, threatened by or against Parent or Merger Sub to restrain or prohibit the consummation of the transactions contemplated hereby.

	SECTION 4.7. INFORMATION IN DISCLOSURE DOCUMENTS AND REGISTRATION STATEMENTS. None of the information supplied or to be supplied by Parent or its representatives for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to the Company's shareholders and at the time of the meeting of the Company's shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

	SECTION 4.8. INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Merger Sub may enter into employment agreements with James Burkett and Rick Carlson prior to the Closing.

ARTICLE V
COVENANTS

	SECTION 5.1. CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the Effective Time, except as contemplated or permitted by this Agreement or SCHEDULE 5.1, or to the extent that Parent shall otherwise consent in writing:

(a)  Ordinary Course.
     ----------------
The Company shall (i) carry on the Business in the usual, regular and ordinary course consistent with past practice, (ii) maintain selling prices and discounts of products and services at levels equal to the average pricing and discount levels for each product and service during the three month period prior to the date of this Agreement and (iii) use all reasonable efforts to preserve intact the present business organization of the Company, keep available the services of the present officers and employees of the Company and preserve the relationships with customers, suppliers and others having business dealings with the Company.

(b)  Dividends; Etc.
     ---------------
The Company shall not, nor shall the Company propose to (i) declare or pay any dividends on or make other distributions (whether in cash, securities or property or any combination thereof) in respect of any of its capital stock, (ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (except for issuance of shares of capital stock upon exercise or conversion of any rights to acquire shares of capital stock outstanding on the date hereof) or (iii) repurchase, redeem or otherwise acquire to repurchase, redeem or otherwise acquire, any shares of capital stock of the Company.

(c)	Issuances.
    ----------
Except as expressly contemplated by this Agreement and except for issuance of shares of capital stock upon exercise or conversion of any rights to acquire shares of capital stock outstanding on the date hereof, the Company shall not issue, transfer, pledge or sell, or authorize or propose or agree to the issuance, transfer, pledge or sale of, any shares of its capital stock of any class, any Voting Debt or other equity interests or any securities convertible into, or any rights, warrants, calls, subscriptions, options or other rights or agreements, commitments or understandings to acquire, any such shares, Voting Debt, equity interests or convertible securities.

(d)  Articles and Bylaws.
     --------------------
The Company shall not amend or propose to amend its Articles of Incorporation or By-Laws.

(e)  Acquisitions.
     -------------
The Company shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets outside the ordinary and usual course of business consistent with past practice or otherwise enter into any material commitment or transaction outside the ordinary and usual course of business consistent with past practice, provided, however, that the foregoing shall not apply to sales of receivables or other assets contemplated by
SECTION 6.12.

(f)  Dispositions.
     -------------
The Company shall not sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets outside the ordinary and usual course of business consistent with past practice, provided, however, that the foregoing shall not apply to sales of receivables or other assets contemplated by SECTION 6.12.

(g)  Indebtedness; Etc.
     ------------------
The Company shall not (i) incur, assume, pre-pay, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any Indebtedness except in the ordinary and usual course of business consistent with past practice, (ii) issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or guarantee any obligations of others or (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary and usual course of business consistent with past practice (except as otherwise contemplated by Section 5.1(k)).

(h)  Compensation; Etc.
     ------------------
The Company shall not (i) enter into, adopt, amend (except as may be required by law and except for immaterial amendments) or terminate any Compensation and Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy between the Company and one or more of its directors, officers or employees or (ii) except in the ordinary course of business consistent with past practice, increase in any manner, the compensation or fringe benefits of any director, officer or employee or increase any benefit to any director, officer or employee not required by any plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or engage in any transaction with any shareholder, officer or director, provided that the foregoing shall not restrict the payment of any obligations owed to such persons otherwise accrued on the Company's financial statements, and provided further, that the foregoing shall not restrict the Company from paying $100,000 that it intends to pay to Jack Pagel for additional consulting services rendered to the Company prior to the date hereof.

(i)  Filings.
     --------
The Company shall promptly provide Parent copies of all filings made by the Company with any federal, state or foreign governmental entity in connection with this Agreement, and the Related Documents and the transactions contemplated hereby and thereby.

(j)  Accounting.
     -----------
The Company will not change any of its accounting principles, policies or procedures, except as may be required by GAAP.

(k)  Investments.
     ------------
The Company shall liquidate, and convert to cash or cash-equivalents, all investments in an orderly fashion on or before that date which is not less than five (5) trading days prior to the Effective Time.

(l)  Other.
     ------
Notwithstanding the fact that such action might otherwise be permitted pursuant to this SECTION 5.1, the Company shall not take any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in ARTICLE VII not being satisfied or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation.

	SECTION 5.2. COVENANTS OF PARENT.

(a)  Certain Actions.
     ----------------
During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and Merger Sub that Parent shall not take any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in ARTICLE VII not being satisfied or that would materially impair the ability of Parent or Merger Sub to consummate the Merger in accordance with the terms hereof or materially delay such consummation.

(b)  Parent Filings.
     ---------------
Parent shall promptly provide the Company (or its counsel) copies of all filings made by Parent with any federal, state or foreign Governmental Entity in connection with this Agreement and the Related Documents and the transactions contemplated hereby and thereby.

ARTICLE VI
ADDITIONAL AGREEMENTS

	SECTION 6.1. REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Related Documents including, without limitation, (i) the prompt preparation and filing with the SEC of the Proxy Statement, (ii) such actions as may be required to have the Proxy Statement cleared by the SEC as promptly as practicable, including by consulting with each other as to, and responding promptly to, any SEC comments with respect thereto and (iii) the mailing of the Proxy Statement to shareholders of the Company. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Related Documents and the transactions contemplated hereby and thereby.

	SECTION 6.2. ACCESS TO INFORMATION. Upon reasonable notice, the Company shall afford to the officers, employees, accountants, counsel and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records and all other information concerning the business, properties and personnel of the Company as Parent may reasonably request, and, during such period, each of the Company and Parent shall furnish promptly to the other a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal securities laws. Unless otherwise required by law, the parties will hold any such information which is non-public in confidence in accordance with the confidentiality agreement, dated September 15, 1998 between the Company and Parent (the "Confidentiality Agreement").

	SECTION 6.3. SHAREHOLDERS MEETING. The Company shall call a meeting of its shareholders to be held as promptly as practicable after the Proxy Statement is cleared by the SEC for the purpose of voting upon the approval and adoption of this Agreement. The
Company will, through its Board of Directors, recommend to its shareholders approval and adoption of this Agreement and shall use commercially reasonable efforts to hold such meeting as soon as practicable; PROVIDED that the Company may withdraw its recommendation (and such shareholder meeting need not be held) if the Board of Directors of the Company, after consultation with and based upon the advice of Fredrikson & Byron, P.A. or other independent legal counsel, determines in good faith that such withdrawal or modification is necessary for the Company's Board of Directors to comply with its fiduciary duties to shareholders under applicable law. The Principals shall vote all shares of Company Common Stock beneficially owned by them as of the record date for any such meeting in accordance with the terms of the letters attached hereto as Schedule 6.3.

	SECTION 6.4. LEGAL CONDITIONS TO THE MERGER; LEGAL COMPLIANCE. Each of the Company, Parent and Merger Sub will use commercially reasonable efforts to comply promptly with all legal requirements which may be imposed with respect to the Merger (which actions shall include, without limitation, furnishing all information in connection with approvals or filings with any Governmental Entity required to be obtained or made by Parent, Merger Sub or the Company) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them in connection with the Merger. Subject to the terms and conditions hereof, each of the Company and Parent will promptly use commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by such party in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. The Company shall use commercially reasonable efforts to take such actions as are necessary to assure compliance by the Company with all applicable legal requirements relating to licenses, employment and benefits matters and other governmental regulations.

	SECTION 6.5. NO SOLICITATION.

(a)  No Solicitation.
     ----------------
Until the earlier of the Effective Time or the termination of this Agreement pursuant to ARTICLE VIII, the Company and the Principals will not directly or indirectly, through any officer, director, agent, affiliate, shareholder or otherwise, initiate, solicit, encourage, negotiate or discuss with any third party (including by way of knowingly furnishing non-public information concerning the Company, the Business or its assets or properties in connection therewith), or take any other action to knowingly facilitate any inquiries with respect to or the making of, any proposal or offer that constitutes or may reasonably be expected to lead to an Alternative Transaction (as defined below). As used herein, an "Alternative Transaction" shall mean a merger, consolidation, business combination, sale of a significant amount of assets outside of the ordinary course of business, sale of shares of capital stock outside of the ordinary course of business, sale or other disposition of the Business, tender or exchange offer, or similar transaction involving the Company. The Company will promptly communicate to Parent the terms of any proposal or inquiry that it has received or may receive in respect of any such transaction or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with the Company and may inform any third party who contacts the Company on an unsolicited basis concerning an Alternative Transaction that the Company is obligated hereunder to disclose such to Parent.

(b)  Limited Exceptions.
     -------------------
Notwithstanding the foregoing, this SECTION shall not prohibit the Board of Directors of the Company from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Alternative Transaction, if, and only to the extent that, (A) the Board of Directors of the Company determines in good faith, after receipt of advice to such effect from Fredrikson & Byron, P.A. or other independent legal counsel, that such action is so required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law, (B) prior to furnishing information to, or entering into discussions and negotiations with, such person or entity, the Company promptly provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) the Company keeps Parent informed of the status and all material terms and events with respect to any such Alternative Transaction; and (ii) to the extent applicable, complying with Rules 14d-9 and 14e-2 promulgated under the 1934 Act, as amended, with regard to an Alternative Transaction. Nothing in this SECTION shall (x) permit the Company to terminate this Agreement (except as specifically provided in ARTICLE VIII hereof), (y) permit the Company to enter into any agreement with respect to an Alternative Transaction for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Transaction), or (z) affect any other obligation of the Company under this Agreement while this Agreement remains in effect.

	SECTION 6.6. FEES AND EXPENSES.

(a)  Incurring Party.
	    ----------------
Except as set forth in SECTION 6.6(b) or SECTION 6.6(c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(b)  Payment by Parent.
     ------------------
If Parent exercises its right not to consummate the transaction because of the occurrence of a Material Adverse Effect as defined in this Agreement as to the Company, Parent shall pay the Company's legal expenses incurred after December 10, 1998 relating to the negotiation and consummation of this Agreement and the transactions contemplated hereby in an amount up to $50,000; provided that any request by the Company for such payment shall be made in writing and accompanied by applicable invoices of legal counsel to the Company showing sufficient detail of work performed and expenses incurred in connection therewith.

(c)  Payment by the Company.
     -----------------------
So long as Parent shall not have materially breached its obligations under this Agreement, the Company will pay Parent, in immediately available funds, $400,000, if this Agreement is terminated by the Company pursuant to SECTION 8.1(d)(iii) or if the Company shall enter into any agreement, arrangement or understanding providing for an Alternative Transaction.

	SECTION 6.7. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied, (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (c) the occurrence of any Material Adverse Effect with respect to the Company or the Business; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this SECTION
6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

	SECTION 6.8. INDEBTEDNESS. The Company agrees that immediately prior to the Effective Time, there will not be outstanding any Indebtedness in respect of which the Company is obligated, other than the Indebtedness listed in SCHEDULE 6.8 up to the amounts set forth in such Schedule, or Indebtedness reflected on the Closing Date Balance Sheet.

	SECTION 6.9. INDEMNIFICATION.

(a)  Indemnification Obligations.
     ----------------------------
Subject to the provisions of SECTIONS 6.10 and 6.11, from and after the Effective Time, Parent and the Surviving Corporation, and their respective officers, directors, employees, agents, consultants, successors and assigns shall be indemnified and held harmless by the Principals, jointly and severally, for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments, damages, (including punitive damages awarded to third party claimants) fines, fees and penalties, including without limitation, fees and expenses of attorneys, experts and consultants (collectively, "Losses") actually suffered or incurred by them:

(i)  Breaches of Representations and Warranties.
     -------------------------------------------
Arising out of or resulting from the material breach of any representation or warranty made by the Company or the Principals in this Agreement or Related Documents (provided that each Principal severally, and not jointly, provides such indemnification hereunder with respect to such breaches made by a Principal in a Related Document); and

(ii) Other Breaches.
     ---------------
Arising out of or resulting from the breach of any covenant or agreement by the Company contained in this Agreement or Related
Documents.

(b)  Indemnification Procedures.
     ---------------------------
Promptly after the receipt by a party which is entitled to indemnification hereunder (the "Indemnified Party") of a notice of any claim, action, suit or proceeding of any third party which is subject to indemnification hereunder, such Indemnified Party shall give written notice of such claim to the party obligated to provide indemnification hereunder (the "Indemnifying Party"), stating the nature and basis of such claim and the amount thereof, to the extent known. Subject to SECTIONS 6.10 and 6.11, failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability which he may have on account of this indemnification or otherwise, except to the extent that the Indemnifying Party is materially prejudiced. The Indemnifying Party shall be entitled to participate in the defense of and if it so chooses, to assume a defense of or otherwise contest, such claim, action, suit or proceeding with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Upon the election by the Indemnifying Party to assume the defense of, or otherwise contest, such claim, action, suit or proceeding, the Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, although the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense. Notwithstanding the foregoing, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party, to the extent that (i) the Indemnifying Party has not employed counsel reasonably acceptable to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, (ii) employment of counsel has been authorized in writing by the Indemnifying Party or (iii) representation of the Indemnifying Party and the Indemnified Party by the same counsel would, in the reasonable opinion of such counsel, constitute a conflict of interest or otherwise violate rules of professional responsibility (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party). The parties shall cooperate in any such defense, give each other reasonable access to all information relevant thereto and use commercially reasonable efforts to make employees and other representatives available on a mutually convenient basis to provide additional information or explanation of any material provided in connection therewith. Whether or not the Indemnifying Party shall have assumed the defense, the Indemnifying Party shall not be obligated to indemnify the other party hereunder for any settlement entered into without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party may not enter into any settlement without the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld or delayed . To the extent that the Indemnifying Party's undertaking set forth in this SECTION 6.9 may be unenforceable for any reason, such Indemnifying Party shall contribute the maximum amount that he is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Indemnified Party (subject to SECTIONS 6.10 and 6.11).

	SECTION 6.10. LIMITATION ON INDEMNIFICATION. The Principals shall not have any liability for indemnification with respect to Losses incurred by the Indemnified Parties unless and until the aggregate amount of Losses exceeds $25,000 at which point the Indemnified Parties shall be entitled to indemnification for all Losses incurred; provided that recovery by the Indemnified Parties from the Principals with respect to any and all such Losses shall be limited in all events to an aggregate amount of $300,000 in total from any and all Principals.

	SECTION 6.11. CLAIM FOR INDEMNIFICATION. No claim for Indemnification will be valid unless made on or prior to one year after the Effective Time, after which date the Principals' obligations to indemnify shall terminate with respect to any claim except those which were specifically identified in a written notice given to the Principals specifying in reasonable detail the claim and basis for Indemnification prior to one year after the Effective Time.

	SECTION 6.12. CERTAIN PURCHASES BY THE PRINCIPALS OR AFFILIATES. On or before the Effective Time, it is acknowledged and agreed that the Principals, or their affiliates, at their and the Company's discretion, may purchase one or more receivables (or, with Parent's consent other assets) of the Company for cash in an amount equal to the face value of such receivables (or the fair market value of such other assets as mutually determined by Parent, such parties and the Company). The Company shall provide Parent with prior or simultaneous notice of the sale of any receivables under this Section. It is acknowledged and agreed that, all else being equal, any such receivables (or other assets) purchased for cash by such parties would decrease the Adjusted Net Book Value that would otherwise be determined under this Agreement (including, if applicable, to reduce the Adjusted Net Book Value to $1,840,000), and would increase the cash that would constitute part of the Portfolio Position of the Company. If the Principals or such affiliates purchase receivables, the Surviving Corporation shall provide commercially reasonable assistance in the collection thereof at no cost to such parties, but such receivables shall be assigned on a non-recourse basis and the Surviving Corporation shall have no responsibility for any amounts not collected.


ARTICLE VII
 CONDITIONS

	SECTION 7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the parties to effect the Merger are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)  Shareholder Approval.
     ---------------------
The Merger shall have been approved by the shareholders of the Company in accordance with the MBCA at the meeting held pursuant to SECTION 6.3 (the "Meeting"). In addition to any approval otherwise required by the MBCA, the Merger shall have been approved (the "Non-Principal Shareholder Approval") by the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Meeting with authority to vote on the matter and which are beneficially owned by shareholders other than the Principals. For purposes of the Non-Principal Shareholder Approval, shares beneficially owned other than by the Principals and covered by a proxy granted to one or more the Principals shall be deemed voted by the beneficial owner as directed on the form of proxy or, if no direction is given, shall be deemed to have affirmatively voted in favor of the Merger (and such shares, solely by reason of such proxy, shall not be deemed shares beneficially owned by the Principals for purposes of the Non-Principal Shareholder Approval).

(b)  Governmental Approvals.
     -----------------------
Other than the filing of the Articles of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to obtain would have a Material Adverse Effect or on the ability of the parties hereto to consummate the transactions contemplated hereby, shall have been filed, occurred or been obtained.

(c)  Actions.
     --------
No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect (each party agreeing to use commercially reasonable efforts to have any such order reversed or injunction lifted).

	SECTION 7.2. CONDITIONS OF OBLIGATIONS OF PARENT. The obligations of Parent to effect the Merger are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived by Parent in writing:

(a)  Representations and Warranties.
     -------------------------------
The representations and warranties of the Company shall be true and correct in all material respects as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

(b)  Obligations.
     ------------
The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

(c)  Opinion.
     --------
Parent shall have received the opinion of Fredrikson & Byron, P.A. concerning such legal matters relating to the Merger as are customarily obtained in transactions of a type similar to the Merger.

(d)  Non-Competition and Severance Agreements.
     ---------------------------------------------
Duane Markus shall have executed and delivered to the Surviving Corporation a non-competition and severance agreement providing for the payment of $400,000 to Duane Markus (of which $375,000 shall be a severance payment and $25,000 shall be a payment in consideration for his non-competition covenants), and each of Jack Pagel and Tom Gould shall have executed and delivered to the Surviving Corporation severance agreements providing for the payment of $50,000 to each of them, all such agreements in form and substance acceptable to Parent, in its sole discretion.

(e)  No Material Adverse Effect.
     ---------------------------
No Material Adverse Effect shall have occurred or be threatened, or be pending subject to the giving of notice or the passage of time or both.

(f)  Schedules.
     ----------
Parent shall have received all of the Schedules to be attached to this Agreement not less than five (5) business days prior to the Closing Date and shall not have identified (and given written notice thereof to the Company) within five (5) business days after receipt of such Schedules any matter or matters which, alone or in the aggregate, it determines in good faith and in its reasonable business judgment to adversely affect its valuation of and plans for the future development of the Surviving Corporation and the Business.

(g)  Other.
     ------
All corporate and other proceedings and actions required to be taken by the Company and its shareholders in connection with the transactions contemplated hereby, and all certificates, opinions, agreements, instruments and documents, mentioned herein or incident to any such transactions shall have been delivered and shall be reasonably satisfactory in form and substance to Parent and its counsel.

	SECTION 7.3. CONDITIONS OF OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, on or prior to the Closing Date, unless waived by the Company:

(a)  Representations and Warranties.
     -------------------------------
The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

(b)  Obligations.
     ------------
Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

(c)  Opinion.
     --------
The Company shall have received the opinion of Lindquist & Vennum P.L.L.P. (which may incorporate an opinion of Israeli counsel) concerning such legal matters relating to the Merger as are customarily obtained in transactions of a type similar to the Merger.

(d)  Fairness Opinion.
     -----------------
The Company shall have received an opinion from a financial advisor selected by the Company that the consideration to be received by the Company's shareholders in conjunction with the Merger is fair to the Company's shareholders from a financial point of view.

(e)  Non-Competition and Severance Agreements.
     -----------------------------------------
Duane Markus shall have executed and delivered to the Surviving Corporation a non-competition and severance agreement providing for the payment of $400,000 to Duane Markus (of which $375,000 shall be a severance payment and $25,000 shall be a payment in consideration for his non-competition covenants), and each of Jack Pagel and Tom Gould shall have executed and delivered to the Surviving Corporation severance agreements providing for the payment of $50,000 to each of them.

ARTICLE VIII
   TERMINATION AND AMENDMENT

	SECTION 8.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger and this Agreement by the shareholders of the Company:

(a)  Mutual Consent.
     ---------------
By mutual written consent of Parent and the Company.

(b)  Certain Date.
     -------------
By either Parent or the Company if the Merger shall not have been consummated on or before the Termination Date (unless the failure to so consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement). "Termination Date" means March 31, 1999, provided, however, that if the SEC shall not have cleared the Proxy Statement as contemplated by SECTION 6.3 by February 28, 1999, the Termination Date shall be extended to May 15, 1999.

(c)  Parent.
     -------
By Parent if:

(i) there has been a material breach on the part of the Company in the representations, warranties or covenants of the Company set forth herein, or any material failure on the part of the Company to comply with its obligations hereunder, or

(ii) the Company's shareholders do not approve of the Merger and this Agreement at the meeting required under SECTION 6.3 hereof, or

(iii) more than fifteen percent (15%) of the shareholders of the Company exercise dissenter's rights under the MBCA, or

(iv) the Board of Directors of the Company withdraws, amends, or modifies in a manner adverse to Parent its favorable recommendation of the Merger, or

(v) the Company or the Principals fail to deliver such documents as required by ARTICLE II of this Agreement, or

(vi) any of the conditions to Closing by Parent or Merger Sub set forth in SECTION 7.2, or any of the conditions set forth in
SECTION 7.1, have not been satisfied, or

(vii) within five (5) business days following receipt of all of the Schedules as contemplated by SECTION 3.27 and SECTION 7.2(f), if Parent has identified (and given written notice thereof to the Company) any matter or matters which, alone or in the aggregate, it determines in good faith and in its reasonable business judgment to adversely affect its valuation of and plans for the future development of the Surviving Corporation and the Business.

	(d)  The Company.
     	------------
By the Company if:

(i) 	there has been a material breach on the part of  Parent in
the representations, warranties or covenants of Parent set forth herein, or any material failure on the part of Parent to comply with its obligations hereunder, or

(ii) the Company's shareholders do not approve of the Merger and this Agreement in accordance with the provisions of SECTION 7.1(a) at the meeting required under SECTION 6.3 hereof, or

(iii) the Company's Board of Directors withdraws its recommendation to approve and adopt this Agreement in accordance with SECTION
6.3, or

(iv) Parent or Merger Sub fails to deliver such documents or payments as required by ARTICLE II of this Agreement, or

(v)  any of the conditions to Closing by the Company set forth in
SECTION 7.3, or any of the conditions set forth in SECTION 7.1, have not been satisfied.

	SECTION 8.2. EFFECT OF TERMINATION. In the event of a termination of this Agreement by either the Company or Parent as provided in SECTION 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company, the Principals or their affiliates or respective officers or directors, other than the Company or Parent as provided in SECTION 6.6 and the Confidentiality Agreement.

	SECTION 8.3. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

	SECTION 8.4. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE IX
    MISCELLANEOUS

	SECTION 9.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties in this Agreement or in any Related Documents shall survive the Closing for a period of one (1) year. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Merger, each party shall be entitled to rely upon the representations and warranties set forth herein and therein, and none of such representations and warranties shall be deemed waived or modified in any respect by reason of any such investigation.

	SECTION 9.2. CERTAIN DEFINITIONS.

	"Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state, local or municipal agency, department, bureau, office or other authority, or any third party, delivered to, or applicable to, the Company respecting (a) any of the properties currently or formerly owned or operated by the Company or any of their respective predecessors, or (b) any facility that received solid or hazardous wastes from the Company or any of its predecessors, or involving any violation of any Environmental Laws.

	"Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7501 et seq., the Safe Drinking Water Act, 43 U.S.C. 300f-300j-26, the Occupational Safety and Health Act, 29 U.S.C. 655, and any other laws imposing liability or establishing standards of conduct for environmental protection.

	"Governmental Entity" means any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission.

	"Hazardous Discharge" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous
Substances into the soil, surface waters or ground waters at any of the properties or facilities currently or formerly owned or operated by the Company or any of its predecessors or at any facility that received solid or hazardous wastes generated by the Company or any of its predecessors.

	"Hazardous Substances" means (a) any pollutant, contaminant, toxic substance, hazardous waste or hazardous substance, as defined in or regulated by any Environmental Laws, or any other compound, element or chemical determined to be hazardous or toxic by a Governmental Entity under any Environmental Laws and (b) asbestos or asbestos-containing materials.

	"Indebtedness" means (i) all obligations for borrowed money (including without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or similar instruments, all obligations on which interest charges are customarily paid, all obligations under conditional sale or other title retention agreements and all obligations issued or assumed as full or partial payment for property whether or not any such notes, drafts or obligations are obligations for borrowed money), (ii) all obligations secured by any Lien existing on property owned or acquired subject thereto, whether or not the obligations secured thereby shall have been assumed, (iii) all obligations of the type referred to in clauses (i) and (ii) above guaranteed (other than by endorsement of the above instruments for collection in the ordinary course of business), directly or indirectly, in any manner, or in effect guaranteed, directly or indirectly, through an agreement, contingent or otherwise (a) to purchase securities, indebtedness or other obligations of the type referred to in clauses (i) and (ii) above, (b) to purchase, sell or lease (as lessee or lessor) property or to purchase or sell services primarily for the purpose of enabling the debtor to make payment of indebtedness or other obligations of the type referred to in clauses (i) and (ii) above or to assure the owner of such indebtedness or other obligations against loss, (c) to supply funds to or to in any manner invest in the debtor or (d) to repay amounts drawn down by beneficiaries of letters of credit, (iv) all obligations of the type referred to in clauses (i) through (iii) above for the payment or purchase of which the Company has agreed contingently or otherwise to advance or supply funds and (v) all capitalized lease obligations.

	"Lien" means any security interest, mortgage, lien, pledge, charge, claim, restriction or other encumbrance of any nature whatsoever.

	"Material Adverse Effect" means any circumstance, change in or effect on the Business or the Company that, individually or in the aggregate with any other circumstances, changes in, or effects on the Business or the Company is or is reasonably likely to be
(a) materially adverse to the Business or the Company or to the Company's assets, liabilities, operations, results of operations or business relationships, (b) materially adverse to the ability of Parent or Merger Sub to operate or conduct the Business in the manner in which it is currently conducted or operated or (c) materially adverse to the ability of the parties to this Agreement to consummate the transactions contemplated by this Agreement or the Related Documents; provided, however, that no circumstance, change or effect on the Portfolio Position shall be deemed to be a Material Adverse Effect.

	"Related Documents" means, with respect to the Company, any certificate, instrument, agreement or other document executed and delivered by the Company, and with respect to the Principals, any certificate, instrument, agreement or other document executed and delivered by any Principal, pursuant to or in connection with the transactions contemplated by this Agreement.

	SECTION 9.3.  BROKERS' AND FINDERS' FEES.

(a)  The Company and the Principals.
     -------------------------------
The Company and the Principals represent and warrant to Parent and Merger Sub that all negotiations relative to this Agreement have been carried on without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and the Principals agree to indemnify and hold Parent and Merger Sub harmless from and against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by them as a result of the Company's or the Principals' dealings, arrangements or agreements with any such person.

(b)  Parent and Merger Sub.
     ----------------------
Parent and Merger Sub represent and warrant to the Company and the Principals that all negotiations relative to this Agreement have been carried on without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Parent agrees to indemnify and hold the Company and the Principals harmless from and against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Parent's dealings, arrangements or agreements with any such person.

	SECTION 9.4. SALES, TRANSFER AND DOCUMENTARY TAXES, ETC. The Surviving Corporation shall pay all federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the Merger, whether imposed by law on the Company, Parent or Merger Sub.

	SECTION 9.5. PUBLICITY. Except as otherwise required by law or the rules and regulations of the NASD or NASDAQ, for so long as this Agreement is in effect, neither the Company, Parent nor Merger Sub shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement or the Related
Documents without the consent of the other parties, which consent shall not be unreasonably withheld or delayed.

	SECTION 9.6. CONTENTS OF AGREEMENT; PARTIES IN INTEREST; ETC. This Agreement, the Related Documents and the Confidentiality Agreement set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Any and all previous agreements, understandings, representations or warranties between or among the parties regarding the subject matter hereof or thereof, whether written or oral, are superseded by this Agreement.

	SECTION 9.7. ASSIGNMENT AND BINDING EFFECT. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties, except that the rights, but not the obligations, of Parent and Merger Sub hereunder may be assigned to any wholly-owned subsidiary of Parent. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Company, the Principals, Parent and Merger Sub.

	SECTION 9.8. NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by registered or certified mail, postage prepaid, by a national overnight courier service as follows:

	If to Parent, Merger Sub or the Surviving Corporation, to:

	ACS Electronics, Ltd.
	Attn: Ze'ev Kirshenboim
	Industrial Park P.O.B. 5668
	Migdal Ha'Emek 10500, Israel

	With copies to:

	Bruno Lerer, Esq.
	655 Third Avenue
	20th Floor
	New York, NY  10017-5617

	Jeffrey N. Saunders, Esq.
	Lindquist & Vennum P.L.L.P.
	4200 IDS Center
	80 South Eighth Street
	Minneapolis, Minnesota 55402

	If to the Company to:

	Technology 80, Inc.
	658 Mendelssohn Avenue North
	Minneapolis, MN  55427
	Attn: President

	If to Duane Markus, to:

	Duane Markus
	405 Bushaway Road
	Wayzata, MN  55391

	If to Jack Pagel, to:

	Jack Pagel
 2940 Gale Road
	Wayzata, MN  55391

	If to Tom Gould, to:

	Tom Gould
 4120 Queen Avenue
 Minneapolis, MN  55410

	With copies to:

	Simon Root, Esq.
	Fredrikson & Byron, P.A.
	1100 International Centre
	900 Second Avenue South
	Minneapolis, MN 55402

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered or mailed.

	SECTION 9.9. GOVERNING LAW; JURISDICTION.

(a)  Governing Law.
     --------------
This Agreement shall be governed by and interpreted and enforced in accordance with the internal laws of the State of Minnesota, without giving effect the conflict of laws provisions of any jurisdiction.

(b)  Consent to Jurisdiction; Service of Process.
     --------------------------------------------
Each party hereto hereby: (i) irrevocably submits to the jurisdiction of any federal or state court located within the State of Minnesota, U.S.A. over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby; (ii) irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts;
(iii) irrevocably waives, to the fullest extent permitted by applicable law, (A) any objection that it may now or hereafter have to establishing venue of any such dispute brought in such court or (B) any defense of inconvenient forum for the maintenance of such dispute; (iv) agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; and (v) consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in this Section by the mailing of a copy thereof in accordance with the provisions hereof.

	SECTION 9.10. NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement and the Related Documents are for the sole benefit of the parties hereto and their respective permitted successors and assigns, and they shall not be construed as conferring any rights on any other persons.

	SECTION 9.11. SCHEDULES. All Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

	SECTION 9.12. SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

	SECTION 9.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

	SECTION 9.14. KNOWLEDGE. For purposes of this Agreement and any Related Document, any reference to "knowledge" or other similar term with respect to a party hereto, when modifying any representation, warranty, covenant or agreement made by a party hereto, shall mean that none of such parties, when individuals, and none of the officers, directors or senior management of any entity has any actual and present knowledge that such representation, warranty, covenant or agreement is not true and correct to the same extent as provided herein or any applicable Related Document, after such person has made appropriate review of all applicable files reasonably available to such person.


	IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

							TECHNOLOGY 80 INC.



							By: /s/ Duane Markus
          -----------------------
								  Duane Markus, President

							ACS ELECTRONICS, LTD.



							By: /s/ Ze'ev Kirshenboim
           _____________________
							Its: CEO

							TECH 80 ACQUISITION CORP.


							By: /s/ Ze'ev Kirshenboim
           _____________________
							Its: CEO

							DUANE MARKUS


       /s/ Duane Markus
							______________________________


							JACK PAGEL


       /s/ Jack Pagel
							______________________________

							TOM GOULD

       /s/ Tom Gould
							______________________________



Schedules



Schedule 3.1		Jurisdiction List

Schedule 3.3		Capitalization

Schedule 3.6		Non-Violation

Schedule 3.10		Material Changes

Schedule 3.11		Properties and Assets

Schedule 3.12		List of Contracts

Schedule 3.13		Intellectual Property

Schedule 3.14		Taxes

Schedule 3.15		Litigation

Schedule 3.16		Compliance with Laws; Governmental
               Authorizations

Schedule 3.17		Environmental Matters

Schedule 3.18		Employee Benefits

Schedule 3.19		Employees

Schedule 3.20		Insurance

Schedule 3.21		Accounts, Lockboxes, Safe Deposit Boxes and
               Powers of Attorney

Schedule 3.22		Transactions with Affiliates

Schedule 5.1		Conduct of the Business

Schedule 6.3		Affiliate Letters

Schedule 6.8		Indebtedness



Appendix B

                           [LOGO] SCHMIDT FINANCIAL, INC.



February 11, 1999


Board of Directors
Technology 80 Inc.
658 Mendelssohn Avenue North
Minneapolis, MN 55427

Re:  Fairness Opinion Regarding the Proposed Merger
     Involving Technology 80 Inc. and ACS Electronics Ltd.

Dear Directors:

Schmidt Financial, Inc. ("Schmidt Financial") has been retained by the Board of Directors of Technology 80 Inc. ("Technology 80") to issue a fairness opinion in connection with the Agreement and Plan of Merger and Reorganization dated as of January 27, 1999 ("Merger Agreement") among Technology 80, Duane Markus, Jack Pagel, Tom Gould, Tech 80 Acquisition Corp. ("TAC") and ACS Electronics, Ltd. ("ACS"). The fairness opinion is issued from a financial point of view from the perspective of the public holders of Technology 80 common stock, ("Public Shareholders").

Under the terms of the Merger Agreement, (i) TAC will be merged with and into Technology 80 which will be the surviving corporation in the merger (the "Merger"); (ii) each issued and outstanding share of Common Stock, $.01 par value, of Technology 80 (other than shares held by any holder who properly exercises dissenters' rights under Minnesota law) will be converted into the right to receive in cash an amount determined pursuant to a formula set forth in the Merger Agreement; and (iii) each issued and outstanding share of Common Stock, $.01 par value, of TAC will be converted into and exchanged for one newly issued share of Common Stock of Technology 80.

As part of the engagement, a representative of Schmidt Financial visited with Technology 80 management in Minneapolis, Minnesota and with one of ACS's representatives by phone. Schmidt Financial was not asked to, and did not assist in the merger negotiations. Factors considered in rendering this opinion include:

     1.  Terms of the Merger Agreement;

     2. Review of Technology 80's audited financial statements for the 5 years ending August 31, 1998 and unaudited financial statements for the quarter ended November 30, 1998.

     3. Review of certain financial and securities data of certain other publicly traded companies that Schmidt Financial considered to be generally comparable to Technology 80.

     4. Comparison of prices and premiums paid in certain other acquisitions and transactions that Schmidt
Financial considered to be relevant.

     5. An analysis of the share price and volume of shares traded of Technology 80 common stock for the past three years.

     6. Discussions with Technology 80 senior management regarding past, current and prospective business operations, financial and competitive conditions, and overall outlook for the company.

In forming this opinion, Schmidt Financial has relied upon and assumed the accuracy of the financial and other information publicly available or provided by the Company or its representatives. We have not audited or independently verified the accuracy of the information used in our analysis. We have not made or obtained any appraisals of any of the assets of Technology 80. Our opinion is necessarily dependent on the financial, economic, market and other conditions as they exist and can be evaluated as of the date this opinion is made.

Our opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote on the proposed merger. Schmidt Financial has not expressed an opinion as to the price at which any security of Technology
80 might trade in the future.

This opinion may be included in its entirety in the Technology 80 Proxy Statement to be submitted to Technology
80 shareholders in connection with the shareholder meeting to vote on the Merger.

Based upon our analysis of the proposed transaction, it is our opinion that the consideration to be received by the holders of Technology 80 Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Sincerely yours,


/s/ Schmidt Financial, Inc.
Schmidt Financial, Inc.

Appendix C

                    MINNESOTA BUSINESS CORPORATION ACT


302A.471.  Rights of dissenting shareholders

     Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

          (1)  alters or abolishes a preferential right of the shares;

          (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

          (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

          (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

     (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

     (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

     (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to vote on the plan; or

     (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

     Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

     (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

     Subd. 3. Rights not to apply. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

	(b)	If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

     Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.


302A.473.  Procedures for asserting dissenters' rights

     Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

     (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

     (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

     Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

     Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

     Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

     (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

     (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

	(3)	A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

	(4) 	A copy of section 302A.471 and this section and a brief
description of the procedures to be followed under these sections.

	(b)	 In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

     Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

     (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

     (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

     (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

     (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

     Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

	Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

     Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

     (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

     (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.


PRELIMINARY COPY
----------------

                         TECHNOLOGY 80 INC.

            Proxy for Special Meeting of Shareholders
                      _______________, 1999


The undersigned hereby appoints Duane A. Marcus and Thomas L. Gould, and each of them, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of stock of Technology 80 Inc. (the "Company") registered in the name of the undersigned at the Special Meeting of Shareholders of the Company to be held at 10:00 a.m., local time, at the offices of Technology 80 Inc., 658 Mendelssohn Avenue North, Minneapolis, Minnesota, on ____________, 1999, and at any adjournment thereof.

                THE BOARD OF DIRECTORS RECOMMENDS
                  A VOTE FOR PROPOSAL #1 BELOW.

1. Approve the Agreement and Plan of Merger pursuant to which Tech 80 Acquisition Corp. will be merged with and into the Company.

    [  ]  FOR      [  ]  AGAINST      [  ]  ABSTAIN

2.  Other Matters.  In their discretion, the Proxies are...

    [  ]  AUTHORIZED          [  ]  NOT AUTHORIZED

    to vote upon such other business as may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR,
IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1, AND WILL
BE DEEMED TO GRANT AUTHORITY UNDER PROPOSAL 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



Date:  _________________, 1999       ____________________________


                                     ____________________________
                                     PLEASE DATE AND SIGN ABOVE
                                     exactly as name(s) are shown
                                     on the label at left.
                                     Indicate, where appropriate,
                                     official position or
                                     representative capacity.
                                     For stock held in joint
                                     tenancy, each joint owner
                                     must sign.